UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No. )

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2021 Proxy Statement

Notice of Annual Meeting of Stockholders May 27, 2021 Denver, Colorado

Dear Fellow SM Energy Stockholder,
On behalf of the Board of Directors, I want to offer our best wishes in this challenging time. During 2020, the COVID-19 pandemic sent shockwaves through global economies, cratered demand for the energy supplies we produce, and resulted in devastating hardship and the loss of human life. It has undoubtedly affected our stakeholders in countless ways, and I want to specifically extend our condolences to the members of our SM Energy family that have experienced grave illness or the loss of loved ones.
We wish you well during the remainder of 2021 and beyond. We take solace in the fortitude exhibited by the citizens of our country, the members of our industry, and our employees, all of whom have persevered in spite of incredible challenges. Indeed, during the past year, we continued to responsibly produce the energy supplies needed to improve people’s lives and contribute to domestic energy security and prosperity, while prioritizing and excelling in safety performance and environmental stewardship. We enter 2021 well positioned to accelerate the delivery of sustainable stockholder value.
Measures We Have Taken to Protect Employees, Contractors, and Our Communities
Our Company’s culture prioritizes safety, health and environmental stewardship. We take this very seriously, and these principles impact every decision that we make. In support of these values, substantially all of our office-based employees worked remotely during 2020, and will continue to do so well into 2021. For those individuals who are unable to perform their jobs remotely, we continually assess procedures to protect and advise such employees regarding best health and safety practices. We have acted, and will continue to act, with the health and safety of our employees, contractors and communities at the forefront of our decision-making.
Executive Compensation Decisions Made in Response to the Pandemic
Beginning in early 2020, as the scope and significance of the pandemic became apparent, our Board responded swiftly. The circumstances surrounding the pandemic were novel and unexpected, but our efforts to align executive compensation with the experience of our stockholders were not. As described in greater detail throughout the following Proxy Statement, our Board and Compensation Committee modified the design of our executive compensation programs, and exercised negative discretion in their decisions, to ensure that our executives’ incentives and pay outcomes were reflective of the economic environment and remained aligned with our stockholders’ experience.
Among the many actions taken, our Compensation Committee reduced the base salaries of all executives following the onset of the pandemic, paid annual cash bonuses below target despite out-performance with respect to our metrics (which were not modified during the year), and reduced long-term incentive plan awards to 50 percent of target value and delayed grants until late in 2020 to mitigate dilution.
Successful Execution of Our Business Strategy Through the Pandemic and Market Downturn
Despite the impacts of the pandemic on our business, we executed our business plan in 2020 and accomplished – and in many cases exceeded – our pre-pandemic 2020 strategic objectives to generate positive cash flow and fund absolute debt reduction. Among our accomplishments, we reduced the principal balance of our total long-term indebtedness by $492 million.
I would like to thank our employees for their hard work and congratulate them for their success in executing our business strategy despite an incredibly challenging economic environment made even more difficult by remote and other modified working conditions.
Our Commitment to ESG Initiatives and Sustainable Business Practices
We remain committed to the pursuit of superior ESG programs and performance. In 2020, our Board demonstrated this commitment by significantly expanding the ESG-related duties of our existing nominating and governance committee, and re-naming it the Environmental, Social and Governance Committee. Additionally, we disclosed our 2019 Sustainable Accounting Standards Board metrics, participated in the 2020 CDP Climate Change Questionnaire, and achieved top quartile performance in key ESG metrics.
I encourage our stakeholders to review our Corporate Responsibility Report, which describes our culture, and our philosophy and approach to operating our business in a manner responsive to all stakeholders, while creating value and responsibly operating our assets to protect the environment, health and safety of our employees, contractors, and neighbors.
On behalf of the Board of Directors, I would like to recognize and extend our deepest gratitude to Mr. Larry Bickle, Mr. Loren Leiker, and Mr. Javan Ottoson, who are not standing for re-election to the Board of Directors, for their countless contributions to the success of our company. We wish each of them the best in their future endeavors, and thank them for their indelible impact on our strong culture, successful strategic transformation, navigation through the pandemic, and overall positioning of our Company for a bright future.
In closing, on behalf of the Board of Directors, I thank each of our stockholders for the trust that you have placed in us. We value your input, and your vote is important to us. We ask for your continued support as we work to position the Company to deliver long-term value to each of you.

Sincerely, William D. Sullivan Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To All Stockholders:
The 2021 Annual Meeting of Stockholders of SM Energy Company (the “Annual Meeting”) is to be conducted by live audio webcast on Thursday, May 27, 2021, at 3:30 p.m. Mountain Time. In order to attend the virtual Annual Meeting, stockholders must register at: http://www.viewproxy.com/sm-energy/2021/htype.asp.

The meeting is being convened to:
1.elect seven individuals to our Board of Directors to serve until the next annual meeting of our stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal;
2.hold an advisory vote to approve the compensation of our named executive officers;
3.ratify the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2021;
4.consider and approve the Company’s 2021 Employee Stock Purchase Plan; and
5.transact such other business that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.
Our Board of Directors (the “Board”) is using this Proxy Statement to solicit proxies on our behalf for use at the Annual Meeting, and has fixed the close of business on April 1, 2021 as the record date (the “Record Date”) for determining stockholders entitled to receive notice of, to participate in, and to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. We are furnishing our proxy materials, including this Proxy Statement, a proxy card or voting instruction card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, to the majority of our stockholders via the Internet. Accordingly, on or about April 16, 2021, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed by intermediaries to our stockholders as of the Record Date, containing instructions on how to access the proxy materials via the Internet or request proxy materials in printed form, and how to vote your shares.
You will be able to participate in the Annual Meeting from any location worldwide via live audio webcast, and electronically vote your shares and submit questions online. Given the public health and safety concerns presented by COVID-19, we have adopted this online format to allow us to continue to proceed with the Annual Meeting while mitigating the health and safety risks to participants, expand access to the Annual Meeting, improve communications, and lower the cost to our stockholders, the Company and the environment. To participate in the virtual Annual Meeting, you must first register at http://www.viewproxy.com/sm-energy/2021/htype.asp by 11:59 p.m. (EDT) on May 24, 2021. You will need to enter your name, phone number, and email address, and you will then receive a meeting invitation by email containing your unique access link and password for joining the meeting. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the meeting starts.
Participation in the Annual Meeting will be restricted to stockholders as of the Record Date who have registered by or before May 24, 2021, and our guests.
Your vote is important. Regardless of whether you plan to participate in the Annual Meeting, we encourage you to vote by using the internet instructions provided in the Notice or the proxy card. If the Proxy Statement and a proxy card are mailed to you, please complete, sign, date, and return the proxy card in the enclosed envelope as soon as possible. Thank you for your support for the recommendations of our Board of Directors.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2021. The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2021 Annual Meeting of Stockholders, and the Form 10-K for the fiscal year ended December 31, 2020, are available at http://www.viewproxy.com/sm-energy/2021

By Order of the Board of Directors,
Andrew T. Fiske
Deputy General Counsel and Corporate Secretary
Denver, Colorado
April 16, 2021

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TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	1	DIRECTOR COMPENSATION	56
		General	56
CORPORATE GOVERNANCE	6	2020 Director Compensation	57
Overview	6
Board and Committee Independence	6	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Board Leadership Structure	6	AND MANAGEMENT	58
Corporate Responsibility, Stockholder Engagement and our		Common Stock	58
Commitment to Sustainability	7	Restricted Stock Units and Performance Share Units	59
Board and Committee Meetings	7
Committee Functions	9	REPORT OF THE AUDIT COMMITTEE	60
Risk Oversight	10	Audit Committee Pre-Approval Policy and Procedures	60
Director Nominations and Qualifications	11	2020 Annual Report	61
Communications with our Board	13
		INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	61
PROPOSAL 1—ELECTION OF DIRECTORS	14
Director Nominee Core Competencies and Composition Highlights	14	PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF
Director Nominees	16	ERNST & YOUNG LLP AS OUR INDEPENDENT
		REGISTERED PUBLIC ACCOUNTING FIRM	61
INFORMATION ABOUT OUR EXECUTIVE OFFICERS	20
		PROPOSAL 4—APPROVAL OF THE COMPANY'S 2021
COMPENSATION DISCUSSION AND ANALYSIS	22	EMPLOYEE STOCK PURCHASE PLAN	63
Section 1—Responding to the Pandemic and the Feedback of our
Stockholders	22	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	66
Section 2—Our Compensation Philosophy and Objectives	23	Policies and Procedures on Transactions with Related Persons	66
Section 3—2020 Business Results and Select Executive		Transactions with Related Persons	66
Compensation Decisions	25	Compensation Committee Interlocks and Insider Participation	67
Section 4—Competitive Positioning—Selection and Purpose of
Our Comparative Peer Group	28	VOTING, ATTENDANCE, AND OTHER MATTERS	67
Section 5—Primary Elements of Compensation and Select		Who Can Vote	67
Executive Compensation Decisions	29	Quorum	67
Section 6—Compensation Determination Process	40	How to Vote	67
Section 7—Other Compensation Matters	42	Differences Between Stockholders of Record and Street Name
Compensation Committee Report	45	Holders	68
		Participating in the Virtual Annual Meeting	68
EXECUTIVE COMPENSATION TABLES	46	Annual Meeting Webcast	68
CEO Pay Ratio	47	Submitting Questions at the Annual Meeting	68
Grants of Plan-Based Awards	48	If the Virtual Annual Meeting Experiences Technical Difficulties	68
Outstanding Equity Awards	49	Voting Requirements; Vote Treatment	69
Stock Vested	50	Stockholders Sharing the Same Address	70
Pension Benefits	50	Revoking a Proxy	70
Non-Qualified Deferred Compensation	51	Payment of Proxy Solicitation Costs	70
Potential Payments Upon Termination or Change of Control	51	Stockholder Proposals for the 2022 Annual Meeting
Equity Compensation Plans	53	of Stockholders	71
		Other Available Information	72
PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE
COMPENSATION	54

PROXY STATEMENT SUMMARY
This Proxy Statement Summary highlights important information presented throughout this 2021 Proxy Statement (this “Proxy Statement”) and is intended to assist you in evaluating the matters to be voted on at the Annual Meeting. This summary does not contain all of the information you should consider, and we encourage you to read this Proxy Statement in its entirety, as well as our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”), prior to voting. For more information regarding the 2020 financial and operational performance of SM Energy Company, please review our 2020 Annual Report.
Annual Meeting Information

DATE & TIME	PLACE	RECORD DATE	VOTING
Thursday, May 27, 2021 3:30 p.m. Mountain Time	Via the Internet Stockholders must register at http://www.viewproxy.com/sm-energy/2021/htype.asp by 11:59 p.m. (EDT) on May 24, 2021	April 1, 2021	Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting
Proposals and Voting Recommendations

		Voting Recommendation	Page
Proposal 1:	Election of the seven directors named in this Proxy Statement, each to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal.	FOR each nominee	14
Proposal 2:	Advisory vote to approve the executive compensation of our named executive officers.	FOR	54
Proposal 3:	Ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2021.	FOR	61
Proposal 4:	Approval of the Company’s 2021 Employee Stock Purchase Plan.	FOR	63
How to Vote Your Shares

ONLINE	CALL	MAIL

Vote online prior to or during the Annual Meeting per the instructions on your proxy card or voting instruction card.	Vote by phone by calling the applicable phone number on your proxy card or voting instruction card.	If you have received a printed version of these proxy materials, vote by signing, dating, and returning your proxy card by mail.
We strongly encourage you to vote. For more information about voting your shares, see “Voting, Attendance, and Other Matters” contained in this Proxy Statement.
Responding to the Pandemic
The safety of our employees and contractors and the communities where we live and work remains our first priority as we continue to conduct our business during the COVID-19 global pandemic (the “Pandemic”). While the execution of our drilling and completion operations requires certain individuals to be physically present at field and other locations, substantially all of our office-based employees have continued working remotely in order to limit physical interactions and mitigate the spread of COVID-19, and will continue to do so well into 2021. For individuals who are unable to perform their jobs remotely, we maintain and continually assess procedures designed to protect our work force and limit the spread of COVID-19, including physical distancing and enhanced sanitization measures. We continue to communicate with and advise all of our employees regarding best practices for maintaining a healthy and safe work and home environment. We believe that we meet and often exceed CDC and OSHA guidelines regarding safe work-place matters. Since these measures were initially implemented in the first quarter of 2020, we have continued to efficiently operate our business. Our pre-existing control environment and internal controls continue to be effective, and we address new risks related to the Pandemic as they arise in our business.
Business Strategy Execution

Long-Term Principal Debt Reduction of $492 Million ↓18% (Full Year 2020)	NET CASH PROVIDED BY OPERATING ACTIVITIES EXCEEDED NET CASH USED IN INVESTING ACTIVITIES BY $235.5 Million (Full Year 2020)	TOP QUARTILE ESG PERFORMANCE (Safety and Spill Metrics compared to reporting AXPC members)
Our long-term strategy for sustainable operations included key objectives in 2020 to generate positive cash flow and fund absolute debt reduction, while prioritizing environmental, social and governance (“ESG”) initiatives in our business. We successfully executed our 2020 strategy in the following ways:
•Generated net cash provided by operating activities of $790.9 million, which was in excess of net cash used in investing activities of $555.6 million.
•Reduced the principal balance of total outstanding long-term debt by $492 million, or 18 percent, to $2.3 billion at year-end 2020, down from $2.8 billion at year-end 2019. This decrease was primarily driven by the successful execution of offers to exchange certain of our outstanding senior unsecured notes for newly issued second lien secured notes, applying excess cash flow toward open market repurchases of senior notes at a discount, and reducing the Company’s revolving line of credit.
•Expanded our capital project inventory of top tier assets through successful exploration and development activity during the year.
We accomplished these strategic objectives despite new operational protocols and remote and other modified work conditions, and significant macroeconomic challenges that resulted in unprecedented declines in commodity prices, especially for oil. Despite the challenges of the past year, we find ourselves entering 2021 well-positioned to continue executing our long-term strategy and generating value for our stakeholders.
During 2020, we further prioritized ESG initiatives by, among other things, expanding our disclosures and integrating enhanced environmental and social programs throughout the organization. We updated our Corporate Responsibility Report, disclosed our 2019 Sustainability Accounting Standards Board metrics for oil and gas exploration and production companies (the “SASB Metrics”), and participated in the 2020 CDP Climate Change Questionnaire (the “CDP Questionnaire”), which incorporates all Task Force on Climate Related Financial Disclosures (TCFD), all of which are disclosed on our website (information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document). During 2020, we achieved top quartile performance in safety and spill metrics (compared to the trailing three-year average of reporting American Exploration Production Council (“AXPC”) members), and outperformed our internal target for greenhouse gas emission intensity. In addition, we completed our planned triennial independent environmental, health and safety compliance audit with excellent results, and implemented systems for tracking relevant ESG metrics in order to further improve our operations and enhance reporting.

Corporate Governance Best Practices
Our engaged, independent and diverse Board of Directors (the “Board”) is focused on adherence to our core values and the integration of our strategic objectives with our corporate responsibilities. We continue to separate the roles of our Chairman of the Board and our Chief Executive Officer, and our non-classified Board remains focused on the oversight of our operations, including ESG, financial, risk management and cybersecurity matters, and the health and safety of our employees, contractors and the communities where we live and work. During 2020, we increased the ESG-related responsibilities of our Board’s nominating and governance committee, and renamed it the Environmental, Social and Governance Committee (the “ESG Committee”).
Our non-management director nominees are all independent and tenured to provide an effective balance of fresh perspectives and experience to our Board.

DIRECTOR INDEPENDENCE	DIRECTOR TENURE	DIRECTOR DIVERSITY
Six of seven director nominees are independent.	Our director nominees provide an effective balance of fresh perspectives and experience.	Our Board is committed to maintaining an appropriately diverse and broadly inclusive membership, with four of seven director nominees gender or ethnically diverse.

* As of December 31, 2020; a full year of credit is given for the year in which the respective directors are appointed.	Including two female and two Hispanic nominees.

Executive Compensation Philosophy and Decision-Making

Executive Compensation
Philosophy	Decision-Making

Our executive compensation program is designed to align executive pay with the Company's financial, operational and ESG performance, and to incentivize the creation of positive stockholder returns throughout industry cycles.

We seek to provide competitive total compensation opportunities in order to retain talented leaders, link realized compensation to short-term and long-term performance, and design financially efficient programs that discourage excessive risk taking.

The primary elements of our executive compensation program generally include a fixed base salary targeted at the median of our comparative peer group, an annual cash incentive opportunity linked to achievement of individual and corporate performance, and a long-term compensation opportunity generally allocated between restricted stock units (“RSUs”) vesting ratably over a three-year period and performance share units (“PSUs”) or performance-based cash awards tied to Company performance against our peer group or other established corporate goals over a three-year period.

Despite the successful execution of our business plan during 2020, the impacts of the Pandemic and the destruction of demand for oil and natural gas resulted in unprecedented negative impacts to commodity prices and equity valuations for companies in our industry. In an effort to align executive compensation with our stockholders' experience, our Compensation Committee exercised negative discretion with respect to 2020 executive compensation in the following ways:

•reduced base salaries of all executives:
◦reduced the base salary of our then-President and Chief Executive Officer, Mr. Ottoson, by 20 percent, which reduction was similarly applied to the base salary of Mr. Vogel upon his appointment to the role of Chief Executive Officer;
◦reduced the base salaries of our Executive Vice Presidents, Messrs. Pursell, Vogel (prior to his promotion to CEO) and Copeland by 15 percent;
◦reduced the base salaries of our Senior Vice Presidents and Vice Presidents by 10 percent (including two NEOs);
•suspended 2020 base salary increases for all employees;
•mitigated dilution by delaying the grant of 2020 long term incentive plan (“LTIP”) awards due to our low share price caused by market uncertainty and overreaction;
•reduced 2020 LTIP grant values to all participants, including our NEOs, to 50 percent of target value;
•paid executive annual cash bonuses below target to reflect market conditions and stockholder experience, despite our strong operational and financial performance against pre-Pandemic targets; and
•responded to input from our stockholders by incorporating new free cash flow and leverage ratio reduction metrics into our LTIP program, and implementing new and enhanced ESG-related performance metrics into our short term inventive plan (“STIP”) and LTIP programs.

Stockholder Engagement
Our Board remains committed to maintaining open engagement with our stockholders and other stakeholders concerning our business strategy, governance practices, executive compensation program, commitment to ESG initiatives, response to the Pandemic and other matters of importance. As part of this commitment, our Board and management team continually engage with stockholders to solicit input, answer questions and ensure that our Board has the information required to understand and address matters of importance. During 2020, our Board and management team continued this outreach commitment and engaged in meaningful discourse with our stockholders. For more information about our efforts to engage with and receive feedback from our stockholders, please see “Corporate Responsibility, Stockholder Engagement and our Commitment to Sustainability” contained in this Proxy Statement.

Commitment to Our Core Values: Our Culture

Our purpose is to make people’s lives better by responsibly producing energy supplies, contributing to domestic energy security and prosperity, and having a positive impact in the communities where we live and work. Our vision to sustainably create value for all of our stakeholders includes near-term operational and financial goals of generating positive cash flow, while strengthening our balance sheet through absolute debt reduction and improved leverage metrics. Our culture includes approaching our business with integrity and ethical behavior, prioritizing safety, health, and environmental stewardship, promoting the success of others and the team, understanding and communicating the reasons for our actions and how every employee contributes, operating in a highly collaborative manner that is open to new ideas and technologies, supporting the development of all team members, and supporting the communities where we live and work.

Our Corporate Responsibility Report describes our philosophy and approach to operating our business in a manner responsive to all of our stakeholders, while creating value and responsibly operating our assets to protect the environment and the health and safety of our employees, contractors and neighbors. Additionally, our publication of 2019 SASB Metrics provides disclosure of metrics and a description of practices relevant to ESG stewardship for our industry. Publication of the CDP Questionnaire discloses, among other topics, the risks and opportunities relevant to our business for long-term sustainable operations in consideration of climate change. Information included on our website, including the Corporate Responsibility Report, SASB Metrics and CDP Questionnaire, is not incorporated by reference into this Proxy Statement and should not be considered part of this document.

We operate only in the United States. We have established procedures and controls designed to support our objective of remaining, at all times, in material compliance with federal, state, and local laws and governmental regulations. We strive at all times to comply with all applicable employment laws that prohibit unlawful discrimination, regulate wages and compensation, and ensure a safe workplace. On a quarterly basis, executives and other key employees are required to certify compliance with all such matters, or to report any circumstances of perceived non-compliance. On an annual basis, we retain a third party to analyze our workforce demographics and conduct discrimination and pay equity testing. No discriminatory practices have been identified and no evidence of discrimination or material pay inequity has been found. On an annual basis, every employee is required to acknowledge understanding of, and compliance with, our Code of Business Conduct and Conflict of Interest Policy (the “Code of Conduct”), which sets forth the Company’s expectations regarding business conduct and ethical standards, and this process is overseen by our Audit Committee. The Company maintains an ethics and compliance hotline that allows any person to anonymously report any perceived violations of our Code of Conduct, ethical standards, or other compliance-related matters, and our General Counsel investigates and reports to our Board and senior management concerning all such matters.

CORPORATE GOVERNANCE

Overview
Our Board believes that sound corporate governance principles foster the ethical behavior and integrity owed to all of our stakeholders. The framework for our corporate governance principles is established by the charters for the committees of our Board, our Corporate Governance Guidelines, our Financial Code of Ethics (the “Financial Code”) and our Code of Conduct, each of which have been adopted and are regularly reviewed by our Board for appropriate modifications based on evolving corporate governance developments. A complete copy of these documents is available on our website at www.sm-energy.com or in print, free of charge, to any stockholder who requests it by contacting our Corporate Secretary.
The Financial Code establishes ethical standards and principles relating to certain financial compliance and disclosure matters and applies to our principal executive officer, principal financial officer, principal accounting officer and controller, as well as persons performing similar functions and other officers and employees identified by our Chief Financial Officer. The Financial Code requires that any exception or waiver thereto be made only by the Audit Committee of our Board (the “Audit Committee”) as required by law, SEC rules and regulations, and New York Stock Exchange (“NYSE”) rules, and that it be disclosed on our website at www.sm-energy.com within two business days after such exception or waiver. To date, the Audit Committee has not granted any exception or waiver of the Financial Code.
Board and Committee Independence
With the exception of Mr. Vogel, our current CEO, and Mr. Ottoson, our former CEO who retired in November of 2020 and who is not a director nominee for election at the Annual Meeting, our Board is comprised entirely of independent directors who meet the SEC and NYSE independence standards, each of whom has been determined by the Board to not have any material relationship with us other than as a director and stockholder. In reviewing and making its determination as to the independence of its members, our Board considered nominee disclosures concerning past employment, remuneration, and any other relationship with us, as well as the independence tests set forth in Section 303A.02 of the Corporate Governance Standards of the NYSE’s Listed Company Manual. The Audit Committee, the Compensation Committee of our Board (the “Compensation Committee”), and the ESG Committee are each comprised solely of independent directors under the applicable requirements of the NYSE and SEC.
Board Leadership Structure
Our Corporate Governance Guidelines require our Board to annually determine whether to keep the roles of Chief Executive Officer (sometimes referred to herein as “CEO”) and Chairman of the Board separate, or whether to permit one person to serve in both capacities. Our ESG Committee annually evaluates our leadership structure and makes a recommendation to our Board. While recognizing that different board leadership structures may be appropriate at different times and under different circumstances, based on the recommendation of the ESG Committee, our Board has, since 2007, determined that it is in the best interests of our stockholders to separate the roles of CEO and Chairman of the Board.
Under this structure, the Chairman of the Board is responsible for providing leadership to the Board, facilitating communications among the directors, setting the Board meeting agenda in consultation with our CEO, presiding at meetings and executive sessions of our Board meetings, and serving as a liaison between our management and directors, while allowing our CEO to focus on leading the Company.
Our Board is not classified, and all directors are elected annually by our stockholders. A number of our independent directors have served in senior management roles with other companies in the oil and gas industry or are currently serving or have served as directors of other public companies. The specific experiences, qualifications, attributes, and skills of each independent director, which enable him or her to effectively serve on his or her respective Board committees, are described in each director’s biographical information. We believe that the independent and experienced directors that make up our Board, the specific experiences and skills that they possess, and the overall leadership of the Board by the Chairman, are beneficial to our stockholders and other stakeholders.
Corporate Responsibility, Stockholder Engagement and our Commitment to Sustainability
At SM Energy, we recognize that our stakeholders trust us to conduct business in a manner that is consistent with our reputation of operating in a responsible and ethical manner that will serve to protect our employees, contractors and neighbors, and the lands on which we operate, while supporting the communities where we live and work. We recognize that operating in this industry is a privilege and we take that responsibility seriously. We manage our business in a way that seeks to minimize risk to our communities and promotes social, environmental, human and economic benefits, while continuously striving to be a good steward of natural resources.
Our Board is committed to maintaining an open dialogue with our stakeholders to receive ongoing feedback on our business strategy, governance practices, executive compensation program, environmental and social initiatives, response to the Pandemic, and other matters of importance. Representatives of our Board and management regularly engage with stockholders through conference attendance, telephone calls and one-on-one meetings. As we have executed our strategic transformation over the past several years, our Board has actively sought to align our ESG and compensation practices with our changing business and the expectations of our stakeholders. Investor feedback through conversations and proxy voting has been an important reference point for discussion and decision-making on those topics.
Throughout 2020 and into 2021, much of the feedback we received from discussions with our stockholders and other stakeholders, and from discussions held throughout the year with a broader group of investors, indicated the desire for additional ESG reporting. In response, we updated our Corporate Responsibility Report, which describes our philosophy and approach to operating our business in a manner responsive to all of our stakeholders, while seeking to create stockholder value and responsibly operate our assets to protect the environment and the health and safety of our employees and contractors. Additionally we published our SASB Metrics in order to expand our disclosures and provide enhanced descriptions of our practices related to ESG matters, and disclosed our responses to the CDP Questionnaire in order to, among other things, highlight the risks and opportunities relevant to our business for long-term sustainable operations as it relates to climate change. Furthermore, we completed our planned triennial independent environmental, health and safety compliance audit, and implemented systems to track broader ESG metrics to further improve our operations and enhance reporting. Our SASB Metrics, CDP Questionnaire responses and updated Corporate Responsibility Report are available on our website at www.sm-energy.com. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.
All feedback from engagement with our stockholders and other stakeholders is shared with and discussed by our full Board. In addition to the ESG initiatives discussed above, we have made a variety of other changes that are important to our stakeholders, including modifications to our executive compensation program, increasing disclosure relating to our Board’s risk oversight processes, and increasing the ESG-related responsibilities of our Board’s nominating and governance committee, and renaming it the Environmental, Social and Governance Committee. We would like to take this opportunity to thank our stockholders and other stakeholders for sharing their valuable feedback and recognizing our successful efforts to implement this feedback into our business strategy, governance practices, executive compensation programs, and sustainability focus.
Board and Committee Meetings
Our Board met sixteen times during 2020, which was significantly more than the number of meetings held during 2019, and directly resulted from the need to address the impact of the Pandemic on the Company and our industry, and as required to manage our CEO succession process. Our non-management directors routinely meet in executive session immediately after regularly scheduled meetings of the Board or as otherwise deemed necessary, and met eight times during 2020. No director attended less than 75 percent of meetings of the Board and the committees upon which such director served, and the majority of our directors participated in 100 percent of our Board meetings and 100 percent of the meetings of the committees on which he or she serves. It is our policy that each director is expected to attend each annual meeting of stockholders, and each director then serving on our Board did attend the 2020 Virtual Annual Meeting of Stockholders. The following table identifies the members of each committee as of March 1, 2021, as well as the number of meetings held in 2020, and our directors’ other public company board service:

	Committee Members				Other Boards(2)
Name of Director(1)	A	C	E	G
Carla J. Bailo	■			■(6)	1
Larry W. Bickle	■	(5)			0
Stephen R. Brand		◆		■	0
Loren M. Leiker(3)	■		■	(6)	1
Javan D. Ottoson					0
Ramiro G. Peru	■	■			1
Julio M. Quintana		■		◆	3
Rose M. Robeson	◆		■	■	3
William D. Sullivan(4)			◆		2
Herbert S. Vogel			■		0
Meetings Held in 2020	6	10	0	4
A Audit Committee	E Executive Committee				◆ Chair
C Compensation Committee	G Environmental, Social and Governance Committee				■ Member
____________________________
(1)    All directors are independent, except Mr. Ottoson, our former CEO, and Mr. Vogel, our current CEO. Mr. Ottoson is not standing for reelection at the Annual Meeting.
(2)    Number of other public company boards on which such director serves.
(3)    Mr. Leiker is not standing for reelection to the Board and has informed the Company of his decision to retire from the Board solely for family medical reasons, effective immediately following the Annual Meeting.
(4)    If reelected, Mr. Sullivan is expected to continue to serve as Chairman of our Board of Directors following the Annual Meeting.
(5)    Mr. Bickle served as a member of the Compensation Committee for the portion of 2020 from the beginning of the year until the Company’s Annual Meeting of Stockholders on May 27, 2020. Mr. Bickle is not standing for reelection at the Annual Meeting.
(6)    Mr. Leiker served as a member of the ESG Committee of the Board for the portion of 2020 from the beginning of the year until October 26, 2020, at which time Mr. Leiker ceased to be a member of the ESG Committee and Ms. Bailo joined the ESG Committee.

Committee Functions

AUDIT COMMITTEE
Members:	Roles and Responsibilities:
Rose M. Robeson (chair)
Carla J. Bailo
Larry W. Bickle
Loren M. Leiker
Ramiro G. Peru

Meetings Held in 2020: 6

The Board has determined that each member of the Audit Committee is independent under the standards of independence established by SEC rules and regulations and the NYSE listing standards.

The Board has determined that all members of the Audit Committee are financially literate, and that Ms. Bailo, Mr. Bickle, Mr. Peru and Ms. Robeson are “audit committee financial experts” as defined by the SEC.

The Audit Committee assists our Board in fulfilling its responsibilities for oversight of our financial reporting and internal control processes.

Furthermore, the Audit Committee fulfills the following roles and responsibilities:
•sole responsibility for the engagement and discharge of our independent registered public accounting firm;
•reviews our quarterly and annual financial results;
•reviews the audit plan and the results of the audit with our independent auditors
•reviews the independence of our auditors and approves the audit fees to be paid;
•assesses the scope and adequacy of our system of internal accounting controls; and
•reviews our financial risk management policies.

The Audit Committee also has oversight responsibility for our internal audit function, Financial Risk Management Committee, cybersecurity risk and business continuity functions, and any related party transactions.

Pursuant to the Audit Committee charter, members are prohibited from serving on more than three audit committees of public companies (one of which is ours), and no Audit Committee member currently serves on more than three such committees.

For more information see the “Report of the Audit Committee” contained in this Proxy Statement.

COMPENSATION COMMITTEE
Members:	Roles and Responsibilities:
Stephen R. Brand (chair)
Ramiro G. Peru
Julio M. Quintana

Meetings Held in 2020: 10

The Board has determined that each member of the Compensation Committee is independent under the standards of independence established by SEC rules and regulations and the NYSE listing standards.

The Compensation Committee’s primary function is to establish and administer our compensation policies and oversee the administration of our employee benefit plans.

Furthermore, The Compensation Committee also approves and/or recommends to the Board:
•the compensation arrangements for our CEO, other members of senior management and our directors;
•compensation plans in which our officers and directors are eligible to participate; and
•the granting of equity-based compensation or other benefits under compensation plans.

The “Compensation Discussion and Analysis” section of this Proxy Statement describes these responsibilities and the manner in which they are discharged.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE COMMITTEE
Members:	Roles and Responsibilities:
Julio M. Quintana (Chair)
Carla J. Bailo
Stephen R. Brand
Rose M. Robeson

Meetings Held in 2020: 4

The Board has determined that each member of the Environmental, Social and Governance Committee is independent under the Standards of Independence established by SEC rules and regulations and the NYSE listing standards.

The ESG Committee’s primary functions are to:
•recommend individuals to be elected to the Board;
•evaluate and plan for management succession;
•review the structure and composition of all committees of the Board;
•oversee all of the Company’s corporate governance functions, including the Board and committee self-evaluation process; and
•oversee the development of and recommending ESG policies, programs and initiatives to the Board, including objective criteria for assessing the same.

Director Nominees: In identifying and recommending potential director nominees to the Board, the ESG Committee considers such factors as character, judgment, diversity, age, expertise, industry experience, length of service, independence, and other board commitments. Our Board and the ESG Committee believes that maintaining a balanced and diverse membership contributes to stronger board dynamics and culture.

Succession Planning: The ESG Committee is committed to ensuring that an effective process is in place to provide continuity of executive leadership into the future and oversees succession planning for the Company’s CEO and other executive officers.

ESG Oversight: The ESG Committee is charged with overseeing, recommending to the Board and assessing the effectiveness of the Company's ESG initiatives, as well as monitoring, responding to, and making recommendations to the Board regarding ESG-related trends, emerging issues, and stockholder proposals.

Board and Committee Evaluations: Under the direction of the ESG Committee, our Board and each of its committees (other than the Executive Committee) annually evaluates its performance using a written questionnaire, which is subject to annual review for changes in best practices and relevance.

Executive Committee
The Executive Committee has the authority to act on behalf of our Board when our Board is unable to meet, and it may act with respect to limited matters as to which it has been authorized to act by the Board, provided that such matters are not in conflict with our Restated Certificate of Incorporation, our Amended and Restated By-Laws (our “By-Laws”), applicable laws, regulations, or rules or the listing standards of the NYSE. The Executive Committee did not meet in 2020.
There are no arrangements or understandings between any director and any other person pursuant to which a director was or is to be elected.
Risk Oversight
While our Board oversees our risk management processes, with particular focus on the most significant risks we face, management is responsible for day-to-day risk management. Additionally, the Board has delegated oversight of certain risks to its committees with relevant subject matter expertise, as described below. We believe this division of responsibilities is the most effective approach for evaluating and addressing the risks we face, and that our current Board leadership structure, with Mr. Sullivan serving as the Chairman of our Board and Mr. Vogel serving as our CEO, supports this approach by facilitating communication between management and our Board regarding risk management processes. We also believe that this design places our Board in a better position to evaluate the performance of management, more efficiently facilitates communication of the views of the independent directors, and contributes to effective corporate governance. In 2020, our Board held numerous previously unscheduled meetings in order to receive updates from management and oversee risks associated with the Company’s response to the Pandemic. In addition, during the Board’s regularly-scheduled meetings throughout the year, management provided updates on the Company’s response to the Pandemic.

We have an Enterprise Risk Management Committee (the “ERM Committee”) comprised of our CEO, Executive Vice President and Chief Financial Officer, Executive Vice President and General Counsel, Senior Vice President—Operations, Assistant Treasurer and Senior Director—Cybersecurity, Risk & Business Continuity, and such other employees appointed from time to time by our CEO. This committee meets regularly to discuss and, as necessary, update our enterprise risk management process and plan (the “ERM Plan”), utilizing the Committee of Sponsoring Organizations of the Treadway Commission’s Enterprise Risk Management framework, and incorporating information gathered during our business strategy sessions and interviews with officers. The ERM Committee regularly considers and evaluates ESG-related risks and mitigation strategies, among others. The ERM Committee keeps minutes of its meetings and regularly reports its activities to our Board. We document risk monitoring and mitigation steps for the material risks identified based upon projected likelihood and impact of any occurrence of the particular risk. The ERM Plan is reviewed with our Board annually.
We also have a Financial Risk Management Committee (the “FRM Committee”) comprised of our CEO, Executive Vice President and Chief Financial Officer, Senior Vice President—Exploration, Development and EHS and Vice President—Marketing, and such other employees appointed from time to time by our CEO. The FRM Committee meets quarterly and more frequently, as necessary, to discuss our interest rate and commodity hedging activities and, as appropriate, to approve additional hedges or other changes to our hedging program. The FRM Committee keeps minutes of its meetings and regularly reports its activities to the Audit Committee.
The Audit Committee provides significant assistance to our Board in the oversight of our financial risk management and internal control processes. The Audit Committee reviews and discusses with management our risk assessment and risk management guidelines and policies with respect to our significant financial risk exposures, and the steps management has taken to monitor, control, mitigate, and report those exposures. These reviews and discussions include review and approval of our commodity price hedging policy, interest rate risk management, and our insurance programs, as appropriate. In addition, our internal auditors, who report directly to the Audit Committee with respect to internal audit matters, provide the Audit Committee and management with ongoing assessments of our risk management processes and activities. The Audit Committee also has oversight responsibility for the integrity of our financial statements and financial reporting processes and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements. The Audit Committee also receives a quarterly cybersecurity report and update from management, discusses any relevant issues related thereto, and generally oversees and contributes to our Board’s understanding of information technology and cybersecurity risks, among others that may be relevant at any given time.
The Compensation Committee and its compensation consultants annually review our compensation programs to ensure that they do not encourage excessive risk-taking. The ESG Committee regularly reviews and oversees the Company’s initiatives regarding ESG-related risks applicable to the Company and its stakeholders, including environmental, climate, health, safety, social and public policy matters. The Audit Committee, Compensation Committee and ESG Committee report regularly to the Board on their respective risk management oversight activities.
Director Nominations and Qualifications
Our Corporate Governance Guidelines and the charter of the ESG Committee provide that the ESG Committee is responsible for identifying and recommending director nominees to our Board. The ESG Committee selects nominees based on a variety of factors, including the nominee’s character, judgment, diversity, age, expertise, industry experience, length of service, independence, and other board commitments. As set forth in the director qualification standards included in our Corporate Governance Guidelines and reflected in the discussion below, it is our objective that our Board collectively possess broad and relevant experience in high-level business policymaking and a commitment to represent the long-term interests of our stockholders. These standards also provide that each director should have experience in positions of responsibility and leadership, an understanding of our business environment, and a reputation for integrity. In addition, our Corporate Governance Guidelines provide that a director who retires or experiences a significant change in his or her professional or business responsibilities, including a change in his or her principal occupation, position or business affiliation, should, if requested by the ESG Committee, be prepared to offer his or her resignation from our Board. Upon tender of a resignation, the ESG Committee and our Board may review the continued appropriateness of Board membership under the circumstances. In accordance with our Corporate Governance Guidelines, each director has signed and delivered to our Board a resignation letter that is contingent upon (a) his or her failure to receive, in accordance with our By-Laws, the affirmative vote of the holders of a majority of the shares of capital stock present in person or by proxy in an election of directors at the 2021 Annual Meeting of Stockholders; and (b) acceptance of his or her resignation by our Board in accordance with the policies and procedures adopted by our Board for such purpose.
Under the framework of our Corporate Governance Guidelines, the ESG Committee evaluates each potential nominee individually and in the context of our Board as a whole. The objective is to recommend individuals and a group that will effectively contribute to our long-term success and represent the interests of all of our stockholders. In determining whether to recommend a director for reelection, the ESG Committee also considers the director’s past attendance at meetings and participation in and contributions to Board and committee activities. When seeking new director candidates, the ESG Committee routinely engages consultants and considers suggestions from incumbent directors, management, and our stockholders. The ESG Committee screens all potential candidates in the same manner regardless of the source of the recommendation.
The ESG Committee believes that our Board should reflect diversity in its broadest sense and the charter of the ESG Committee provides that, in addition to the other factors discussed above, the ESG Committee shall consider diversity in identifying individuals qualified to become Board members. In considering diversity, the ESG Committee considers our Board as a whole, without reference to specific representative directors, with the overall objective of having a group of directors that includes diverse viewpoints, that can work in a collaborative and effective manner, and that can best contribute to our long-term success. The ESG Committee believes that current Board members and director nominees reflect our commitment to diversity. Following the 2021 Annual Meeting, assuming all seven of the current nominees are elected to our Board, we will have two Hispanic directors, one who has served since 2006 and one who has served since 2014, and two female directors, one who has served since 2014 and one who has served since 2018.
In addition to the considerations discussed above, our Board understands that director tenure and refreshment are important to our stockholders and other stakeholders and should be regularly evaluated in establishing an effective and well-functioning Board. In furtherance of this objective, our Board approved revisions to the Company’s Corporate Governance Guidelines in 2018 that require the ESG Committee to discuss annually with any director who has reached the age of 72, his or her interest in continuing to serve as a director, and his or her contributions to our Board. With respect to each director who has reached the age of 72, following such discussion, the ESG Committee shall make a recommendation to our Board as to whether it is appropriate for such director to stand for reelection. Our Board shall determine annually, by a majority-plus-one vote, whether to nominate such person for reelection. Further, the recent revisions to the Corporate Governance Guidelines provide that each independent director must retire in conjunction with the annual meeting of stockholders following his or her 75th birthday, unless our Board unanimously waives this requirement based on a determination that it is in the best interests of our stockholders for such person to be nominated for reelection.
In light of increased demands on public company directors and the desire for new and diverse independent director candidates in order to regularly refresh the Board as a whole, the ESG Committee understands the importance of a comprehensive director onboarding process. Under the direction of our General Counsel, with the oversight of, and in consultation with, the Chair of the ESG Committee, new directors receive wide-ranging exposure to the various aspects of our business and Company, as well as detailed overview of the Company’s policies and governance practices. New director onboarding is tailored to the specific qualifications and experience of the applicable director in order to allow him or her to meaningfully contribute to the work of our Board from the beginning of the director’s term.
The ESG Committee will consider stockholder recommendations for candidates for our Board. All stockholder recommendations must comply with the notice requirements contained in Section 4 of our By-Laws. We will furnish copies of our By-Laws without charge to any person who requests them. Requests for copies should be directed to our Corporate Secretary. For additional information about stockholder nominations, including nominations for the 2022 Annual Meeting of Stockholders, see “Stockholder Proposals for the 2022 Annual Meeting of Stockholders.” No stockholder director nominations were received in connection with the 2021 Annual Meeting.

Communications with Our Board
Our Board welcomes questions or comments about our Company. Interested parties may contact our Board as a whole, only the non-management directors, or any one or more specified individual directors, by sending a letter to the intended recipients’ attention in care of SM Energy Company, Attn: Corporate Secretary, 1775 Sherman Street, Suite 1200, Denver, CO 80203. All stockholder communications will be provided to the named addressee or, if none named, to the Chair of the ESG Committee, who will facilitate the review of such communications. For additional information, see “Corporate Responsibility, Stockholder Engagement and our Commitment to Sustainability” below.

PROPOSAL 1—ELECTION OF DIRECTORS
Our Board of Directors is unclassified and directors serve one-year terms until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal. Based on the recommendations of the ESG Committee, our Board has nominated the following individuals for election as directors at the Annual Meeting:

Carla J. Bailo	Rose M. Robeson
Stephen R. Brand	William D. Sullivan
Ramiro G. Peru	Herbert S. Vogel
Julio M. Quintana
Each nominee is currently a director and all nominees, other than Mr. Vogel who became a director upon his appointment as the Company’s CEO in November, 2020, were previously elected to our Board by our stockholders. Each nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. Although our Board does not contemplate that any of the nominees will be unable to serve, if a nominee becomes unable to serve prior to the Annual Meeting, the proxy holders will vote for the election of such other person(s) as may be nominated by our Board. In addition to the nominees set forth above, Loren M. Leiker was nominated by our Board for election at the Annual Meeting, but has since notified the Board of his intention to retire following the Annual Meeting solely for family medical reasons, and not as a result of any disagreement with the Company. The Company thanks Mr. Leiker for his valuable contributions in growing and strengthening the Company.

☑	Our Board recommends voting “FOR” the election of each nominee listed above.

Director Nominee Core Competencies and Composition Highlights

DIRECTOR INDEPENDENCE	DIRECTOR TENURE	DIRECTOR DIVERSITY
Six of seven director nominees are independent.	Our director nominees provide an effective balance of fresh perspectives and experience.	Our Board is committed to maintaining an appropriately diverse and broadly inclusive membership, with four of seven director nominees gender or ethnically diverse.

* As of December 31, 2020; a full year of credit is given for the year in which the respective directors are appointed.	Including two female and two Hispanic nominees.

As discussed above, the ESG Committee utilizes the framework of our Corporate Governance Guidelines to select nominees based on their skills, achievements, and experience, and believes that each nominee should have experience in positions of responsibility and leadership, and an understanding of the oil and natural gas exploration and production business. The overall objective is to identify a group of directors who can best contribute to our long-term success. All nominees discussed below are seasoned leaders who bring to our Board a vast array of oil and gas industry, public and private company, and other business experience, all at the senior executive officer level, and who meet the director qualification standards set forth in our Corporate Governance Guidelines. In addition, the nominees, whose experiences cover various aspects of the energy industry, represent diverse backgrounds, skill sets, and viewpoints, with a blend of historical and newer perspectives on our Company, and have a demonstrated ability to work collaboratively with open and candid discussion.
Set forth below for each director nominee is a summary of such director’s specific experiences, qualifications, attributes and skills, as well as biographical information, including his or her principal occupation, business experience, and public company directorships held during the last five years. There are no family relationships between any of our directors and any executive officer. Among other attributes, as a group, the nominees possess a wide breadth of skills and experience in:

•business development	•executive leadership	•operations management
•corporate governance	•finance, capital management and	•public policy
•ESG and human capital	accounting	•risk management
management matters	•the oil, gas, and natural gas liquids	•regulatory and governmental affairs
•executive compensation	exploration and production industry	•strategic planning
These skills, when coupled with those highlighted below, led the ESG Committee and our Board to conclude that these individuals should continue to serve as our directors at this time in light of our business, structure, long-term strategy, and the overall energy industry environment. In addition to the foregoing, these nominees also have specific experience in certain areas we believe are particularly relevant to us in our industry at this time, as highlighted in the following table:

	Bailo	Brand	Peru	Quintana	Robeson	Sullivan	Vogel
Geology & Exploration		●				●	●
Enterprise Risk Management and Hedging	●		●	●	●	●	●
Cybersecurity, Data Analytics and Technology	●	●	●	●	●		●
Strategy & Project Management	●	●	●	●	●	●	●

Director Nominees

Position, Principal Occupation and Business Experience:
Ms. Bailo currently serves as Chief Executive Officer of the Center for Automotive Research, a position she has held since 2017. In addition to her role at the Center for Automotive Research, Ms. Bailo has been President and Chief Executive Officer of ECOS Consulting LLC since 2014. Ms. Bailo also served as Assistant Vice President of Mobility Research and Business Development of Ohio State University from 2015 to 2017. Ms. Bailo was Senior Vice President, R&D Americas, Nissan North America, Inc. from 2011 to 2014. Prior to that appointment, she held a variety of technical and managerial positions with Nissan Motor Company Limited. Ms. Bailo started her career in 1978 at General Motors Company and held the position of Engineer, Vehicle Test, General Motors Truck & Bus until 1988. Ms. Bailo has served as a director of Advanced Auto Parts (NYSE: AAP), a leading automotive aftermarket parts provider, since August 2020.
Key Attributes, Experience and Skills:
Ms. Bailo brings to our Board a diverse technical and executive leadership background, including a unique perspective on the future of transportation fuels. Ms. Bailo has significant financial and risk management experience, which provides a strong foundation for her role as a member of the Audit Committee. Furthermore, as a result of her executive level experience, Ms. Bailo has extensive human resources management and corporate governance skills, in addition to the skills discussed above.

Carla J. Bailo
Director since 2018
Member, Audit and ESG Committees
Age: 60

Position, Principal Occupation and Business Experience:

Mr. Brand was a director of GeoScale, a privately held firm that provides advanced technology solutions and services to the E&P sector for solving subsurface problems in complex geologic formations, from 2014 until 2017. He was also on the Advisory Board of OmniEarth, which provides advanced analytics of earth imaging and offers a unique solution as a service platform to assess and manage data that can be used in a predictive role from 2014 until 2018. Mr. Brand was also Senior Executive Advisor of Welltec A/S, a privately held Danish corporation that develops and provides well technology and related services for the oil and gas industry. At the end of 2010, Mr. Brand retired as Senior Vice President, Technology (R&D) of ConocoPhillips (NYSE: COP), a multinational/integrated energy company. Prior to his appointment as Senior Vice President, Technology (R&D) of ConocoPhillips in October 2007, Mr. Brand served as Vice President, Exploration and Business Development at ConocoPhillips, beginning in 2005. Mr. Brand started his career in 1976 as a geologist with Phillips Petroleum Company and thereafter served in various roles of increasing responsibility with Phillips Petroleum and its successor, ConocoPhillips, including serving as President, Canada and President, Australasia.

Key Attributes, Experience and Skills:

Mr. Brand has over 43 years of experience in the energy industry, including extensive experience in the development of exploration and development programs, project management, and in strategic planning and research programs for upstream, downstream, and “new” stream technologies. In addition to the skills discussed above, he also has valuable human resources management skills and experiences, which provide a strong foundation for his role as Chair of the Compensation Committee and are significant in the oversight of our compensation management functions.

Stephen R. Brand
Director since 2011
Member, Compensation (Chair) and ESG Committees
Age: 71

Position, Principal Occupation and Business Experience:

Mr. Peru served as Executive Vice President and Chief Financial Officer of Phelps Dodge Corporation from 2004 to 2007 (and its Senior Vice President and Chief Financial Officer from 1999-2004). He joined Phelps Dodge in 1979 and held various finance and accounting positions prior to his appointment as Chief Financial Officer. Mr. Peru currently serves on the Board of Directors of Anthem, Inc. (NYSE: ANTM) and of UNS Energy Corporation, a subsidiary of Fortis, Inc.

Key Attributes, Experience and Skills:

Mr. Peru brings to our Board significant financial expertise, much of which he obtained through his over 34 years of experience in the mining industry. Mr. Peru’s service as chairman of the audit committee of another publicly traded company enhances his significant financial management and accounting oversight experience, and his board service with Anthem, Inc. and UNS Energy Corporation provide significant insights into the rapidly changing healthcare system as well as renewable energy and power generation technologies. As a result of his executive level experience, Mr. Peru also has extensive human resources management skills, which are an important foundation for his service on the Compensation Committee. In addition to the skills discussed above, Mr. Peru’s service on other public company boards enhances his strong corporate governance background.

Ramiro G. Peru
Director since 2014
Member, Audit and Compensation Committees
Age: 65

Position, Principal Occupation and Business Experience:
Mr. Quintana currently serves on the Board of Directors of Newmont Mining Company (NYSE: NEM), Basic Energy Services (NYSE:BAS) and California Resources Corporation (NYSE: CRC).. Mr. Quintana served as the President and Chief Executive Officer of Tesco Corporation (NASDAQ: TESO), from 2005 until his retirement in January 2015, and served on Tesco’s Board of Directors from September 2004 to May 2015. Prior to his appointment as President and Chief Executive Officer, Mr. Quintana served as Executive Vice President and Chief Operating Officer of Tesco beginning in September 2004. Prior to his tenure at Tesco, Mr. Quintana worked for five years in various executive roles for Schlumberger Corporation. Prior to Schlumberger, Mr. Quintana worked for nearly 20 years for Unocal Corporation, an integrated E&P company, in various operational and managerial roles.
Key Attributes, Experience and Skills:
Mr. Quintana brings to our Board over 40 years of experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies, and broad human resources management skills and experience, which provide a strong foundation for his role on the Compensation Committee and are important in the oversight of our financial reporting and financial and operational risk management functions. In addition to the skills discussed above, Mr. Quintana’s service on other public company boards enhances his strong corporate governance background.

Julio M. Quintana
Director since 2006
Member, ESG (Chair) and Compensation Committees
Age: 61

Position, Principal Occupation and Business Experience:
Ms. Robeson currently serves on the Board of Directors of Newpark Resources, Inc. (NYSE:NR), Antero Midstream Corporation (NYSE: AM) and The Williams Companies, Inc. (NYSE: WMB).. Ms. Robeson served as Senior Vice President and Chief Financial Officer of DCP Midstream GP, LLC, the General Partner of DCP Midstream, LP (formerly DCP Midstream Partners, LP), from 2012 until her retirement in 2014. Ms. Robeson also served as Group Vice President and Chief Financial Officer of DCP Midstream LLC from 2002 to 2012. Prior to her appointment as CFO of DCP Midstream, LLC, Ms. Robeson was the Vice President and Treasurer. Prior to joining DCP Midstream, LLC, Ms. Robeson was with Kinder Morgan, Inc. (formerly KN Energy, Inc.) from 1996 to 2000 and held the position of Vice President & Treasurer. Ms. Robeson served as a director of American Midstream GP, LLC, the general partner of American Midstream Partners, LP (NYSE: AMID) from June, 2014, until her resignation in June, 2016, and served as a director of Tesco Corporation (NASDAQ: TESO) from October, 2015, until December, 2017, when Nabors Industries Ltd. completed its acquisition of Tesco.
Key Attributes, Experience and Skills:
Ms. Robeson brings to our Board over 34 years of broad experience in various aspects of the oil and gas industry, including exploration and production, midstream, refining, and marketing. She has executive leadership experience as well as significant financial management, risk management and accounting oversight experience, which provides a strong foundation for her role as Chair of the Audit Committee and is important in the oversight of our financial reporting and financial risk management functions. In addition to the skills discussed above, Ms. Robeson’s service on other public company boards enhances her strong corporate governance background.

Rose M. Robeson
Director since 2014
Member, Audit (Chair), ESG and Executive Committees
Age: 60

Position, Principal Occupation and Business Experience:
Mr. Sullivan is a retired oil and gas executive who was with Anadarko Petroleum Corporation, a large independent oil and natural gas exploration and production company, for over 20 years. Mr. Sullivan retired from Anadarko in August 2003. Mr. Sullivan has been a director since August 2007, and Non-executive Chairman of the Board since May 2015, of Tetra Technologies, Inc. (NYSE: TTI), an oil and gas services company. From June 2011 to January 2021, Mr. Sullivan served as a director and member of the audit committee of CSI Compressco Partners GP, Inc., the general partner of CSI Compressco, L.P. (NASDAQ: CCLP), a publicly traded limited partnership providing wellhead compression-based production enhancement services. CSI Compressco GP, Inc. was a minority-owned subsidiary of Tetra Technologies, Inc. until January 2021. From March 2006 to September 2018, Mr. Sullivan served as a director of Legacy Reserves GP, LLC, which is the general partner of Legacy Reserves LP (NASDAQ: LGCY), a limited partnership focused on the acquisition and development of producing oil and natural gas properties. From February 2007 until May 2015, Mr. Sullivan was a director of Targa Resources GP LLC, which is the general partner of Targa Resources Partners LP (NYSE: NGLS), a midstream natural gas limited partnership engaged in the business of gathering, compressing, treating, processing, and selling natural gas, and fractionating and selling natural gas liquids (“NGLs”) and NGL products. Mr. Sullivan was with Anadarko Petroleum Corporation from 1981 to August 2003. From August 2001 to August 2003, Mr. Sullivan was Executive Vice President, Exploration and Production at Anadarko. Mr. Sullivan also served Anadarko as Vice President, Operations—International, Gulf of Mexico, and Alaska in 2001, Vice President—International Operations from 1998 to 2000, Vice President—Algeria from 1995 to 1998, and Vice President—U.S. Onshore Operations from 1993 to 1995.
Key Attributes, Experience and Skills:
Mr. Sullivan brings to our Board over 41 years of strong and broad experience in the oil and gas industry, with particular expertise in the exploration and production sector of the industry. His experience as an exploration and production senior executive enables him to contribute significant independent insights on our business and operations, and the economic environment and long-term strategic issues that we face. In addition to the skills discussed above, his human resources management skills and experience are important in the oversight of our compensation management functions, and his service on other public company boards of directors provides a strong corporate governance background. These skills and experiences provide a strong foundation for Mr. Sullivan’s role as Chairman of our Board.

William D. Sullivan
Director since 2004
Chairman of the Board of Directors Member, Executive Committee
Age: 64

Position, Principal Occupation and Business Experience:
Mr. Vogel was appointed President and Chief Executive Officer of the Company in November 2020. Mr. Vogel previously served as the Company's President and Chief Operating Officer since July 2020, as Executive Vice President and Chief Operating Officer of the Company since May 2019, and Executive Vice President—Operations of the Company since August 2014. Mr. Vogel joined the Company in March 2012 as Senior Vice President—Portfolio Development and Technical Services, and has over 36 years of experience in the oil and gas industry. He joined the Company after his retirement from BP, where he most recently served as the President of BP Energy Co. and Regional Business Unit Leader of North American Gas & Power. His previous roles included COO-NGL, Power & Financial Products in Houston, Managing Director Gas Europe & Africa in London, and Sr. VP of the Tangguh LNG Project in Indonesia. Mr. Vogel started his career as a reservoir engineer with ARCO Alaska, Inc., and progressed through a series of positions of increasing responsibility in engineering, operations management, new ventures development, and business unit management at ARCO and BP.
Key Attributes, Experience and Skills:

Our Board of Directors chose Mr. Vogel to lead SM Energy as President and Chief Executive Officer and to serve on our Board because he is a proven leader with the strong technical skills and leadership vision necessary to create value for our stockholders. In addition to the skills discussed above, Mr. Vogel’s vision, experience and familiarity with our operations are critical to our success as we execute our business plan following our strategic transformation to a Company operating top tier assets.

Herbert S. Vogel
Director since 2020
Member, Executive Committee
Age: 60

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth the names, ages (as of April 1, 2021) and positions of SM Energy’s executive officers:

Name	Age	Position
Herbert S. Vogel	60	President, Chief Executive Officer and Director
A. Wade Pursell	56	Executive Vice President and Chief Financial Officer
David W. Copeland	64	Executive Vice President and General Counsel
Lehman E. Newton, III	65	Senior Vice President—Operations
Kenneth J. Knott	56	Senior Vice President—Business Development and Land
Mary Ellen Lutey	49	Senior Vice President—Exploration, Development and EHS
David J. Whitcomb	58	Vice President—Marketing
Patrick A. Lytle	40	Vice President—Chief Accounting Officer and Controller
Herbert S. Vogel. Mr. Vogel was appointed President and Chief Executive Officer of the Company in November 2020. Mr. Vogel previously served as the Company’s President and Chief Operating Officer since July 2020, as Executive Vice President and Chief Operating Officer of the Company since May 2019, and Executive Vice President—Operations of the Company since August 2014. Mr. Vogel joined the Company in March 2012 as Senior Vice President—Portfolio Development and Technical Services, and has over 36 years of experience in the oil and gas industry. He joined the Company after his retirement from BP, where he most recently served as the President of BP Energy Co. and Regional Business Unit Leader of North American Gas & Power. His previous roles included COO—NGL, Power & Financial Products in Houston, Managing Director Gas Europe & Africa in London, and Sr. VP of the Tangguh LNG Project in Indonesia. Mr. Vogel started his career as a reservoir engineer with ARCO Alaska, Inc., and progressed through a series of positions of increasing responsibility in engineering, operations management, new ventures development, and business unit management at ARCO and BP.
A. Wade Pursell. Mr. Pursell joined the Company in September 2008 as Executive Vice President and Chief Financial Officer. Mr. Pursell was Executive Vice President and Chief Financial Officer for Helix Energy Solutions Group, Inc., a global provider of life-of-field services and development solutions to offshore energy producers and an oil and gas producer, from February 2007 to September 2008. From October 2000 to February 2007, he was Senior Vice President and Chief Financial Officer of Helix. He joined Helix in May 1997, as Vice President—Finance and Chief Accounting Officer. From 1988 through May 1997, Mr. Pursell was with Arthur Andersen LLP, serving lastly as an Experienced Manager specializing in the offshore services industry. Mr. Pursell has over 33 years of experience in the energy industry.
David W. Copeland. Mr. Copeland joined the Company in January 2011 as Senior Vice President and General Counsel. He was appointed as the Company’s Corporate Secretary in July 2011 and Executive Vice President in May 2013. Mr. Copeland has 39 years of experience in the legal profession, including 30 years as internal counsel for various energy companies. Prior to joining the Company, he co-founded Concho Resources Inc., in Midland, Texas, where he served as an executive officer and general counsel, and later as its senior counsel through December 2010. From August 1997 through March 2004, Mr. Copeland served as an executive officer and general counsel of two energy companies he co-founded in Midland, Texas. Mr. Copeland started his career in 1982 with the Stubbeman, McRae, Sealy, Laughlin & Browder law firm in Midland, Texas.
Lehman E. Newton, III. Mr. Newton joined the Company in December 2006 as General Manager for the Midland, Texas office, was appointed Vice President and Regional Manager of the Permian region in June 2007, and was appointed Senior Vice President and Regional Manager in May 2010. In December 2019, Mr. Newton was appointed Senior Vice President—Operations of the Company. Mr. Newton has over 42 years of experience in the energy industry. Prior to joining SM Energy, Mr. Newton’s previous roles included 22 years with ARCO in various engineering, operations and management roles, including as Asset Manager, ARCO’s East Texas operations, Vice President, Business Development, ARCO Permian, and Vice President of Operations and Development, ARCO Permian; Project Manager for one of Chevron’s largest Lower 48 projects; Business Development Manager for Pure Resources; and he was a founding partner in Westwin Energy, an independent Permian Basin exploration and production company.
Kenneth J. Knott. Mr. Knott was appointed Senior Vice President—Business Development and Land in August 2014. He was appointed Vice President—Business Development and Land and Assistant Secretary in August 2008. Mr. Knott joined SM Energy in November 2000 as Senior Landman for the Gulf Coast region in Lafayette, Louisiana, and later assumed the position of Gulf Coast Regional Land Manager when the office was moved to Houston in March 2004.
Mary Ellen Lutey. Ms. Lutey was appointed Senior Vice President—Exploration, Development and EHS in November 2020. Ms. Lutey has held a variety of positions of increasing responsibility since first joining the Company in 2008. Most recently, she served as Senior Vice President—Development and EHS starting in December 2019. Prior to that, starting in May 2015, she was appointed Senior Vice President and Regional Manager for the South Texas and Gulf Coast business unit responsible for engineering, geoscience, operations, resource development and EHS. From December 2012 to May 2015, she served as Vice President and Regional Manager for the Company’s Mid-Continent business unit. She joined SM Energy in June 2008 as North Rockies Asset Manager. Ms. Lutey has over 29 years of technical, operating and leadership experience in the energy industry. Before joining SM Energy, Ms. Lutey worked for Chesapeake Energy and ConocoPhillips and its predecessor companies. From 1994 to 2006, she worked for Burlington Resources in numerous technical and leadership positions with responsibility in engineering, geoscience, business development, strategic planning, and resource development in the United States and Canada.
David J. Whitcomb. Mr. Whitcomb was appointed Vice President—Marketing in August 2008. Mr. Whitcomb joined SM Energy in November 1994 as Gas Contract Analyst and was named Assistant Vice President of Gas Marketing in October 1995. In March 2007, his responsibilities were expanded to include oil marketing, at which time his title was changed to Assistant Vice President and Director of Marketing.
Patrick A. Lytle. Mr. Lytle was appointed Vice President—Chief Accounting Officer and Controller in April, 2021. Since November, 2018, he served as the Company’s Controller and Principal Accounting Officer. Mr. Lytle has held roles of increasing responsibility since first joining the Company in 2007, including Senior Director, Financial Planning & Analysis and Assistant Secretary of the Company. Prior to that, he was the Director of Financial Planning and Financial Reporting. Prior to joining the Company, Mr. Lytle was an Audit Manager with Hiratsuka & Schmitt, LLP. Mr. Lytle is a certified public accountant in the State of Colorado.
No familial relationships exist between any executive officer and any director, any other executive officer, or any person nominated to become such, except that Ms. Lutey’s husband is the Company’s Vice President— Chief Information Officer. Further details regarding the compensation paid to Ms. Lutey’s husband are described under “Certain Relationships and Related Transactions.” No executive officer has been involved in any legal proceeding that occurred within the last ten years and that is material to an evaluation of their ability or integrity as an executive officer.

COMPENSATION DISCUSSION AND ANALYSIS
This compensation discussion and analysis (“CD&A”) describes the key objectives, elements and rationale for each component of the executive compensation program for the two individuals that served in the role of Chief Executive Officer during 2020, our Chief Financial Officer and each of our three other most highly compensated executive officers employed at the end of the 2020 fiscal year, whom we collectively refer to in this CD&A as our “NEOs” or “Named Executive Officers.” This CD&A also discusses the Compensation Committee’s efforts to design our executive compensation program and make compensation decisions in a manner that recognizes and proactively responds to the Pandemic, the commodity price environment existing throughout the year, our stockholders’ concerns and feedback, and the Company’s execution of its business strategy.

2020 Named Executive Officers
Javan D. Ottoson	President, Chief Executive Officer (former) and Director
Herbert S. Vogel	President, Chief Executive Officer (current) and Director
A. Wade Pursell	Executive Vice President and Chief Financial Officer
David W. Copeland	Executive Vice President and General Counsel
Mary Ellen Lutey	Senior Vice President—Exploration, Development and EHS
Kenneth J. Knott	Senior Vice President—Business Development and Land
This CD&A is divided into the following sections:

Section 1	—	Responding to the Pandemic and the Feedback of our Stockholders
Section 2	—	Our Compensation Philosophy and Objectives
Section 3	—	2020 Business Results and Select Executive Compensation Decisions
Section 4	—	Competitive Positioning—Selection and Purpose of Our Comparative Peer Group
Section 5	—	Primary Elements of Compensation and Executive Compensation Results
Section 6	—	Compensation Determination Process
Section 7	—	Other Compensation Matters

SECTION 1—Responding to the Pandemic and the Feedback of our Stockholders
In addition to incentivizing the creation of long-term stockholder value, an integral objective of our executive compensation program is to align outcomes with our stockholders’ experience, and respond to matters of importance to our stockholders. At the time this Proxy Statement is filed, notwithstanding deployment of vaccinations to prevent the spread of the COVID-19 virus, the Pandemic remains a global health crisis and continues to cause turmoil and uncertainty in financial and commodity markets. While it appears that a path to widespread inoculation is on the horizon, stability in the markets and demand for the commodities produced by our industry have not returned to pre-Pandemic levels, and likely will not for some time. Separately, through our ongoing outreach efforts we have engaged in meaningful dialogue with our stockholders and understood their desire for enhanced disclosure of our performance with respect to ESG matters, and the incorporation of ESG-based initiatives and performance metrics into our compensation program.
In response to the Pandemic and the outcomes of our stockholder engagement efforts, our Compensation Committee and Board acted nimbly and proactively throughout 2020 to modify our executive compensation programs to ensure alignment with our stockholders. This CD&A is focused on these executive compensation decisions and program modifications, which generally reduced pay opportunities and demonstrated the use of negative discretion by the Compensation Committee notwithstanding our strong financial and operational performance against our pre-Pandemic targets.
•Reduced the base salaries of all executives following the onset of the Pandemic, as follows:

◦reduced the base salary of our former CEO, Mr. Ottoson, by 20 percent, which reduction was similarly applied to Mr. Vogel’s base salary upon his appointment to the role of CEO in November 2020;
◦reduced the base salaries of our Executive Vice Presidents, Messrs. Vogel (prior to his promotion to CEO), Pursell and Copeland by 15 percent; and
◦reduced the base salaries of our Senior Vice Presidents and Vice Presidents by 10 percent (including two NEOs).
•Suspended 2020 base salary increases for all employees.
•Delayed the grant of 2020 LTIP awards due to a low share price caused by market uncertainty and overreaction, to mitigate stockholder dilution.
•Reduced 2020 LTIP grant values to all participants, including our NEOs, to 50 percent of target value.
•Paid executive annual cash bonuses below target to reflect market conditions and stockholder experience, despite our strong financial and operational performance against the pre-Pandemic targets.
•Responded to our stockholders by implementing the following changes to our 2020 incentive plans:
◦inclusion of free cash flow and debt leverage ratio metrics into our LTIP; and
◦addition of new, and enhancement of existing, ESG-related performance metrics into our LTIP and STIP.
For more information regarding our stockholder outreach efforts, as well as our plans to expand ESG disclosures, see the “Corporate Responsibility, Stockholder Engagement and our Commitment to Sustainability” section of this Proxy Statement.
SECTION 2—Our Compensation Philosophy and Objectives
Executive Compensation Objectives
Our executive compensation program is designed to incentivize the creation of long-term value by linking pay to a balanced mix of financial, operational, and ESG-based metrics over time. Our Compensation Committee continually evaluates and, as appropriate, modifies our program to more properly align executive pay with

Company performance and our investors’ experience throughout industry cycles, which was particularly relevant during 2020. The objectives of our executive compensation program are to:
•link realized compensation to the achievement of our short-term and long-term financial and operational objectives, and returns to our investors;
•utilize ESG-focused metrics to prioritize sustainable and responsible deployment of capital for the long-term benefit of all stockholders;
•align performance incentives with the long-term interests of our stakeholders and ensure that our executives remain focused on Company performance;
•provide competitive total compensation opportunities that allow us to attract, retain, compensate, and motivate talented leaders;
•ensure that executive compensation is cost-effective and financially efficient;
•maintain high standards of environmental stewardship, social responsibility and corporate governance consistent with evolving best practices; and
•discourage excessive or imprudent risk-taking.
Stockholder-Focused Program Principles
Our Compensation Committee strives to design our compensation programs to align executive compensation with our stockholders’ experience, including use of the following practices:
•rigorous goal setting, measurement, review and accountability;
•annual incentive plan performance targets typically set at or above prior year actual results;
◦in 2020, certain quantitative metrics were set at lower target levels than 2019 performance in order to align performance goals with investor priorities in the present environment; see “Section 5 - Primary Elements of Compensation and Executive Compensation Results” of this CD&A for additional information on our performance targets and results;
•alignment of short-term and long-term incentive plan performance metrics with stockholder expectations;
•incorporation of total stockholder return (“TSR”) and free cash flow generation as components of our annual cash bonus program in order to incentivize return of capital to our stockholders;
•incorporation of free cash flow generation and leverage reduction metrics into our LTIP performance calculations in order to incentivize de-levering of the Company’s balance sheet; and
•87% of 2020 CEO target compensation is variable and performance-based.
Compensation Best Practices and Corporate Governance Highlights
Our leadership and culture encourage long-term stockholder value creation through the implementation of best practices in compensation and corporate governance matters. We evaluate performance using both quantitative and qualitative factors and review not only “what” is achieved, but also “how” it is achieved. Our stockholder engagement efforts serve an important role in conducting this evaluation and ensuring that our executive compensation and governance practices meet or exceed the expectations of our Board and our stockholders. Some best practices of our executive compensation program are set forth in the table below:

WHAT WE DO:
✓
Pay-for-Performance: The significant majority of our executive pay is variable and linked to meeting our short-term and long-term financial, operational and ESG-based goals, aligning incentives with long-term stockholder value creation.
		✓	Independent Compensation Consultant: The Compensation Committee retains an independent compensation consultant.

✓	Target the Median: We generally target pay opportunities for our executives at the market median.	✓	Clawback Policy: We have adopted a clawback policy applicable to our NEOs.

✓
Performance-Weighted Compensation: A significant portion of executive compensation is in the form of performance-based awards, with 60 percent of our CEO’s 2020 target value delivered in performance-based awards.
✓
Equity Ownership Requirements: We require executive officers and directors to maintain meaningful ownership of our stock to ensure their interests are appropriately aligned with the long-term financial interests of our stockholders.

✓
Compensation Risk Assessment: The Compensation Committee annually reviews an analysis of our incentive compensation plans prepared by its independent compensation consultant to ensure our plans are designed appropriately and do not encourage excessive risk taking, while considering market changes and peer group comparisons.
✓
Caps on Incentive Awards: Outstanding performance-based equity awards are capped at target payout if absolute TSR is negative for the performance period; beginning in 2020, the annual cash bonus for officers with the title of Senior Vice President and above is also subject to a downward adjustment if absolute TSR is negative by 10 percent or more.

✓
Proper Incentives: Our LTIP design for certain outstanding awards includes a capital efficiency metric that incentivizes and recognizes our ongoing commitment to achieving positive returns on capital invested.
✓
Above Median Performance to Earn Target: LTIP performance metrics for certain outstanding awards require above-median relative performance as compared to the applicable peer group in order to earn target payout.

WHAT WE DO NOT DO:
✗	No Tax Gross-ups: We do not provide golden parachute excise tax payments or other tax gross-ups.	✗
Prohibited Transactions: We do not permit officers, employees or directors to enter into transactions that “hedge” the value of our securities owned by them, hold our securities in margin accounts, pledge our securities to secure indebtedness, or buy or sell options or derivatives with respect to our securities.

✗	Limited Severance: We typically do not provide severance benefits in the event of termination without cause, unless it is related to a change in control.

✗	Double-Trigger Change of Control Severance: We do not provide “single-trigger” cash severance or equity vesting acceleration upon a change in control.	✗	No Excess Perquisites: Executive perquisites are minimal and comprise a very small portion of the executive compensation package.

✗	No Dividends on Unvested Equity: We do not pay dividends on unvested restricted stock units or performance share units.	✗	No Unlimited Cash Bonuses: Annual cash incentive awards are capped regardless of performance against our short-term metrics.

✗	No Guaranteed Base Salary Increases: Base salary levels are reviewed annually and periodically adjusted based on market conditions, competitiveness, and internal considerations.	✗	No Employment Contracts: The employment of our executives is “at will,” and there are no written employment agreements with any executive officers.

SECTION 3—2020 Business Results and Select Executive Compensation Decisions
Our long-term strategy for sustainable business results included achieving key objectives in 2020 to generate positive cash flow and fund absolute debt reduction, while prioritizing ESG initiatives in our business. We successfully executed our 2020 strategy in the following ways:
•Generated net cash provided by operating activities of $790.9 million, which was in excess of net cash used in investing activities of $555.6 million.
•Reduced the principal balance of total outstanding long-term debt by $492 million, or 18 percent, to $2.3 billion at year-end 2020, down from $2.8 billion at year-end 2019. This decrease was primarily driven by the successful execution of offers to exchange certain of our outstanding senior unsecured notes for newly issued second lien secured notes, applying excess cash flow toward open market repurchases of senior notes at a discount, and reducing our revolving line of credit.

•Expanded our capital project inventory of top tier assets through successful exploration and development activity during the year.
•We accomplished these strategic objectives despite new operational and remote working protocols, and significant macroeconomic challenges that resulted in unprecedented declines in commodity prices, especially for oil.
Despite the challenges of the past year, we find ourselves entering 2021 well-positioned to continue executing our long-term strategy and generating value for our stockholders. In 2020, we further prioritized ESG initiatives by, among other things, expanding our disclosures and integrating enhanced environmental and social programs throughout the organization. Further, during 2020 we achieved top quartile performance in safety and spill metrics (compared to the trailing three-year average of reporting AXPC members), and outperformed our internal target for greenhouse gas emission intensity.
The graph below illustrates the Company’s stock price performance as compared to the average of our 2020 peer companies’ stock price performance during the period from 2017 through 2020. As reflected in the graph, we believe the successful completion of our business transformation, our superior operational performance, and the execution of our business strategy have positioned us well for the creation of long-term stockholder value in 2021 and beyond.

SM Energy and Peer Stock Performance
Percentage Change
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-120%
2018
2019
2020
2021
SM Energy
Peer Average

An integral part of our executive compensation program is that the Compensation Committee carefully considers our stockholders’ overall experience and seeks to align expected compensation outcomes with that experience. Accordingly, the Compensation Committee’s 2020 decisions on executive compensation included the following key actions, which demonstrate that our CEO’s compensation is significantly aligned with our stockholders’ experience:

CEO Compensation Award Results
2020 STIP Payout	Ü	NEGATIVE discretion applied	Ü	3rd consecutive year
2020 LTIP Grant	Ü	NEGATIVE discretion applied	Ü	3rd consecutive year
2017-2020 PSU Award	Ü	Below Target payout	Ü	4th consecutive year (zero payout in 3 prior years)
CEO Total Target, Awarded and Realized Pay
The chart set forth below reflects the total target compensation opportunity of our CEO compared to the awards granted by the Compensation Committee, and the compensation actually realized by our CEO. In 2018, 2019, and again in 2020, the Compensation Committee exercised discretion to reduce the compensation awarded to our CEO under both of our LTIP and STIP in order to reflect our stockholders’ experience. Furthermore, following the onset of the Pandemic, the Compensation Committee also reduced the base salary of each of the individuals serving as CEO during the year by 20 percent. As demonstrated, the compensation actually realized by our CEO reflects the rigorous nature of our compensation program and the frequent use of negative discretion by our Compensation Committee in order to align our CEO’s pay outcomes with our stockholders’ experience, even when our performance exceeds short-term and long-term targets.

____________________________________________
* Because Messrs. Ottoson and Vogel each served as CEO during portions of 2020, the 2020 bars reflect a combination of their target, awarded and realized CEO pay, as described in greater detail in the following notes.
(1) All columns reflect the average of the 2020 base salaries of Messrs. Ottoson and Vogel, weighted for their respective period of service as CEO during the year.
(2) All columns reflect the average cash bonus amounts for Messrs. Ottoson and Vogel, weighted for their respective periods of service as CEO during the year.
(3) “Target” reflects the target value of Mr. Vogel’s 2020 RSU award (Mr. Ottoson did not receive a 2020 RSU award due to his retirement); “Awarded” reflects the grant date fair value of RSUs actually awarded to Mr. Vogel in 2020; “Realized” reflects the value of Mr. Ottoson's RSUs that vested in 2020.
(4) “Target” reflects the target value of Mr. Vogel’s 2020 performance cash award (Mr. Ottoson did not receive a 2020 performance cash award due to his retirement); “Awarded” reflects the grant date fair value of performance cash actually awarded to Mr. Vogel in 2020; “Realized” reflects the value of Mr. Ottoson’s RSUs that vested in 2020.
Further, as shown in the chart set forth below, the realized value of our CEO’s PSU awards have declined by a greater extent than the Company’s TSR, evidencing the Compensation Committee’s commitment to pay-for-performance.
SECTION 4—Competitive Positioning—Selection and Purpose of Our Comparative Peer Group
Comparative Peer Group
Selection of a comparative peer group is foundational to the design of a rational executive compensation program. One of the objectives of our executive compensation program is to ensure that total compensation opportunities provided to our executive officers are competitive with the companies against which we compete for business opportunities, investment dollars, and executive talent. Criteria for the selection of peer companies using the General Industry Classification Standard Industry Code include standard measures such as revenue, operating cash flow, enterprise value, and market capitalization, as well as the degree of each company’s offshore and international operations and the relative mix of oil, gas and NGLs indicative of the Company’s production in the aggregate. Secondary criteria, such as peer groups identified by proxy advisory firms and companies that may differ in size and scale but directly compete with the Company for talent, and other matters deemed relevant by the Compensation Committee are also considered. The Compensation Committee’s compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”) identifies peer companies that are within a specific and reasonable range of our Company for at least four of these criteria and that have corporate structures similar to ours. FW Cook presents multiple peer group alternatives, and the Compensation Committee, with input from FW Cook, selects a peer group that best fits the selection criteria, excluding those companies from the peer group from the previous year that no longer satisfy the selection criteria. In April 2020, the Compensation Committee approved the peer group used for 2020 compensation comparisons, which consisted of the following companies:

2020 Peer Group
Callon Petroleum Company	Gulfport Energy Corporation	Parsley Energy, Inc.
Centennial Resource Development, Inc.	Laredo Petroleum Inc.	PDC Energy, Inc.
Cimarex Energy Company	Magnolia Oil & Gas Corporation	Range Resources Corporation
Denbury Resources Incorporated	Matador Resources Company	Southwestern Energy Company
Extraction Oil & Gas, Inc.	Oasis Petroleum, Inc.	WPX Energy Inc.

The following chart depicts the changes to our 2020 peer group as compared to our 2019 peer group:

2019 Peers Removed from 2020 Peer Group	New 2020 Peers
Carrizo Oil & Gas, Inc.(1)	Magnolia Oil & Gas Corporation
Jagged Peak Energy Inc.(1)
SRC Energy, Inc.(1)
Whiting Petroleum Corporation(2)
____________________________
(1) Removed due to closed or pending acquisition at the time of peer group determination.
(2) Removed due to bankruptcy filing.
SECTION 5—Primary Elements of Compensation and Executive Compensation Results
The primary elements of our 2020 executive compensation program and the purpose of each component are summarized in the following table. Our NEOs receive the same forms of compensation as other employees with similar tenure, the only differences being target pay opportunities and the proportion of each element of compensation in the total mix of pay.

	Compensation Element	Duration	Description	Purpose
FIXED	Base Salary	Short Term (annual)	Fixed compensation based on position, experience and expertise; generally targeted at median of peer group.	Attract and retain qualified employees; provide a level of fixed pay based on skills, competencies, experience, and individual contributions.
AT-RISK	Annual Cash Bonus	Short Term (annual)	Annual cash incentive opportunity dependent upon annual individual and corporate performance in key financial, operational, and ESG-based metrics.
Drive and incentivize superior annual performance; incentivize achievement of financial, operational and ESG-based goals aligned with the Company’s annual business plan. Aligns payout with stockholder experience through a modifier that increases/reduces payout (subject to cap and floor) based on absolute TSR.

	Restricted Stock Units	Long Term (3-year)	Time-based restricted equity that vests ratably over a three-year period.	Promotes retention and stock ownership; incentivizes long-term sustainable value creation through stock price performance.
	Performance-Based Cash	Long Term (3-year)	Performance-based cash award dependent upon achievement of goals pertaining to generation of free cash flow, leverage reduction and ESG performance.
Incentivizes long-term sustainable value creation that is aligned with our strategic plan; requires a threshold level of performance to receive any payout under the leverage reduction and free cash flow metrics.

Total Direct Compensation Mix
The graphs below show the 2020 target total direct compensation mix for our Chief Executive Officer and other NEOs. As the charts illustrate, 87% and 74% of target total direct compensation for our Chief Executive Officer and other NEOs, respectively, is attributable to performance-based STIP and LTIP, and thus is variable and tied to performance (i.e., “at risk”).

OTHER NAMED EXECUTIVE OFFICERS

BASE SALARY
ANNUAL CASH BONUS
LONG TERM INCENTIVE AWARD
FIXED
BASE SALARY
26%
26%
RSUs
28%
18%
Performance
Based Cash
28%
74%
VARIABLE AT-RISK
COMPENSATION

2020 Performance Highlights and Incentive Plan Results
The graphic below illustrates certain 2020 operational and financial highlights, as well as the relationship between our STIP and LTIP performance metrics and our incentive plan results. As reflected below, the Compensation Committee exercised negative discretion to reduce pay opportunities and outcomes in order to reflect the broader industry conditions and our stockholders’ experience, and despite the Company’s out-performance with regard to several of our target metrics.

Long-Term Principal Debt Reduction of $492 Million ↓18% (Full Year 2020)	NET CASH PROVIDED BY OPERATING ACTIVITIES EXCEEDED NET CASH USED IN INVESTING ACTIVITIES BY $235.5 Million (Full Year 2020)		TOP QUARTILE ESG PERFORMANCE (Safety and Spill Metrics compared to reporting AXPC Members)

HOW WE MEASURE PERFORMANCE	2020 RESULTS		INCENTIVE PLAN MULTIPLIERS

2020 STIP METRICS	2020 STIP PAYOUT		STIP PAYOUT RESULTS
QUANTITATIVE	METRIC (weighting)	RESULTS(1)	INITIAL SCORECARD MULTIPLIER
cash flow	cash flow (30%)	(4)%	1.25x
		0.87 multiplier
proved developed reserve additions	proved developed reserve additions (20%)	(9)%
		0.70 multiplier	NEO MULTIPLIER(2)
finding & development costs	finding & development costs (20%)	26%	0.88x
		2.00 multiplier
cash operating costs	cash operating costs (15%)	18%	Negative discretion applied to CEO cash bonus (3rd consecutive year)
		1.72 multiplier
production volume	production volume (15%)	(2)%
		0.93 multiplier
	QUANTITATIVE MULTIPLIER	1.20x multiplier	LTIP PAYOUT RESULTS
QUALITATIVE			PSU MULTIPLIER
			0.90x
EHS	EHS	0.05
		adjustment	Below target payout (4th consecutive year)
exploration success & inventory additions	exploration success & inventory additions	0.00
		adjustment
		Negative Discretion(2)
	Initial Scorecard Multiplier Negative Discretion TSR Modifier Final NEO Multiplier	1.25x 1.25x → 1.10x 1.10x → 0.88x 0.88x
			2020 LTIP GRANT
			50% below target
2017-2020 LTIP PSU METRICS	2017-2020 LTIP PSU PAYOUT
	METRIC	RESULTS	CEO LTIP award granted below target value for 3rd consecutive year All other employees LTIP award granted at below target for 2nd consecutive year
relative TSR	relative TSR	7.7% (above peer index)
absolute TSR	absolute TSR	(33.80)%
	TOTAL MULTIPLIER	90%
		of target
(1) Expressed as a percentage of performance compared to our 2020 targets.
(2) Notwithstanding out-performance with respect to certain STIP metrics and at or near target performance with respect to others, the positive impact of the STIP’s free cash flow per debt adjusted share modifier was normalized; negative discretion was applied to further adjust the initial scorecard multiplier down by 0.15, and the negative impact of the officer TSR modifier was given full effect in order to reflect market conditions and align pay outcomes with our stockholders’ experience.

Base Salary
Base salary is intended to provide a foundation of cash compensation that recognizes the level of responsibility, authority and experience of each individual executive, and compensates such executive for day-to-day contributions to our success. The Compensation Committee generally sets base salaries at or near the median of our peers, but considers individual circumstances such as responsibilities, skills and experience. As a result of the Pandemic, its impact on our Company and industry, and the experience of our stockholders, in March 2020 the Compensation Committee elected to reduce the base salaries of all officers of the Company at the level of Vice President and above, including the following reductions for our NEOs:

2020 Base Salary Reductions
Position	NEO	% Reduction
CEO	Ottoson Vogel(1)	20%
Executive Vice President	Pursell Copeland Vogel(1)	15%
Senior Vice President	M. Lutey Knott	10%
(1) Mr. Vogel served as an Executive Vice President and as our CEO during 2020, and his applicable base salary was reduced by the amounts indicated in the table above for his period of service in each such position.

The table below reflects the 2019 and 2020 base salaries of each of our NEOs, and reflects a total reduction in base salary paid to our NEOs during 2020 of $363,932.

Name	2019 Base Salary	2020 Base Salary(3)
Ottoson(1)	$872,521	$649,359
Vogel(2)	$498,111	$484,484
Pursell	$487,521	$442,399
Copeland	$431,966	$391,120
Lutey	$346,311	$325,723
Knott	$346,311	$325,723
	$2,982,740	$2,618,808
____________________________
(1)     Mr. Ottoson retired and ceased receiving base salary in November, 2020.
(2)     Mr. Vogel’s base salary increased as a result of his promotion to President and Chief Operating Officer in July, 2020 and President and Chief Executive Officer in November, 2020; however, his total base salary for 2020 decreased as compared to 2019 as a result of our 2020 base salary reductions.
(3)    2020 base salary reductions were implemented during the second quarter of 2020.
As a result of our superior 2020 business performance relative to our pre-Pandemic performance goals, the relative rebound in oil and gas exploration and production equities and commodity prices in the early months of 2021, and in an effort to remain competitive with our peers regarding base salary pay opportunities for our executives, our Compensation Committee restored the base salaries of our officers to their pre-2020 reduced amounts, effective as of March 22, 2021, but without application of the annual merit increase awarded to other employees.
Short-Term Incentive Plan
Short-Term Incentive Plan—Design
Our STIP is designed to reward our NEOs for the successful execution of our annual business plan, measured by achievement of annual Company performance goals and the individual performance of each NEO. These performance objectives are established in the first quarter of each year by the Compensation Committee in consultation with management and the Compensation Committee’s independent compensation consultant. At the discretion of the Compensation Committee, these goals may be adjusted from time to time during the year due to significant changes in our business. Notwithstanding the Pandemic and its deleterious impacts on our industry, we did not modify our STIP performance goals during 2020. STIP awards are in the form of cash bonuses under our Cash Bonus Plan, which was last approved by our stockholders in May 2013.
For the 2020 plan year, in order to incentivize achievement of those metrics that we believe are most aligned with long-term stockholder value creation in the present environment, our Compensation Committee increased the weight given to the cash flow metric from 20 percent to 30 percent, and reduced the weight attributable to each of the production volume and cash operating cost per BOE metrics from 20 percent to 15 percent.
Return on capital is an important consideration in the structure of our STIP and is reflected in three primary mechanisms: first, the quantitative goals the Compensation Committee determines are based on our operating plan and budget for the year, which reflects minimum return thresholds for each well drilled and completed; second, the finding and development cost metric reflects one component of our return on capital by calculating the efficiency of each capital dollar we spend; and third, the Compensation Committee has the discretion to negatively adjust payouts to the extent we achieve results by exceeding our capital expenditure budget.
In addition, generation of free cash flow and TSR are important components of our business strategy and the experience of our investors, and are reflected in two additional mechanisms: first, the cash flow, production volume and proved developed reserve addition metrics are subject to a modifier that measures performance on a free cash flow per debt adjusted share basis; and second, the STIP payout multiplier is subject to a modifier that increases the multiplier from 1.0x up to 1.2x if TSR is greater than 10 percent (subject to an overall payout cap of 2.0x), and reduces the multiplier for certain officers (at the level of Senior Vice President and higher) from 1.0x to 0.8x if TSR is less than -10 percent.
Each NEO is assigned a target bonus as a percentage of his or her base salary, based on the pay level that the Compensation Committee deems to be competitive and appropriate assuming all of our performance goals are achieved at the “target” level. Actual bonuses can range from zero to two times a participant’s target percentage based on the Compensation Committee’s assessment of the Company’s performance and the individual performance of each of our NEOs; however, the maximum award permitted under our Cash Bonus Plan for any participant is $2,000,000. Target bonuses for 2020 as a percentage of base salary for each of the NEOs were as set forth in the following table. Except for Mr. Vogel, who was promoted to President and Chief Executive Officer in 2020, none of the NEO’s 2020 target bonus levels changed as compared to their target bonus levels in 2019.

Name	2020 Target STIP Level, % of Base Salary
Ottoson	120%
Vogel(1)	120%
Pursell	90%
Copeland	70%
Lutey	70%
Knott	65%
____________________________
(1) Mr. Vogel was promoted from Executive Vice President and Chief Operating Officer to President and Chief Operating Officer in July, 2020, and promoted to the role of President and Chief Executive Officer in November, 2020. In connection with these promotions, his target STIP level as a percentage of base salary increased from 95 percent to 120 percent. For 2020, Mr. Vogel’s actual cash bonus equaled 87.12 percent of base salary as a result of prorating the portion of 2020 during which Mr. Vogel served in each of such roles.
Short-Term Incentive Plan—2020 Performance
In determining the 2020 annual cash bonus awards for our NEOs, the Compensation Committee assessed Company performance with respect to the five quantitative and two qualitative metrics described below. Our Compensation Committee typically sets targets for quantitative measures at more challenging benchmarks than the prior year’s actual performance results; however, in 2020, in order to align performance goals with investor priorities and incentivize long-term stockholder value creation in the present environment, certain quantitative metrics, such as production volumes and proved developed reserve additions, were set at lower target levels than the prior year’s actual performance as a result of our reduced capital budget and in order to prioritize the return of capital to our stockholders and generation of free cash flow. The Compensation Committee’s evaluation of our performance under the quantitative metrics resulted in the performance results set forth below, causing an initial multiplier of 1.2 times each NEO’s target bonus level, as set forth in this table:

Quantitative Goals
Performance Measure	Factor Weight	Target	Actual Result	STIP Multiplier
Cash Flow ($ in millions)	0.30	$1,011.00	$971.00	0.87
Proved Developed Reserve Additions (MMBOE)	0.20	53.6	49	0.70
Finding and Development Costs ($ per BOE)	0.20	$15.58	$11.58	2.00
Cash Operating Costs ($ per BOE)	0.15	$12.70	$10.37	1.72
Production Volume (MMBOE)	0.15	47.3	46.4	0.93
Preliminary Result				1.20

Metric	Result (performance compared to target)	Commentary
Cash Flow	-4%	Our cash flow target is calculated based on Adjusted EBITDAX, which represents net income (loss) before interest expense, other non-operating income or expense, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property impairments, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains or losses on extinguishment of debt, and material inventory impairments. This measure is important because our cash flow is the primary source of funding for our ongoing capital program and working capital needs, as well as a key factor in stockholder value creation.
Proved Developed Reserve Additions	-9%
The proved developed reserve additions target represents the proved developed reserves estimated to be added from projects funded under our capital program during 2020. This measure is important because proved developed reserves are the primary source of future production and cash flow for us and, as such, relate directly to the value of our Company.

Finding and Development Costs	26%
Finding and development costs are a measure of the efficiency of our capital program in generating value. The finding and development costs target represents the estimated cost of proved developed reserve additions on a dollar per barrel of oil equivalent (“BOE”) basis projected under our 2020 business plan.

Cash Operating Costs	18%	Our cash operating costs are calculated as the sum of our lease operating expenses, ad valorem taxes, workover expenses, transportation, production taxes, and general and administrative expenses (less stock compensation expense), on a per BOE basis.
Production Volume	-2%
The production volume target represents the volume of oil, gas and NGLs forecasted to be produced under our 2020 business plan. This measure is important because proceeds from the sale of production generate essentially all of our revenue.

In addition to these quantitative metrics, the Compensation Committee assessed our 2020 performance in the qualitative areas of EHS performance and Company inventory additions, which are discussed in detail below. With respect to each of these qualitative measures, the Compensation Committee may adjust the initial multiplier result determined in its evaluation of the quantitative measures, either upward or downward, as described below. A determination of 0.00 represents performance in line with expectations during the year.

Qualitative Goals
Environmental, Health, and Safety	Exploration Success and Inventory Additions

With respect to the EHS qualitative measure, the Compensation Committee may adjust the initial quantitative multiplier result either upward or downward within a range of −0.05 to 0.05. In 2020, our health and safety performance goals were top-quartile in the areas of statistical measurement that we track, which include total recordable incident rate, spill volumes, greenhouse gas emissions, and certain safety training objectives. As a result of the Company’s outstanding EHS performance, the Compensation Committee adjusted the quantitative result upward by 0.05.
Our 2020 exploration success and inventory addition goals included: (a) adding more than 80 MMBOE in economic drilling inventory; (b) delineating the Austin Chalk formation and creating a development plan that generates top tier returns; (c) increasing Permian Basin prospective resources by 100 MMBOE; (d) demonstrating application of new technologies; and (e) demonstrating progress in exploration prospect generation. With respect to our these goals, the Compensation Committee may adjust the initial quantitative multiplier result either upward or downward within a range of −0.1 to 0.1. In 2020, the Company achieved success by delineating the Austin Chalk, applying new technologies and building prospect inventory outside of our current properties but within the basins where we operate; however, the Company did not add the economic drilling inventory or Permian Basin prospective resources at the targeted volumes. As a result of the Company’s mixed success with regard to its exploration success and inventory additions goals, the Compensation Committee did not make a 2020 adjustment for this qualitative measure.
EHS Adjustment: 0.05	Exploration Success and Inventory Additions Adjustment: 0.00
Following its evaluation of the Company’s quantitative STIP metrics and initial determination of a 1.2 multiplier, the Compensation Committee adjusted this multiplier based on the qualitative metrics of +0.05 for EHS and 0.00 for inventory addition goals, to reach a 1.25 times multiplier.
The Compensation Committee next applied each of the two STIP modifiers to the initial total pool multiplier of 1.25. The application of the free cash flow per debt adjusted share modifier resulted in a significant increase to the total pool multiplier, and the application of the TSR modifier resulted in a 20 percent decrease to the total pool multiplier for officers of the Company holding the position of Senior Vice President or higher.
The Compensation Committee determines amounts earned under the STIP not only by the extent to which management achieved the quantitative and qualitative performance goals, but also by evaluating how management achieved those goals, and overall market and industry conditions. The Compensation Committee’s exercise of judgment and discretion protects the STIP from having an illogical outcome if circumstances change during the year such that the formulaic goals do not reflect reasonable outcomes.
For 2020, the Compensation Committee considered all the above-mentioned factors, and specifically recognized the overall market conditions and deflationary environment, and used its judgment and negative discretion to reduce the STIP multiplier in the following manners:
•All Employees, including the NEOs: the Compensation Committee elected to (a) normalize the payout calculation without the free cash flow per debt adjusted share modifier because of the unexpected and significant increase in outcomes resulting from 2020 market conditions, which in turn reduced the multiplier to 1.25; and (b) further reduce the multiplier by an additional 0.15, from 1.25 times to 1.10 times.
•NEOs and Certain Other Officers: the Compensation Committee elected to give full effect to the TSR modifier to the overall STIP multiplier, thereby reducing to 80 percent of its value, resulting in a multiplier for such officers of 0.88 times.

The Compensation Committee’s Use of Negative Discretion in Executive STIP Payout

STIP Multiplier
• Negative Discretion exercised to normalize multiplier outcome without free cash flow modifier
Initial Scorecard Multiplier
1.25x
• Negative Discretion exercised to reflect industry conditions
Resulting Multiplier
1.10x
• Negative Discretion exercised by application of TSR modifier
Final Multiplier
0.88x

In addition, the Committee decided to calculate the bonus payout for all employees, including the NEO’s, based on actual base salary earned and paid in 2020 following the reduced or suspended base salaries, as applicable, that had been implemented in early 2020, in order to more closely align with our stockholders’ experience during the year.
The table below sets forth our NEO’s base salaries actually earned and paid in 2020, their target cash bonus amounts as a percentage of base salary, their projected cash bonus amounts if paid at the total pool multiplier of 1.25 times, and their actual cash bonus amounts following the application of negative discretion by the Committee.

Name	Salary Paid in 2020	Target STIP %(1)	Unadjusted STIP(2)	Actual STIP(3)	% Reduction
Ottoson(4)	$649,359	120%	$974,038	$685,722
Vogel(5)	$484,484	99%	$599,549	$422,082
Pursell	$442,399	90%	$497,699	$375,000
Copeland	$391,120	70%	$342,230	$240,930
Lutey	$325,723	70%	$285,008	$200,645
Knott	$325,723	65%	$264,650	$186,314
Total			$2,963,174	$2,110,693	29%
____________________________
(1)    Expressed as a percentage of base salary.
(2)    This column reflects the annual cash bonus that would have been awarded to each NEO if the initial scorecard multiplier of 1.25x were utilized.
(3)    Reflects a 0.88x multiplier versus the 1.25x initial scorecard multiplier. The Compensation Committee exercised discretion to reduce the NEOs’ STIP multiplier below the initial scorecard multiplier.
(4)    Mr. Ottoson retired in November, 2020; the Compensation Committee awarded Mr. Ottoson a 2020 cash bonus in recognition of his successful execution of the Company’s business strategy through his tenure as the Company’s CEO in 2020, as well as his role in successfully leading the Company through the CEO transition.
(5)    Mr. Vogel was promoted from Executive Vice President and Chief Operating Officer to President and Chief Operating Officer in July, 2020, and promoted to the role of President and Chief Executive Officer in November, 2020. In connection with these promotions, his target STIP level as a percentage of base salary increased from 95 percent to 120 percent. For 2020, Mr. Vogel’s target cash bonus equaled 99 percent of base salary as a result of prorating the portion of 2020 during which Mr. Vogel served in each of such roles.
Long-Term Incentive Plan
Long-term Incentive Plan—Design
Our LTIP is an equity compensation program that typically utilizes PSUs and RSUs to compensate our NEOs and other key employees for execution of our business strategy. Awards of PSUs and RSUs are issued pursuant to our 2006 Equity Incentive Compensation Plan, as amended (the “Equity Plan”), which our stockholders have approved. RSUs are generally granted with a three-year vesting schedule, with one-third of the RSUs in each grant vesting on each of the first three anniversaries of the award date. RSUs are settled in shares of our common stock at the time of vesting. PSUs are performance-based awards that are settled in shares of our common stock, with the number of resulting shares falling within a range of 0-200 percent of the number of PSUs originally granted, dependent on the Company’s performance with respect to certain metrics determined by the Compensation Committee over a three-year performance period.
Other types of long-term incentive based awards, such as the performance-based cash grants that were awarded to our NEOs and certain other key employees in 2020 and which are discussed in more detail below, are occasionally granted, with the structure of such awards being dependent upon the circumstances in which they were granted, the Compensation Committee’s design of such awards, and the business objectives sought to be achieved at the time of issuance.
2017-2020 LTIP Performance Period Results
At the completion of the 2017-2020 performance period, the PSUs granted on July 1, 2017, were settled using an earned percentage of 90 percent, meaning shares of common stock equal to 90 percent of the number of PSUs originally awarded were issued in settlement of such PSUs. We achieved this result based upon the outcome of our performance with respect to the two performance metrics applicable to this period: (a) our annualized absolute TSR for the performance period of −33.8 percent, which resulted in an earned percentage of zero, and (b) our relative TSR for the period, which outperformed the peer index by 7.7 percent and resulted in a payout multiplier of 0.9 times.
The 2017-2020 performance period was the first performance period in the prior four performance periods in which PSUs were earned; although, the settlement of such PSUs into common stock was at below target value.

2020-2023 LTIP Performance Period Design and Awards
As a result of the Pandemic and its impact on our Company, our industry and the broader macroeconomic environment, the Compensation Committee significantly altered the design of our 2020 long-term incentive awards as compared to prior years. Changes to the design of the plan, and related executive compensation actions, included the following:
•Deferred timing of grants until December 2020 because of the historically low share price and market overreaction at the traditional grant date of July 1.
◦Fewer RSUs were granted as a result of the rebound in share price, which avoided excessive stockholder dilution.
•Reduced the grant date value of awards to 50 percent of target.
•Granted performance-based cash awards in lieu of PSUs.
◦Preserved shares under the Equity Plan and avoided excessive stockholder dilution.
In determining the total pool value for 2020, in addition to the Pandemic and its impacts, the Compensation Committee considered various factors, including share price performance, historical fair value transfer (or the percentage of market capitalization transferred to employees annually in the form of stock-based awards, “FVT”) under our long-term incentive compensation system compared to our peer group companies, input from FW Cook on expected trends in LTIP design and FVT for the subject period, and shares available under our Equity Plan.

Name	2019 LTIP Grant Value	2020 LTIP Grant Value	Percent Change
Vogel(1)	$1,783,537	$2,949,998	65%
Pursell	$1,378,803	$1,000,000	(27)%
Copeland	$654,935	$475,002	(27)%
Lutey	$396,395	$287,497	(27)%
Knott	$379,174	$274,998	(27)%
Ottoson(2)	$3,465,846	—	(100)%
____________________________
(1) Mr. Vogel was promoted to Executive Vice President and Chief Operating Officer in June, 2019, President and Chief Operating Officer in July, 2020, and President and Chief executive Officer in November, 2020; in connection with each promotion, his target LTIP grant value increased, which resulted in LTIP grant value increasing (unlike the other NEOs that all experienced a grant value reduction).
(2) As a result of his retirement in November, 2020, Mr. Ottoson did not receive a 2020 LTIP award.
The 2020 LTIP grants to our NEOs were heavily weighted to performance-based awards, reflecting the Company’s pay-for-performance philosophy. For our CEO, 60 percent of the long-term incentive target value consisted of performance-based cash awards and 40 percent consisted of time-based RSUs, and for our other NEOs, 50 percent of the target long-term incentive value consisted of performance-based cash awards with 50 percent consisting of RSUs. Participants were awarded RSUs and performance-based cash awards during the fourth quarter of 2020, with the performance-based cash awards subject to the measurement period beginning July 1, 2020, and ending June 30, 2023 (except for greenhouse gas emissions, which will be measured from January 1, 2020 through December 31, 2022). The graphic below reflects the structure of our 2020 long-term incentive awards to our NEOs:

(1) ESG performance metrics include reduction in greenhouse gas emissions, employee and contractor safety, and spill performance.
As presented in the graphic above, the metrics utilized in the performance-based cash portion of the long-term incentive awards include free cash flow generation, a leverage reduction metric based on debt-to-adjusted EBITDAX ratio, and ESG performance. With respect to both the free cash flow and leverage ratio metrics, a threshold level of performance is required in order to receive any payout, a target level of performance is set to achieve target payout, and a maximum level of performance is established in order to receive maximum payout, with payout interpolated for performance falling between the minimum and maximum levels. No payout is awarded for performance below the minimum level and payout is capped at the maximum level. With respect to the ESG metrics, reduction in greenhouse gas emissions intensity comprises 50 percent of the weight of this metric, whereas employee and contractor safety, and spill performance, each account for 25 percent of the weight of the metric. Greenhouse gas emissions intensity is measured against the trailing three-year average of reporting AXPC members, and safety and spill metrics are measured against either the trailing three-year average of reporting AXPC members, or the Company’s trailing three-year average, whichever is a more challenging benchmark.
The Compensation Committee believes that the inclusion of cash flow and leverage ratio metrics incentivize management’s continuing efforts to deliver stockholder value by returning capital to our investors and de-levering the Company’s balance sheet, while the use of ESG-focused metrics recognizes the importance of, and incentivizes management to deliver, sustainable and responsible deployment of capital for the long-term benefit of all stakeholders.

SECTION 6—Compensation Determination Process

Key Compensation Committee Activities
Responsibilities of the Compensation Committee
Our executive compensation is determined by the Compensation Committee. During 2020, the Compensation Committee was comprised of between three and four independent directors and continued to operate under the framework of a written charter. Members of the Compensation Committee are appointed by our Board for, among other things, the purposes of:
•reviewing and approving our general compensation strategy and objectives, as well as disclosure required by the rules and regulations of the SEC;
•reviewing and recommending our compensation plans, policies and programs to the Board for its approval;
•reviewing the performance and approving the compensation of our directors and executive officers, including our Chief Executive Officer; and
•overseeing the administration of our employee compensation and benefit plans.
In 2020, the Compensation Committee met ten times to administer the matters noted above and address other matters required under its charter. The column to the right outlines key Compensation Committee activities during the year.
Independence of the Compensation Committee
Based upon the independence tests set forth in Section 303A.02 of the Corporate Governance Standards of the NYSE Listed Company Manual, our Board has determined that all members of the Compensation Committee are independent.

QUARTER 1

▪approve prior year bonus payout
▪approve base salary
▪complete CEO evaluation
▪approve current year STIP design
▪review Company-wide compensation risk assessment
▪consider compensation consultant independence
▪consider regulatory and market update by FW Cook

QUARTER 2

▪approve Compensation Discussion and Analysis
▪approve director and executive compensation peer group
▪review director and executive stock ownership compliance
▪review and recommend director compensation to the Board
▪review executive compensation
▪consider regulatory and market update by FW Cook

QUARTER 3
▪review and approve PSU payout (multiplier) ▪review and approve certain equity retention grants
QUARTER 4

▪approve LTIP guidelines
▪approve LTIP award allocations
▪review employee benefit and retirement plan design
▪conduct committee self-evaluation
▪review committee charter
▪review base salary and STIP process
▪review LTIP design for ensuing year
▪approve base salary budget for ensuing year
▪consider regulatory and market update by FW Cook

Independent Compensation Consultant
FW Cook serves as the independent executive compensation consultant for, and reports directly to, the Compensation Committee. The Compensation Committee may replace FW Cook or hire additional consultants or other advisors as it deems necessary. A principal of FW Cook attends Compensation Committee meetings and communicates with the Compensation Committee between meetings, as requested. The services that FW Cook provides, based upon direction from the Compensation Committee, include advising the Compensation Committee on the design of our executive compensation programs and the evolving best practices related thereto, providing market information and analysis regarding the competitiveness of our executive compensation opportunities, conducting compensation risk assessments and providing analysis concerning the equity compensation practices of our peers. To facilitate the delivery of these services to the Compensation Committee, FW Cook interfaces with our management. FW Cook does not provide to us directly, or indirectly through affiliates, any non-executive compensation services, such as pension consulting or human resource outsourcing. The total consulting fees we pay to FW Cook are less than 1 percent of the total annual revenues of FW Cook, and FW Cook and the FW Cook consultants working with us are prohibited from owning any shares of our common stock directly, although such shares may be owned within mutual funds in which such persons hold an interest. In addition, no officer, director, stockholder or employee of FW Cook has any known personal relationship with any of our officers, directors, stockholders or employees that would present a potential conflict to their independence. After consideration of disclosures and representations made by FW Cook concerning the foregoing, the Compensation Committee determined in 2020 that FW Cook’s work did not raise any potential conflicts of interest. FW Cook has agreed to advise the Compensation Committee if any potential conflict of interest arises that could cause FW Cook’s independence to be questioned, and not to undertake any project for our management, except at the request of the Compensation Committee and as agent for the Compensation Committee. In 2020, FW Cook did not provide any services to us other than those requested by the Compensation Committee and related to FW Cook’s engagement as the independent consultant to the Compensation Committee.
Compensation Risk Assessment
Each year, the Compensation Committee, in consultation with FW Cook, reviews and evaluates our compensation policies and practices for all employees to assess to what extent, if any, these policies and practices could result in risk taking incentives, whether our compensation policies and practices mitigate such risk taking incentives by properly aligning the interests of our employees with the interests of our stockholders and whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us. In 2020 and 2021, the Compensation Committee determined that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.
Role of Management in Determination Process
Under the oversight of our Chief Executive Officer and our Vice President—Human Resources, management provides recommendations to the Compensation Committee on matters of compensation philosophy and plan design. Our Chief Executive Officer recommends pay levels for executives, other than himself, based on competitive market data, past performance, and future potential. Our Human Resources department supports management and the Compensation Committee by providing information on historical compensation levels, employee evaluations and its analysis of comparative industry data, and by interfacing with FW Cook. While members of the management team attend Compensation Committee meetings, they are not generally present during executive sessions, and individual members of the management team are never present during discussions of their respective compensation. The Compensation Committee and our Board, as required under the charter of the Compensation Committee, make all final decisions with respect to compensation of our executive officers.
Tally Sheets
To enhance the analytical data the Compensation Committee uses to evaluate the compensation of our President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, and to provide the Compensation Committee with a consolidated view of the aggregate value of all material elements of compensation for those executives, our Human Resources department provides the Compensation Committee and FW Cook with a tally sheet summary of all of the compensation and benefit arrangements for each of those executives, including severance arrangements and all benefits provided in connection with termination of employment. The tally sheets show the amount the executive would receive under various foreseeable circumstances (e.g., termination with or without cause, resignation, and retirement or termination in connection with change in control). The Compensation Committee does not assign a specific weighting to the tally sheets in its overall decision-making process concerning compensation, but rather uses the information provided to gain additional perspective and as a reference.

SECTION 7—Other Compensation Matters
The other components of our executive compensation program include the following:

Compensation Element	Description	Purpose
Employee Stock Purchase Plan	Employees, including our executives, may purchase shares of our common stock at a 15 percent discount to the fair market value, subject to certain limits.	Facilitate share ownership among employees and align employees’ interests with those of stockholders.
Qualified Retirement Plans	Includes qualified defined benefit pension plan and 401(k) plan with Company match.	Attract and retain employees; support succession planning objectives by ensuring sufficiency of retirement replacement income.
Supplemental Retirement Plan	Provides benefits to our executives under qualified pension plan formula on earnings above the IRC limits for the qualified plan ($285,000 for 2020).	Attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income.
Non-Qualified Deferred Compensation Plan	Provides tax planning opportunities for our executives, and enables our executives to receive the full benefit of matching contributions in excess of IRC limits applicable to 401(k) plans.	Attract and retain executives; encourage retention; and support succession planning objectives by ensuring sufficiency of retirement replacement income.
Benefits and Perquisites	Medical, dental, vision, life, financial advisory services for executives and disability insurance.	Attract and retain highly qualified employees and support the overall health and well-being of employees.
Net Profits Interest Bonus Plan
Prior to 2008, our long-term incentive program for executives and certain other key employees consisted of the Net Profits Interest Bonus Plan (“NPP”) and an RSU program. The NPP was designed to reward the contributions made by our executives and other key employees to our long-term financial success. Under the NPP, participants shared in the net profits derived from our investment in all oil and gas activity from a specific pool of properties in a given year after we recovered the capital costs associated with that pool.
Once vested, the participant receives a share of the distributable proceeds, in the form of annual cash payments, regardless of employment with us. The complex nature of the NPP and the delay and uncertainty in realization of compensation value until pool payout was reached made the NPP less attractive to newly recruited and highly marketable executives and employees. Accordingly, we discontinued the NPP in 2007 on a prospective basis, and the 2007 pool was the last NPP pool created. We will continue to make payments under the NPP for pool years established prior to 2008 for as long as a subject pool remains in payout status. During 2020, Mr. Ottoson was a participant in one NPP pool. He currently receives no compensation from this pool because it has not reached payout status.
Employee Stock Purchase Plan
The purpose of our existing Employee Stock Purchase Plan (“ESPP”), and the 2021 Employee Stock Purchase Plan, which we are asking our stockholders to approve in this Proxy Statement, is to provide an opportunity for eligible employees, including our NEOs, to purchase shares of our common stock at a discount to the market price. The plan cycle consists of two periods each year, with plan periods for the six months ending June 30 and December 31 of each year. The ESPP allows employees to purchase our common stock through payroll deductions of up to 15 percent of their base compensation. The purchase price of the stock is the lower of 85 percent of the fair market value of the stock at the beginning or ending of the period. The maximum amount an employee can purchase through the plan is $25,000 per year, pursuant to the Internal Revenue Code of 1986, as amended (“IRC”), restrictions.

Retirement Programs—Pension, 401(k) and Non-Qualified Deferred Compensation Plans
Our executives are eligible to participate in our qualified, non-contributory defined benefit pension plan (the “Qualified Pension Plan”) and a 401(k) plan on the same basis as our eligible employees. Our executives are also eligible to participate in our Supplemental Executive Retirement Plan (“SERP”) and Non-Qualified Deferred Compensation Plan (the “NQDC”). The SERP is an unfunded, non-qualified plan that is intended to restore the benefits that would otherwise accrue to certain executive-level employees in the absence of IRC limits on the Qualified Pension Plan. The NQDC is intended to provide executives with tax planning opportunities and the opportunity to receive the full benefit of matching contributions in excess of IRC limits applicable to our 401(k) plan; however, in response to market conditions, we suspended the matching of employee contributions for 2021. We provide these plans to remain competitive in the hiring and retention of qualified personnel, and to support our succession planning objectives with a goal of providing retirement replacement income.
The Qualified Pension Plan in combination with the SERP for certain executive-level employees provides a benefit after 25 years of credited service to the Company equal to 35 percent of final average compensation. Final average compensation is the average of the highest three consecutive years of the ten years preceding termination of employment. For each NEO, the level of compensation used to determine benefits payable under the Qualified Pension Plan and the SERP is that executive’s average base salary, excluding bonuses and equity compensation awarded under the LTIP.
Our 401(k) plan is a defined contribution plan also intended to be qualified under the IRC and subject to the Employee Retirement Income Security Act of 1974, as amended. The 401(k) plan allows eligible employees to contribute up to 60 percent of their income on a pretax basis through contributions to the 401(k) plan, subject to annual limits determined by IRC regulations. With respect to employees who were hired prior to January 1, 2015 and who are eligible to participate in the Qualified Pension Plan, we match 100 percent of employee deferrals in cash on a dollar for dollar basis, up to 6 percent of the employee’s base salary and cash bonus. With respect to employees who were hired after January 1, 2015 and who are not eligible to participate in the Qualified Pension Plan, we match 150 percent of employee deferrals in cash on a dollar for dollar basis, up to 6 percent of the employee’s base salary and cash bonus. Company contributions vest ratably on an annual basis over an employee’s first three years of employment with the Company.
The NQDC is designed to provide executives with the opportunity to defer a portion of base salary and cash bonuses paid pursuant to the Cash Bonus Plan. Each year, participating employees may elect to defer (i) between 0 percent and 50 percent of their base salary, and (ii) between 0 percent and 100 percent of the cash bonus paid pursuant to the Cash Bonus Plan. The NQDC requires us to make contributions for each eligible employee equal to 100 percent of the deferred amount for such employee, limited to 6 percent of such employee’s base salary and cash bonus. Each eligible employee’s interest in the contributions we make will vest ratably on an annual basis over an employee’s first three years of employment with the Company. A participant’s account will be distributed based upon the participant’s payment election made at the time of deferral. A participant may elect to have distributions made in lump sum or in annual installments ranging for a period from one to 10 years.
Benefits and Perquisites
The NEOs and all other executives are eligible to participate in our various competitive medical and dental programs on the same basis as all other employees. These plans are intended to provide benefits that support the wellbeing and overall health of executives and employees. Our NEOs are also provided, at no cost, consistent with all employees, group term life insurance up to 2.5 times their respective base salaries up to $2,000,000. During 2020, we provided financial planning services to our executives, including the NEOs, at their option, however this benefit has not been provided during 2021.
Timing of Equity Grants
Equity grants awarded as part of the LTIP and pursuant to our Equity Plan are generally made during the third quarter of each year. The Compensation Committee generally approves these grants at its June meeting. The Compensation Committee, our Board or our CEO have in the past, and may in the future, make limited off-cycle grants of equity on other dates for newly hired or other executives and other employees as part of compensation packages designed to recruit, retain or reward such persons; however, our CEO may only make such grants to non-executives. We did not make any special grants of equity to our NEOs during 2020.
No Written Employment Agreements
The employment of all executives is “at will,” subject to and in accordance with the terms and conditions of written offers of employment. There are no written employment agreements with any executive officers.
Change of Control Severance Benefits
Change of control severance protection is provided to executives at the level of vice president and above, including each of our NEOs, and certain other key employees, through change of control executive severance agreements. See “Potential Payments Upon Termination or Change of Control—Change of Control Arrangements” for more information about these agreements and potential payments in the event of a termination of employment following a change in control. No excise tax “gross up” payments are provided.
Clawback Policy
Our Board adopted a written clawback policy effective as of February 17, 2015. The clawback policy provides that in the event we are required to prepare an accounting restatement of our financial statements due to any material noncompliance with any financial reporting requirement under applicable securities laws, our Board may, in its sole discretion, require reimbursement of compensation paid pursuant to our Cash Bonus Plan after January 1, 2015, to any officer of the Company that engaged in fraudulent or intentional illegal misconduct and for whom disclosure was required in any of the Company’s filings with the Securities and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K and that applied to any portion of the period for which the accounting restatement was required.
Stock Ownership Guidelines
To further align the interests of our executives with the interests of our stockholders with respect to long-term growth of stockholder value, the Compensation Committee has established, and our Board has approved, equity ownership guidelines for our executives and directors as follows:

Directors	5 times annual cash retainer
Chief Executive Officer	5 times annual base salary
Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents and Vice Presidents	1 time annual base salary
Equity holdings include the value of unvested RSUs for purposes of these calculations. Until a director or executive achieves the required ownership level, except for net settlements of equity awards for purposes of paying tax withholding obligations, such person may not sell equity without the prior approval of the Compensation Committee for the Chief Executive Officer or any Executive Vice President, and by the Chief Executive Officer for all other officers. As of the date of this filing, and as a result of COVID-19 and the misalignment of supply and demand in oil markets, our stock price has remained extremely volatile, resulting in periodic non-compliance by our NEOs and directors. The Compensation Committee will continue to review compliance with these guidelines annually, and more often as appropriate.
Securities Trading Policy and Prohibitions on Certain Hedging Transactions
We maintain a Securities Trading Policy, the overall goal of which is to inform our officers, employees and directors of the risks of trading in public company securities at a time when they may be in possession of material, non-public information. In addition, our policy provides mechanisms to specifically address trading by officers, certain other employees and directors during prescribed periods of time when the risk of being in possession of material, non-public information is perceived to be highest, and generally prohibits our officers, certain other employees and directors from trading in any of our securities without obtaining pre-clearance. Our policy also prohibits officers, employees and directors from engaging in transactions designed to mitigate, off-set, or avoid the risks associated with a decrease in the market value of our securities, including: (a) entering into transactions that “hedge” the value of our stock through the use of financial instruments, such as prepaid variable forward contracts, equity swaps, collars, exchange funds, or any other instrument that permits an officer, director or employee to own Company securities without the full risks and rewards of ownership; (b) holding our securities in margin accounts; (c) pledging our securities to secure indebtedness; (d) buying or selling options or derivatives with respect to our securities; (e) short selling Company securities; and (f) placing standing or limit orders on Company securities (other than pursuant to approved Rule 10b5-1 Plans).
Compensation Committee Report
The Compensation Committee of the Board of Directors of SM Energy Company reviewed and discussed the CD&A with management and FW Cook and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the disclosures set forth in the CD&A be included in this Proxy Statement and incorporated by reference into SM Energy Company’s 2020 Annual Report.
Respectfully submitted by the Compensation Committee of the Board of Directors,
Stephen R. Brand, Chair
Ramiro G. Peru
Julio M. Quintana

EXECUTIVE COMPENSATION TABLES
This Summary Compensation Table sets forth the annual and long-term compensation of our NEOs during each of the last three years. In addition to base salaries, the table reflects RSUs and PSUs granted in 2018, 2019, and 2020 and cash bonuses and other compensation earned during the same periods.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Herbert S. Vogel	2020	$484,484	$1,179,998	$422,082	$170,465	$68,126	$2,325,154
President, Chief Executive Officer and Director	2019	$498,111	$1,783,537	$630,000	$164,195	$89,141	$3,164,985
	2018	$468,888	$2,000,012	$502,000	$61,492	$99,545	$3,131,937
A. Wade Pursell	2020	$442,399	$500,000	$375,000	$192,606	$17,100	$1,527,105
Executive Vice President and Chief Financial Officer	2019	$487,521	$1,378,803	$570,400	$177,577	$45,395	$2,659,696
	2018	$472,805	$2,000,012	$476,588	$25,174	$54,847	$3,029,426
David W. Copeland	2020	$391,120	$237,502	$240,930	$130,913	$17,100	$1,017,565
Executive Vice President and General Counsel	2019	$431,966	$654,935	$395,000	$146,292	$16,800	$1,644,992
	2018	$422,562	$850,017	$331,288	$68,720	$41,854	$1,714,441
Mary Ellen Lutey	2020	$325,723	$143,747	$200,645	$131,611	$312,560	$1,114,286
Senior Vice President—Exploration, Development and EHS	2019	$346,311	$396,395	$346,000	$113,631	$65,275	$1,267,611
	2018	$336,224	$524,993	$263,600	$1,667	$69,639	$1,196,123
Kenneth Knott	2020	$325,723	$137,498	$186,314	$162,182	$59,944	$871,661
Senior Vice President—Business Development and Land	2019	$346,311	$379,174	$325,000	$165,771	$63,444	$1,279,699
	2018	$336,224	$450,004	$225,943	$4,391	$70,220	$1,086,783
Javan D. Ottoson	2020	$649,359	$—	$685,722	$321,131	$223,562	$1,879,774
President, Chief Executive Officer (former) and Director	2019	$872,521	$3,465,846	$1,150,000	$368,286	$142,811	$5,999,464
	2018	$846,185	$4,799,999	$1,000,000	$135,449	$171,891	$6,953,524
____________________________
(1)    The amounts in this column represent the aggregate grant date fair values of PSU and RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures related to service-based vesting conditions. These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 7 of the Notes to Consolidated Financial Statements included in our 2020 Annual Report. PSU awards are subject to market-based performance conditions relating to our total stockholder return and relative stockholder return compared to a peer company index over a three-year performance period. No PSU shares were awarded in 2020; for additional information about long-term performance based cash awards granted in 2020 see “2020-2023 LTIP Performance Period Design and Awards.”
(2)    The amounts in the column represent the cash bonuses paid in 2021, 2020, and 2019, but earned during 2020, 2019 and 2018 performance periods, respectively, under the STIP.
(3)    The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each NEO’s combined benefits under our qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements. No NEO received preferential or above market earnings on deferred compensation.
(4)    Amounts consist of our respective contributions to our 401(k) Profit Sharing Plan, contribution to our Non-Qualified Deferred Compensation Plan, payments for financial consulting services, relocation expenses, PTO payout and any anniversary gift cards. In 2020, matching contributions to our 401(k) Profit Sharing Plan of $17,100 were provided to each of Messrs. Ottoson, Pursell, Vogel, Copeland, Knott and Ms. Lutey. In 2020, matching contributions to our Non-Qualified Deferred Compensation Plan of $113,307, $47,490, $39,043 and $40,303 were made to Messrs. Ottoson, Vogel, Knott and Ms. Lutey, respectively. In 2020, financial consulting service benefits of $4,066, $3,536, $3,536 and $3,536 were provided to Messrs. Ottoson, Vogel, Knott and Ms. Lutey, respectively. In 2020, PTO Payout of $89,089 was paid to Mr. Ottoson upon his retirement. Ms. Lutey received $251,620 in relocation expenses, which included reimbursement for loss on the sale of a house and actual moving expenses. Mr Knott received an anniversary gift card valued at $264.

CEO Pay Ratio
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), certain U.S. public companies must disclose the ratio of the CEO’s annual total compensation to the median annual total compensation of all employees (excluding the CEO).
We initially identified our median employee in November of 2017. As permitted by the Dodd-Frank Act and because our employee population did not experience a meaningful change, no changes to employee compensation arrangements occurred that resulted in a significant modification to our disclosures, and the median employee did not experience a change in circumstances, we utilized the compensation of the same median employee in our proxy statements for fiscal years 2017, 2018 and 2019.
In November of 2020, we selected a new median employee using the consistently applied compensation measure determined by calculating the sum of the 2020 annual base salary and bonus paid to each employee, including any overtime pay. In making this determination, we annualized bonus, base salary, and any overtime pay for employees that were not employed for the entirety of 2020.
During 2020, we transitioned the CEO role from Mr. Ottoson, who retired, to Mr. Vogel. In accordance with the Dodd-Frank Act, we elected to calculate the CEO’s annual total compensation for purposes of this CEO Pay Ratio disclosure by annualizing the compensation of Mr. Vogel, who served in the role of CEO on November 15, 2020, the date upon which we determined the median employee.
We determined that the amount of the annual total compensation of our median employee for 2020 was $161,833. This amount represents the total compensation that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(x) of Regulation S-K for the median employee if the employee had been an NEO for fiscal year 2020. We then determined that the amount of our CEO’s annual total compensation for 2020 was $2,629,322, which represents the annualized amount for Mr. Vogel.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change In Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Herbert S. Vogel	2020	$600,000	$1,179,998	$587,960	$170,465	$90,900	$2,629,322
President, Chief Executive Officer and Director
Median Employee	2020	$118,370	$4,999	$25,500	$—	$12,964	$161,833
____________________________
(1)    The amounts in this column represent the aggregate grant date fair values of RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures related to service-based vesting conditions. These grant date fair values have been determined in accordance with Note 1 to the Summary Compensation Table set forth above.
(2)    The amounts in the column represent the cash bonuses paid in 2021, but earned during 2020, under the STIP.
(3)    The amounts shown in this column are attributable to the increase, if any, in the actuarial value of each individual’s combined benefits under our qualified and non-qualified benefit plans determined using interest rate and mortality assumptions consistent with those used in our financial statements. Neither individual received preferential or above market earnings on deferred compensation.
(4)    Amounts consist of our respective contributions to our 401(k) Profit Sharing Plan, contributions to our Non-Qualified Deferred Compensation Plan, payments for financial consulting services and any anniversary gift cards.
Based on the foregoing, for 2020, the ratio of the annual total compensation of our CEO to the annual total compensation for our median employee is 16:1. This pay ratio is a reasonable estimate, calculated in a manner consistent with SEC rules and based on our payroll and employment records.

Grants of Plan-Based Awards in 2020
Pursuant to our STIP, and in accordance with our Cash Bonus Plan, the Compensation Committee established the quantitative and qualitative metrics for our 2020 STIP on February 13, 2020. As discussed above, the bonus payments associated with the 2020 STIP were earned in 2020, but are paid in 2021. In addition, pursuant to our LTIP and in accordance with the Equity Plan, the Compensation Committee approved grants of RSUs and performance based cash to our NEOs on November 16, 2020. These grants were made effective as of December 14, 2020, and are summarized in the table below.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units(5)	Grant Date Fair Value of Stock and Option Awards(6)
		Target		Maximum
Herbert S. Vogel	2/13/20	$479,639	(1)	$2,000,000	(2)	—	—
	12/14/20	—		—		197,324	$1,179,998
	12/14/20	$1,770,000	(3)	$3,540,000	(4)	—	—
A. Wade Pursell	2/13/20	$398,159	(1)	$2,000,000	(2)	—	—
	12/14/20	—		—		83,612	$500,000
	12/14/20	$500,000	(3)	$1,000,000	(4)	—	—
David W. Copeland	2/13/20	$273,784	(1)	$2,000,000	(2)	—	—
	12/14/20	—		—		39,716	$237,502
	12/14/20	$237,500	(3)	$475,000	(4)	—	—
Mary Ellen Lutey	2/13/20	$228,006	(1)	$2,000,000	(2)	—	—
	12/14/20	—		—		24,038	$143,747
	12/14/20	$143,750	(3)	$287,500	(4)	—	—
Kenneth Knott	2/13/20	$211,720	(1)	$2,000,000	(2)	—	—
	12/14/20	—		—		22,993	$137,498
	12/14/20	$137,500	(3)	$275,000	(4)	—	—
Javan D. Ottoson	2/13/20	$779,231	(1)	$2,000,000	(2)	—	—
	12/14/20	—		—		—	—
	12/14/20	—		—		—	—

(1)    This amount represents the salary amount actually paid to each of our NEOs in 2020, multiplied by the applicable STIP target percentage.
(2)    This amount represents the maximum award possible under the stockholder-approved Section 162(m) Cash Bonus Plan; however, as described above in “Section 4—Primary Elements Of Compensation and Select Executive Compensation Decisions,” actual bonuses range from zero to two times a participant’s target percentage.
(3)    This amount represents the potential performance-based long-term cash incentive awards payable for performance during the three-year period 2020-2023 under our LTIP, assuming we achieve the target performance level established by the Compensation Committee, resulting in an earned percentage of 100 percent. The metrics utilized in the performance-based cash portion of the long-term incentive awards include free cash flow generation, a leverage ratio metric based on debt-to-adjusted EBITDAX ratio, and ESG performance. For additional detail regarding the 2020 performance-based cash awards, please see “2020-2023 LTIP Performance Period Design and Awards.”
(4)    This amount represents the amount of performance cash granted under our LTIP, assuming we achieve the maximum performance level established by the Compensation Committee, resulting in an earned percentage of 200 percent.
(5)    This amount represents RSUs granted under our Equity Plan. The RSUs vest one-third on December 14, 2021, one-third on July 1, 2022, and one-third on July 1, 2023. Prior to vesting, the RSUs are subject to transfer restrictions and may be forfeited to us upon termination of employment. The RSUs are not eligible for dividends and are not credited with dividend equivalents. Holders of RSUs have no rights as stockholders of common stock until such time as the RSUs are settled for shares of common stock on the settlement date.
(6)    Represents the grant date fair value of the RSU grant based on the closing market price on the grant date.

Outstanding Equity Awards at 2020 Year-End
The following table shows outstanding equity awards for our NEOs as of December 31, 2020:

	Stock Awards
	Equity Incentive Plan Awards:
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Herbert S. Vogel	6,488	(2)	$39,707	—		$—
	—		$—	61,350	(3)	$375,462
	32,787	(4)	$200,656	—		$—
	—		$—	73,770	(5)	$451,472
	197,324	(6)	$1,207,623	—		$—
	20,000	(10)	$122,400	—		$—
A. Wade Pursell	6,488	(2)	$39,707	—		$—
	—		$—	61,350	(3)	$375,462
	29,144	(4)	$178,361	—		$—
	—		$—	65,574	(5)	$401,313
	83,612	(6)	$511,705	—		$—
David W. Copeland	2,758	(2)	$16,879	—		$—
	—		$—	26,074	(3)	$159,573
	13,844	(7)	$84,725	—		$—
	—		$—	31,148	(8)	$190,626
	39,716	(9)	$243,062	—		$—
Mary Ellen Lutey	1,703	(2)	$10,422	—		$—
	—		$—	16,104	(3)	$98,556
	8,379	(4)	$51,279	—		$—
	—		$—	18,852	(5)	$115,374
	24,038	(6)	$147,113	—		$—
Kenneth Knott	1,460	(2)	$8,935	—		$—
	—		$—	13,804	(3)	$84,480
	8,015	(4)	$49,052	—		$—
	—		$—	18,033	(5)	$110,362
	22,993	(6)	$140,717	—		$—
Javan D. Ottoson	—	(11)	$—	—		$—
____________________________
(1)    The market value of RSUs and PSUs that have not vested is calculated using the closing price of $6.12 of our common stock on December 31, 2020. The market value of PSUs is calculated based upon an earned percentage of 100 percent.
(2)    These RSUs vest in 1/3 increments with the remaining vesting scheduled to occur 1/3 on July 1, 2021.
(3)    These PSUs vest on July 1, 2021. The PSUs are subject to a three-year performance period ending June 30, 2021. The award is reported at an earned percentage of 100 percent.
(4)    These RSUs vest in 1/3 increments with the remaining vesting scheduled to occur 1/3 on July 1, 2021, and 1/3 on July 1, 2022.
(5)    These PSUs vest on July 1, 2022. The PSUs are subject to a three-year performance period ending June 30, 2022. The award is reported at an earned percentage of 100 percent.
(6)    These RSUs vest in 1/3 increments with the remaining vesting scheduled to occur 1/3 on December 14, 2021, 1/3 on July 1, 2022, and 1/3 on July 1, 2023.
(7)    These RSUs vest 1/6 on January 1, 2020, 1/6 on July 1, 2020, 1/6 on January 1, 2021, 1/6 on July 1, 2021, 1/6 on January 1, 2022 and 1/6 on July 1, 2022.
(8)    These PSUs vest in 1/6 increments with the remaining vesting schedule to occur 1/6 on July 1, 2021, 1/6 on January 1, 2022 and 1/6 on July 1, 2022. The PSUs are subject to a three-year performance period ending June 30, 2022. The award is reported at an earned percentage of 100 percent.
(9)    These RSUs vest 1/6 on July 1, 2021, 1/6 on December 14, 2021, 1/6 on January 1, 2022, 1/6 on July 1, 2022, 1/6 on January 1, 2023 and 1/6 on July 1, 2023.
(10)    These RSUs vest 100 percent on July 1, 2022.
(11)    Mr. Ottoson’s outstanding LTIP equity grants were cancelled at the time of his retirement November 2, 2020.

2020 Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Herbert S. Vogel	132,364	$496,365
A. Wade Pursell	116,264	$435,990
David W. Copeland	42,999	$161,246
Mary Ellen Lutey	30,884	$115,815
Kenneth Knott	24,509	$91,909
Javan D. Ottoson	276,345	$1,036,294
____________________________
(1)    This column represents the number of shares of common stock issued upon the vesting and settlement of RSUs and PSUs during 2020. As discussed above, each RSU represents a right to receive one share of our common stock upon settlement pursuant to the terms of the award agreement, and each PSU represents the right to receive, upon settlement of the PSU after the completion of a three-year performance period, a number of shares of our common stock that ranges from 0 percent to 200 percent of the number of PSUs, depending on the extent to which we have achieved our performance goals.
(2)    The value realized on vesting and settlement of the RSUs and PSUs is computed by multiplying the number of shares of common stock issued upon the vesting and settlement of RSUs or settlement of PSUs by the per share closing market price of the underlying shares on the day prior to settlement date, or, if the day prior to the settlement date was not a market trading date, then on the last market trading date which preceded the day prior to the settlement date. The per share closing market prices utilized for this computation were $3.75 on June 30, 2020, for the vesting and settlement of the first vesting tranche of the 2019 RSU awards, the vesting and settlement of the second vesting tranche of the 2018 RSU awards, and the vesting and settlement of the third vesting tranche of the 2017 RSU awards, which were all settled on July 1, 2020; and $3.75 on June 30, 2020, for the vesting and settlement date of July 1, 2020, for the full settlement of the July 1, 2017 PSU awards, which were earned at a percentage of 90 percent.
Pension Benefits
Our Qualified Pension Plan is a qualified, noncontributory defined benefit plan, which is available to substantially all of our employees who joined SM Energy prior to January 1, 2015 and meet age and service requirements. In addition, we sponsor the SERP to provide an equivalent benefit on earnings above the qualified plans IRC limits (the 2020 limit was $285,000 in annual base salary income, for certain executive officers with a senior management hierarchy title of at least vice president). The following table represents the value of the NEO’s pension benefits as of December 31, 2020:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
Herbert S. Vogel	Qualified Pension Plan	9	$430,160	$—
	Non–Qualified SERP Pension Plan	9	$317,977	$—
A. Wade Pursell	Qualified Pension Plan	12	$510,417	$—
	Non–Qualified SERP Pension Plan	12	$370,047	$—
David W. Copeland	Qualified Pension Plan	10	$528,365	$—
	Non–Qualified SERP Pension Plan	10	$262,880	$—
Mary Ellen Lutey	Qualified Pension Plan	13	$425,657	$—
	Non–Qualified SERP Pension Plan	13	$93,111	$—
Kenneth Knott	Qualified Pension Plan	20	$742,953	$—
	Non–Qualified SERP Pension Plan	20	$156,204	$—
Javan D. Ottoson	Qualified Pension Plan	14	$708,820	$—
	Non–Qualified SERP Pension Plan	14	$1,427,890	$—

Non-Qualified Deferred Compensation for 2020
This Non-Qualified Deferred Compensation table sets forth the NEOs participation in the Non-Qualified Deferred Compensation Plan. This plan allows eligible employees to defer part of their salary and annual incentive bonus on a voluntary basis.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals in Last FY	Aggregate Balance at Last FYE
Herbert S. Vogel	$47,490	$47,490	$78,085	$—	$1,302,488
A. Wade Pursell	$—	$—	$142,770	$—	$808,728
David W. Copeland	$—	$—	$81,554	$—	$391,177
Mary Ellen Lutey	$40,303	$40,303	$100,584	$—	$687,814
Kenneth Knott	$71,551	$39,043	$110,860	$—	$807,211
Javan D. Ottoson	$113,307	$113,307	$157,170	$—	$1,771,992
____________________________
(1)    The amounts in this column are also included in the Summary Compensation Table under the Salary column or the Non-Equity Incentive Plan Compensation column, as applicable.
(2)    The amounts in this column represent the matching contributions. The matching contributions are included in the “All Other Compensation” column of the Summary Compensation Table. We match deferred compensation up to an amount equal to six percent of base salary plus any STIP cash bonus.
(3)    The earnings reflected in this column represent deemed investment earnings or losses from voluntary deferrals and Company contributions, as applicable. The Non-Qualified Deferred Compensation Plan does not guarantee a return on deferred amounts.
Although the NPP may be considered a non-qualified deferred compensation plan because amounts are paid under the NPP from net profits, if any, from oil and gas activity from designated pools of properties in years after the participants have earned such net profits interests, the NPP is not a plan whereby specific determinable compensation amounts or balances are deferred. The NPP is described in the “Compensation Discussion and Analysis” section above.
Our SERP is a non-qualified deferred compensation plan. The SERP is a non-contributory plan, and additional information about the SERP, including the present value of the accumulated benefits under the SERP for each NEO, is set forth in the “Pension Benefits” section above. In addition, annual increases in the actuarial value of benefits under the SERP are included in the Change In Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table above.
Potential Payments Upon Termination or Change of Control
Employment Agreements and Termination of Employment
As discussed in “Compensation Discussion and Analysis—Section 7—Other Compensation Matters—Employment Agreements,” the employment of all executives is “at will,” subject to and in accordance with the terms and conditions of written offers of employment.
Change of Control Arrangements
Change of control severance protection is provided through change of control executive severance agreements to executives at the level of vice president and above, including each of our NEOs, and to certain other key employees. These agreements have a “double trigger” mechanism, which requires first that a qualifying change of control event has occurred, and second that the executive has been terminated or that certain other conditions are met, as summarized below, before severance benefits will be provided. Executive officers are entitled to receive severance payments in the event that their employment is terminated within two and one-half years after a change of control of our company (a) without “cause” by our Company or (b) for “good reason” by the officer, each as defined in the agreements. The term “good reason” incorporates the concept of a change in the executive’s status, authority, position, offices, titles, duties, or responsibilities that are reasonably viewed as a diminution of duties at any time within the 90 days preceding a change of control event or within two and one-half years thereafter. The term “good reason” also contemplates a reduction in the executive’s base salary and benefits over this same time frame, or the requirement that an executive relocate his or her base of employment outside a 25-mile radius from the executive’s location at the time of the change of control. With respect to our NEO’s, severance payments equal to the sum of (a) all compensation accrued but not paid prior to the termination; (b) a lump sum amount equal to 200 percent of the executive’s base salary and target STIP cash bonus; (c) a lump sum amount equal to the executive’s pro rata target STIP cash bonus for the year in which employment is terminated; and (d) a lump sum amount equal to 24 multiplied by our then monthly contribution for medical, dental, and vision insurance on behalf of the executive and his or her family. In the event the executive is subject to golden parachute excise taxes under Section 4999 of the IRC, severance benefits may be reduced to avoid excise taxes, if doing so would increase the net after tax benefits to the executive. No excise tax “gross-up” payments are provided.
A change of control is defined to include (a) an acquisition of more than 50 percent of the common stock or assets of the Company in a reorganization, merger, or consolidation of our Company, or (b) a change in more than 50 percent of the composition of the Board, other than as a result of the election of new members of the Board by a vote of the incumbent members of the Board or by our stockholders pursuant to the recommendation of the incumbent members of the Board.
Particularly in view of the propensity for mergers, acquisitions, and consolidations in our industry, we believe that these change of control executive severance agreements promote stability and continuity among our executives, allowing them to remain neutral in the face of a transaction that would benefit our stockholders, but would result in their involuntary termination. Such agreements are customary for executives in our industry and are offered by companies who compete with us for executive talent. The double trigger feature provides a sufficient level of protection for the executive as well as a retention incentive benefiting the Company and our stockholders without creating an unreasonable impediment to a potential acquirer of the Company. We believe that the severance payment amounts under these agreements for our executives are comparable to payment amounts offered under similar arrangements by other companies in our industry, and are designed to facilitate reasonable compensation and insurance and benefits protection during a reasonable period of time to allow the executive to obtain comparable employment.
Based on the respective annual base salaries and benefit levels of the NEOs as of December 31, 2020, under the change of control executive severance agreements, the total severance payments for two years base salary and STIP target, the pro rata target STIP cash bonus for 2020 and the estimated lump sum value of medical, dental and vision benefits for two years for each of the NEOs who were employed by us as of December 31, 2020, would be as follows:

Name	Severance Payments	Estimated Value of Benefits for Two Years(1)
Herbert S. Vogel	$3,360,001	$29,209
A. Wade Pursell	$1,960,826	$51,843
David W. Copeland	$1,512,243	$29,020
Mary Ellen Lutey	$1,286,533	$49,084
Kenneth Knott	$1,239,465	$48,324
____________________________
(1)    The change of control executive severance agreements provide a lump sum payment equal to 24 multiplied by the Company’s then-monthly contribution for medical, dental and vision insurance on behalf of the NEO and his or her family.

Equity Compensation Plans

The Company has equity compensation plans under which options and shares of the Company’s common stock are authorized for grant or issuance as compensation to eligible employees, consultants, and members of our Board of Directors. The following table is a summary of the shares of common stock authorized for issuance under equity compensation plans as of December 31, 2020:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
Equity Incentive Compensation Plan
Stock options and incentive stock options(1)	—	—
Restricted stock units(1)(2)(3)	2,106,654	N/A
Performance share units(1)(2)(3)	867,088	N/A
Total for Equity Incentive Compensation Plan	2,973,742	—	3,760,838
Employee Stock Purchase Plan(4)	—	—	834,246
Equity compensation plans not approved by security holders	—	—	—
Total for all plans	2,973,742	—	4,595,084
____________________________
(1)    In May 2006, our stockholders approved the Equity Plan to authorize the issuance of restricted stock, restricted stock units, non-qualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units, and stock-based awards to key employees, consultants, and members of the Board of the Company or any affiliate of the Company. The Company’s Board of Directors approved amendments to the Equity Plan in 2009, 2010, 2013, 2016 and 2018 and each amended plan was approved by stockholders at the respective annual stockholders’ meetings. The number of shares of the Company’s common stock underlying awards granted in 2020, 2019 and 2018 under the Equity Plan were 1,726,445, 1,868,776, and 1,220,217, respectively.
(2)    RSUs and PSUs do not have exercise prices associated with them, but rather a weighted average per unit fair value which is presented in order to provide additional information regarding the potential dilutive effect of the awards. The weighted-average grant date per unit fair value for the outstanding RSUs and PSUs was $8.88 and $17.51, respectively.
(3)    The number of awards to be issued assumes a multiplier of one. The final number of shares of the Company’s common stock issued upon settlement may vary depending on the three-year multiplier determined at the end of the performance period under the Equity Plan, which ranges from zero to two.
(4)    Under the ESPP, eligible employees may purchase shares of the Company’s common stock through payroll deductions of up to 15 percent of their eligible compensation. The purchase price of the common stock is 85 percent of the lower of the fair market value of the common stock on the first or last day of the six-month offering period, and shares issued under the ESPP on or after December 31, 2011, have no minimum restriction period. The ESPP is intended to qualify under Section 423 of the IRC. The number of shares of the Company’s common stock issued in 2020, 2019 and 2018 under the ESPP were 464,757, 314,868 and 199,464, respectively.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our stockholders are entitled to cast an advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed in this Proxy Statement. As an advisory vote, this Proposal 2 is not binding on our Board or the Compensation Committee, will not overrule any decisions made by our Board or the Compensation Committee, and will not require our Board or the Compensation Committee to take any action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions and executive compensation program design. In particular, to the extent there is any significant vote against our named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
As described in the CD&A, our executive compensation programs are designed to provide a competitive level of compensation necessary to attract, motivate and retain talented and experienced executives and to motivate them to achieve short-term and long-term corporate goals that enhance stockholder value. In order to align executive pay with both our financial performance and the creation of sustainable stockholder value, a significant portion of our named executive officers’ compensation is allocated to performance-based short-term and long-term incentive programs that are dependent on our performance (and thereby “at-risk”). In addition, as an executive officer’s responsibility and ability to affect our financial results increases, the portion of his or her total compensation deemed “at-risk” increases in relation to base salary. Furthermore, our NEOs’ targeted total direct compensation (base salary plus target cash bonus plus long-term incentive compensation) is generally designed to approximate the median of our peer group. As discussed in greater detail in the CD&A, the Compensation Committee’s 2020 decisions on executive compensation resulted in the application of negative discretion to all NEOs’ STIP payouts for 2020 despite near-target or above-target performance against pre-Pandemic goals, and below-target LTIP grants. Additionally, the 2017-2020 PSU award paid out at below target, and constituted the first payout of any amount following three years of zero payouts, reflecting the rigorous nature of our long-term incentive plan and demonstrating that our NEO’s realized pay is significantly aligned with our stockholders’ experience.
As discussed in more detail in the CD&A, our STIP measures and rewards annual performance using metrics that we believe are key drivers of long-term stockholder value creation. Prior to 2018, our LTIP program, which measures performance over a three-year time period, evaluated performance based upon absolute total stockholder return, as well as total stockholder return compared to our peers. As discussed in greater detail above, beginning in 2018 the absolute total stockholder return metric was replaced with a capital efficiency metric, and in 2020, PSUs were replaced with performance-based cash awards that included ESG-based performance metrics. The Compensation Committee believes that these modifications appropriately incentivize efforts to generate high returns on capital invested, create outcomes that are aligned with our stockholders’ experience, and prioritize ESG performance in order to foster sustainable, long-term value for all stakeholders. As you consider this Proposal 2, we urge you to read the CD&A, which more thoroughly discusses how our compensation policies and procedures are designed to reflect and implement our compensation philosophy. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals, and significantly align the interests of our management with those of our stockholders.

In light of these circumstances, we are asking stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in the Proxy Statement for SM Energy Company’s 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including under the “Compensation Discussion and Analysis” section, and in the Summary Compensation Table and the other related tables and disclosures in the Proxy Statement.”

☑	Our Board recommends voting “FOR” the advisory vote to approve named executive officer compensation.

DIRECTOR COMPENSATION

General
The annual service period for our directors begins immediately following each annual meeting of our stockholders and continues until the successive annual meeting of our stockholders. In May 2020, FW Cook conducted an analysis of director compensation, data and practices among our peer group, including a comparison to compensation for members of our Board. FW Cook’s analysis generally revealed that our director compensation was competitive with our peer group but, in response to the Company’s 2020 stockholder experience, the Compensation Committee decided to reduce the total grant date value of our director compensation package from $216,000 to $210,000. The director compensation package for the 2020-2021 service period was approved by our Board on May 27, 2020. Director compensation is primarily paid in the form of stock grants. Messrs. Ottoson and Vogel, each of whom served as our President and Chief Executive Officer and the only employee director during successive periods in 2020, did not receive additional compensation for serving on our Board or any committee of our Board applicable to the period of their CEO service.
The annual compensation for each non-employee director is as follows, plus reimbursement for expenses incurred in attending Board and committee meetings and director education programs:
•Cash Retainer—A $110,000 retainer (in lieu of board and committee meeting attendance fees) payable at the individual director’s option, either entirely in cash or shares of our common stock. All of our directors elected to receive their retainer in cash, other than Ms. Bailo, who elected to have her 2020 retainer paid in shares of our common stock, which resulted in a grant on May 28, 2020, of 29,730 shares of our common stock under our Equity Plan. In the event any director attends in excess of 30 board and committee meetings in the aggregate during the annual service period, such director shall receive $1,500 per meeting for each meeting in excess of 30.
•Equity Retainer—A grant of shares of our common stock with a value of $100,000. This grant, which equated to 27,028 shares of our common stock, was issued under the Equity Plan on May 28, 2020. These shares and any shares issued pursuant to the retainer became unrestricted on December 31, 2020. The related compensation expense that we record is the fair value of the share grant as calculated under the valuation provisions required by FASB ASC Topic 718.
We pay the chairs of the following committees the specified cash retainers at the beginning of the annual director service period in recognition of the additional responsibilities of their respective committee assignments:
•Audit Committee Chair—$20,000
•Compensation Committee Chair—$15,000
•ESG Committee Chair—$10,000
We paid Mr. Sullivan a retainer equal to $80,000 for his service as non-executive Chairman of the Board during the 2020-2021 annual service period. The retainer was paid in the form of shares of our common stock on May 28, 2020 and resulted in a grant of 21,622 shares. The retainer was paid in addition to his non-employee director compensation.
We maintain a matching charitable gift program to encourage financial support for charitable organizations that are exempt from federal income taxation in which employees and our non-management directors may participate. Our annual charitable contributions budget, which includes this matching program, is determined by management at the beginning of each year, and all budgeted funds are expended for charitable purposes. Messrs. Brand, Ottoson, Quintana and Sullivan and Ms. Robeson participated in this program during 2020, and we matched a total of $42,700 in non-employee director contributions under this program. We may suspend, change, revoke or terminate the charitable gift program at any time.

Our directors are eligible to participate in our Company-wide health, pharmacy, dental, and vision insurance programs at a premium cost that is equal to the COBRA rates associated with our plan. Participation in this plan is considered non-compensatory.
The Compensation Committee has established equity ownership guidelines for non-employee directors of five times the annual cash retainer amount. Directors are allowed time to meet this guideline and are not required to acquire shares in the open market for this purpose.
The following table sets forth the compensation paid during 2020 to our non-employee directors. The stock based component of the compensation reflects the grant date fair value. Cash based compensation is recorded based on the monetary amount paid to the individual director.
2020 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Carla J. Bailo	$—	$210,005	$—	$—	$—	$—	$210,005
Larry W. Bickle	$110,000	$100,004	$—	$—	$—	$—	$210,004
Stephen R. Brand	$125,000	$100,004	$—	$—	$—	$300	$225,304
Loren M. Leiker	$110,000	$100,004	$—	$—	$—	$—	$210,004
Javan D. Ottoson(6)	$105,000	$—	$—	$—	$—	$27,000	$132,000
Ramiro G. Peru	$110,000	$100,004	$—	$—	$—	$—	$210,004
Julio M. Quintana	$120,000	$100,004	$—	$—	$—	$8,400	$228,404
Rose M. Robeson	$130,000	$100,004	$—	$—	$—	$2,000	$232,004
William D. Sullivan	$110,000	$180,005	$—	$—	$—	$5,000	$295,005
____________________________
(1)    We issued to Ms. Bailo, Mr. Bickle, Mr. Brand, Mr. Leiker, Mr. Peru, Mr. Quintana, Ms. Robeson and Mr. Sullivan their respective equity retainer of 27,028 shares of our common stock on May 28, 2020, after such director’s election to the Board on May 27, 2020. Ms. Bailo elected to have her 2020 retainer paid in shares of our common stock, which resulted in a grant on May 28, 2020, of 29,730 shares of our common stock under our Equity Plan. We issued to Mr. Sullivan an additional 21,622 shares of our common stock on May 28, 2020, for serving as the non-executive Chairman of the Board. These stock awards are for the annual service period from May 27, 2020, through May 27, 2021. The shares became unrestricted on December 31, 2020. The value of the stock awards represents the grant date fair value.
(2)    The grant date fair value of each share of our common stock or RSU issued to non-employee directors over their past two years of service to us is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the grant date fair value. There were no forfeitures by directors during fiscal year 2020.

Grant Date	Shares	Value	Grantee
5/28/2020	27,028	$100,004	Bickle, Brand, Leiker, Peru, Quintana, Robeson
5/28/2020	56,758	$210,005	Bailo
5/28/2020	48,650	$180,005	Sullivan
5/30/2019	10,345	$126,002	Bailo, Bickle, Brand, Leiker, Peru, Quintana, Robeson
5/30/2019	24,304	$296,023	Sullivan
(3)    As of December 31, 2020, the restrictions on the shares granted to our non-employee directors during 2020 expired.
(4)    For the year ended December 31, 2020, no stock options were issued to directors, nor have any stock options been issued to the directors since December 2004. As of December 31, 2020, the non-employee directors do not hold any outstanding stock options.
(5)    The amounts in this column represent matching charitable contributions made on the behalf of Messrs. Brand, Ottoson, Quintana and Sullivan and Ms. Robeson for the year 2020 under our matching charitable gift program.
(6)    Mr. Ottoson received prorated cash compensation for the portion of the 2020-2021 annual service period following his retirement as the Company’s CEO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock
The following table shows beneficial ownership of shares of our common stock as known to us as of March 1, 2021, by all beneficial owners of more than 5 percent of the outstanding shares of our common stock, by each director, director nominee, and named executive officer, and all directors and executive officers as a group. Restricted stock units and performance share units are not included in this table as no actual shares have been issued with respect to our outstanding restricted stock units and performance share units. A supplemental table has been included later in this section describing the number of restricted stock units and performance share units owned by the individuals described below. Except as otherwise indicated, the address for each of the named security holders is 1775 Sherman Street, Suite 1200, Denver, Colorado 80203.

Name of Beneficial Owner	Shares Beneficially Owned	Percent Beneficially Owned(1)
Name and Address of Stockholders Owning More Than 5%
BlackRock Inc.(2)	16,649,565	14.5%
55 East 52nd Street
New York, NY 10055
Maple Rock Capital Partners Inc.(3)	8,911,964	7.8%
21 St. Clair Avenue East Suite 1100
Toronto A6 M4T 1L9
Vanguard Group, Inc.(4)	8,894,659	7.8%
100 Vanguard Blvd.
Malvern, PA 19355
State Street Corporation(5)	6,262,561	5.5%
State Street Financial Center, One Lincoln Street
Boston, MA 02111
Name and Position of Directors, Director Nominees and Named Executive Officers
Carla J. Bailo, Director	72,272	*
Larry W. Bickle, Director	206,067	*
Stephen R. Brand, Director	81,288	*
Loren M. Leiker, Director	105,261	*
Ramiro G. Peru, Director	101,152	*
Julio M. Quintana, Director	132,582	*
Rose M. Robeson, Director	66,328	*
William D. Sullivan, Director	181,744	*
Herbert S. Vogel, President, Chief Executive Officer and Director	175,277	*
A. Wade Pursell, Executive Vice President and Chief Financial Officer	195,831	*
David W. Copeland, Executive Vice President and General Counsel	201,135	*
Mary Ellen Lutey, Senior Vice President - Exploration, Development and EHS	94,477	*
Kenneth Knott, Senior Vice President - Business Development and Land	74,901	*
Javan D. Ottoson, President, Chief Executive Officer and Director	376,560	*
All executive officers and directors as a group (17 persons, including those named above)	2,198,944	1.9%

____________________________
* Less than 1%.
(1)    Based on an aggregate of 114,742,304 shares of outstanding common stock as of March 1, 2021.
(2)    According to a Statement on Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on February 5, 2021, by reason of advisory and other relationships with persons who own shares of our common stock, BlackRock may be deemed to be the beneficial owner of a total of 16,649,565 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 13,384,820 shares and sole dispositive power as to 16,649,565 shares.
(3)    According to a Statement on Schedule 13G filed by Maple Rock Capital Partners Inc. (“Maple Rock”) on February 16, 2021, by reason of advisory and other relationships with persons who own shares of our common stock, Maple Rock may be deemed to be the beneficial owner of a total of 8,911,964 shares, with shared voting power as to zero shares, shared dispositive power as to zero shares, and sole voting power as to 8,911,964 shares and sole dispositive power as to 8,911,964 shares.
(3)    According to a Statement on Schedule 13G/A filed by The Vanguard Group Inc. (“Vanguard”) on February 10, 2021, by reason of advisory and other relationships with persons who own shares of our common stock, Vanguard may be deemed to be the beneficial owner of a total of 8,894,659 shares, with shared voting power as to 84,531 shares, shared dispositive power as to 123,259 shares, and sole voting power as to zero shares and sole dispositive power as to 8,771,400 shares.
(5)    According to a Statement on Schedule 13G filed by State Street Corporation together with certain of its affiliates (“State Street”) on February 10, 2021, State Street may be deemed to be the beneficial owner of a total of 6,262,561 shares, with shared voting power as to 5,878,982 shares, shared dispositive power as to 6,262,561 shares, and sole voting power as to zero shares and sole dispositive power as to zero shares.
Restricted Stock Units and Performance Share Units
Restricted stock units represent the right to receive shares of our common stock to be delivered upon settlement, subject to risk of forfeiture and cancellation. The holders of RSUs do not have voting rights, nor are they entitled to receive any cash dividends and other distributions paid in cash on our common stock. The RSU awards vest pursuant to dates established by their corresponding Restricted Stock Unit Award Agreements.
Performance share units represent the right to receive, upon settlement of the PSUs after the completion of a three-year performance period, a number of shares of our common stock that may be from zero to two hundred percent of the number of PSUs granted on the award date, depending on the extent to which we have achieved our performance goals and the extent to which the PSUs have vested. The holders of PSUs do not have voting rights, nor are they entitled to receive any cash dividends or other distributions paid in cash on our common stock.
The following table shows the number of RSUs and PSUs owned by each of the directors, our named executive officers and all directors and executive officers as a group, as of March 1, 2021.

Name	Total Restricted Stock Units	Total Performance Share Units	Total Vested Performance Share Units(1)
Carla J. Bailo	—	—	—
Larry W. Bickle	—	—	—
Stephen R. Brand	—	—	—
Loren M. Leiker	—	—	—
Julio M. Quintana	—	—	—
Ramiro G. Peru	—	—	—
Rose M. Robeson	—	—	—
William D. Sullivan	—	—	—
Javan D. Ottoson	—	—	—
A. Wade Pursell	119,244	126,924	—
Herbert S. Vogel	256,599	135,120	—
David W. Copeland	52,857	41,649	15,573
Mary Ellen Lutey	34,120	34,956	—
Kenneth Knott	32,468	31,837	—
All Executive Officers and Directors as a group (17 persons, including those named above)	555,832	410,659	38,419
____________________________
(1)    PSUs granted on July 1, 2018 and July 1, 2019, will not vest until July 1, 2021 and July 1, 2022, respectively. The amounts shown reflect the vested portion of the PSUs owned by each director, named executive officer and all directors and executive officers as a group. The actual number of shares of our common stock issued to settle the PSUs at the end of the performance period may vary from zero to two hundred percent of the number of PSUs indicated, depending on the extent to which we have achieved our performance goals.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is appointed by our Board of Directors to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of SM Energy Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of SM Energy Company’s independent registered public accounting firm, (c) the performance of SM Energy Company’s internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.
Management is responsible for SM Energy Company’s financial statements and the financial reporting process, including the systems of internal controls and disclosure controls and procedures. Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2020, was responsible for performing an independent audit of SM Energy Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of SM Energy Company for the year ended December 31, 2020. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, including critical audit matters arising from the current period audit, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements of SM Energy Company be included in SM Energy Company’s 2020 Annual Report.
Respectfully submitted by the Audit Committee of the Board of Directors,
Rose M. Robeson, Chair
Carla J. Bailo
Larry W. Bickle
Loren M. Leiker
Ramiro G. Peru
Audit Committee Pre-Approval Policy and Procedures
The charter of the Audit Committee provides that the Audit Committee shall approve the fees and any other significant compensation to be paid to the independent registered public accounting firm, and shall approve in advance any non-audit services to be performed by the independent registered public accounting firm. Such pre-approval requirement for non-audit services may be waived only if the non-audit services meet a de minimis exception allowed by law. Accordingly, it is the Audit Committee’s policy that, prior to the engagement of the independent registered public accounting firm, the Audit Committee shall review and pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm (including the related fees and other terms of such services). The Audit Committee establishes a process for evaluating the independent auditor on an annual basis. That evaluation includes several factors related to the independent auditor, including qualifications and expertise, past performance, obtaining an annual assessment from the Company’s management, and appropriateness of fees. The Audit Committee also considers its interactions with the independent auditor over the course of the year and the results of any PCAOB inspection.

In connection with this policy, the following procedures are followed: (a) if applicable, each year the Audit Committee reviews and pre-approves a schedule of services and estimated fees for proposed audit and non-audit services to be provided by the independent registered public accounting firm during the next annual audit cycle, which schedule is detailed as to the particular services to be performed by the independent registered public accounting firm; (b) actual amounts paid to the independent registered public accounting firm are monitored by financial management of our Company, which are reviewed, negotiated, and approved by the Audit Committee; (c) any services proposed to be provided by the independent registered public accounting firm and the related fees that have not been pre-approved during the annual review by the Audit Committee must be pre-approved by the Audit Committee in advance of any work performed; and (d) incremental fees for previously approved services that are expected to exceed the previously approved fee estimate must also be pre-approved by the Audit Committee.
2020 Annual Report
We filed our 2020 Annual Report, with the SEC on February 18, 2021. Our 2020 Annual Report is being made available to our stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will mail, without charge, a copy of the Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Corporate Secretary at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the knowledge of management, neither Ernst & Young LLP nor any of its members had any direct or material indirect financial interest in our Company or any connection with our Company in any capacity other than as our independent registered public accounting firm for the years ended December 31, 2020, and 2019.
We incurred the following fees for the audit of the consolidated financial statements and for other services related to the last two fiscal years. All services and fees, including tax service fees, were pre-approved by the Audit Committee.

	2020	2019
Audit Fees(1)	$1,358,300	$1,100,000
Audit Related Fees	$—	$—
Tax Fees(2)	$20,000	$15,000
All Other Fees	$—	$—
Total Fees	$1,378,300	$1,115,000
____________________________
(1) Includes fees associated with (i) the audit of our annual financial statements and review of our quarterly financial statements, (ii) the audit of internal control over financial reporting, (iii) reviews of registration statements, unregistered securities transactions and related consents and comfort letters, and (iv) services rendered in connection with other statutory and regulatory filings.
(2) Includes basic tax compliance services and assistance with technical research.
The Audit Committee concluded that the provision of the non-audit services, such as tax services, was compatible with maintaining Ernst & Young LLP’s independence.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our stockholders are being asked to ratify the appointment by the Audit Committee of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2021. EY has served as our independent registered public accounting firm since 2013, and the Audit Committee plans to engage EY to perform the audit of our financial statements as of and for the year ending December 31, 2021.
The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of EY is not required by law or our organizational documents, our Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If our stockholders do not ratify the appointment of EY, the Audit Committee will consider whether to engage another independent registered public accounting firm, but will not be obligated to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
A representative of EY is expected to participate in the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

☑	Our Board recommends voting “FOR” the ratification of the appointment of Ernst and Young LLP as our independent registered public accounting firm for 2021.

PROPOSAL 4—APPROVAL OF THE COMPANY’S 2021 EMPLOYEE STOCK PURCHASE PLAN

Overview

Subject to our stockholders' approval, on April 5, 2021, the Board of Directors approved the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) to succeed the Employee Stock Purchase Plan adopted by the stockholders of the Company effective as of January 1, 1998, as amended (the “Predecessor ESPP”). The Compensation Committee recommended and the Board approved on April 5, 2021, subject to approval by our stockholders, that the number of shares that may be issued under the 2021 ESPP be 3,600,000 shares.

The purpose of the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) is to encourage employee stock ownership, thus aligning employee interests with those of our stockholders, and to enhance the ability of the Company to attract, retain and motivate qualified employees. We believe that the 2021 ESPP offers a convenient means for our employees who might not otherwise own our common stock to purchase shares. The 2021 ESPP, if approved by our stockholders, will be qualified as an “employee stock purchase plan” under Section 423 of the IRC and the related regulations.

If our stockholders do not approve the 2021 ESPP, the Predecessor ESPP as currently in effect will continue.

Reasons for Approval of the 2021 ESPP

Our Board believes that the 2021 ESPP is in our best interests and the best interests of our stockholders and will continue to align our employees’ interests with the long-term interests of our stockholders. Accordingly, the Board has concluded that the approval of the 2021 ESPP is in our best interests and the best interests of our stockholders because it encourages employee stock ownership and enhances the ability of the Company to attract, retain and motivate qualified employees.

Reasons for Stockholder Approval of the 2021 ESPP

Under applicable NYSE rules and Section 423 of the IRC, we must obtain stockholder approval of the adoption of the 2021 ESPP.

Summary of the 2021 ESPP

The following is a summary of the principal features of the 2021 ESPP. The summary is qualified in its entirety by reference to the complete text of the 2021 ESPP, assuming our stockholders approve the same, a copy of which is attached to this Proxy Statement as Annex A. In addition, we will furnish a copy of the 2021 ESPP to any stockholder upon written request to our Corporate Secretary. We encourage you to carefully review the entire 2021 ESPP.

Shares Subject to the 2021 ESPP

Subject to adjustment as described below, the total number of shares of the Company’s common stock made available and reserved for issuance will be 3,600,000 shares. If any purchase right under the 2021 ESPP terminates, is cancelled or expires without having been exercised in full, the underlying shares that were not purchased will again be available under the 2021 ESPP. To prevent dilution or enlargement of the rights of participants under the 2021 ESPP, appropriate adjustments will be made if any change is made to our outstanding common stock by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our common stock or its value.

Eligibility and Participation in the 2021 ESPP

As defined in the 2021 ESPP, all employees of the Company will be eligible to participate in the 2021 ESPP unless after the grant of purchase rights under the 2021 ESPP the employee would own common stock equal to or exceeding 5 percent of the total combined voting power or value of all outstanding capital stock of the Company (as calculated under the attribution rules in the IRC). Participation in the 2021 ESPP will be voluntary and will be dependent upon each eligible employee’s election to participate and his or her determination, subject to the 2021 ESPP’s provisions, as to the desired level of participation. As of January 1, 2021, 100 percent of our employees were eligible to participate in the Predecessor ESPP and approximately 51 percent were participating in the Predecessor ESPP.

Administration of the 2021 ESPP

Our Board will be responsible for administering the 2021 ESPP and will have broad power to make determinations under the 2021 ESPP, to interpret the terms of the 2021 ESPP and to establish rules and regulations for its administration.

Purchases Under the 2021 ESPP

The purchase periods under the 2021 ESPP will begin on January 1 and July 1 of each year and terminate on June 30 and December 31, respectively. The purchase price at which shares may be purchased at the end of any purchase period will be equal to the 85 percent of the lesser of the per share price of our common stock at either the first or last day of the applicable purchase period.

Prior to the first day of each purchase period, each participant will make an election to participate during the purchase period. At the end of the purchase period, the participant will receive a number of shares, determined on the last day of the purchase period, equal to the payroll deductions credited during the purchase period divided by the purchase price described in the immediately preceding paragraph. A participant will not be permitted to purchase shares with a fair market value greater than $25,000 under the 2021 ESPP in any calendar year.

Participants will be permitted to purchase shares only by submitting an election form during the election period prior to the beginning of each purchase period, stating the participant’s election to have after-tax payroll deductions made for the purpose of participating in the 2021 ESPP. After initial enrollment in the 2021 ESPP, payroll deductions will continue from purchase period to purchase period unless the participant makes another election to terminate his or her payroll deductions, terminates his or her employment with the Company or becomes ineligible to participate in the 2021 ESPP. The amounts deducted will be credited to the participant’s account under the 2021 ESPP until the purchase date. All amounts credited to a terminated employee’s account will be returned to such employee. The Company will not pay interest on the deducted amounts.

In the event of a change in control, the Company will have the right to terminate the offering and related purchase period as of such date, and, if so terminated, the payroll dedications credited to each participant will be returned. A change in control will occur if any person or group becomes a beneficial owner of more than 50 percent of the total fair market value or total voting power of the common stock or acquires all assets of the Company. If the Company does not terminate the offering, the purchase period will be deemed to end on the day immediately prior to the effective date of the change of control.

Amendment of the 2021 ESPP

The Board may amend or terminate the 2021 ESPP without further action on the part of the stockholders, except where stockholder approval is required by applicable law or regulation.

United States Federal Income Tax Considerations

The following discussion of certain of the U.S. federal income tax consequences of awards under the 2021 ESPP is based on current U.S. federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the U.S. federal income tax consequences described below. The following summary of the U.S. federal income tax consequences in respect of the 2021 ESPP is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.

The 2021 ESPP is intended to be an “employee stock purchase plan” as defined in Section 423 of the IRC, under which neither the grant nor the exercise of rights to acquire common stock under the 2021 ESPP is taxable to the participant or gives rise to a deduction for the Company. Amounts deducted from a participant’s compensation to purchase shares under the 2021 ESPP are taxable to the participant in the year in which the amounts would otherwise have been received.

If a participant sells the shares acquired under the 2021 ESPP more than two years after the beginning of the applicable purchase period and one year from the purchase date, the participant will recognize as ordinary income the lesser of the amount by which the fair market value of the shares when purchased exceeds the purchase price (i.e., the discount below fair market value) or the amount, if any, by which the fair market value of the shares at the time of the sale exceeds the purchase price. The participant’s tax basis in the purchased shares will increase by the amount recognized as ordinary income and any further gain recognized on the sale will be treated as capital gain. The Company will not be entitled to a deduction with respect to that sale.

If the participant sells the shares acquired under the 2021 ESPP within two years after the beginning of the applicable purchase period or within one year of the purchase date, the participant will recognize ordinary income in the year of the sale, the amount of which generally will be the excess of the fair market value of the shares on the date the shares were purchased (i.e., the end of the applicable purchase period) over the purchase price for those shares. The participant’s tax basis will increase by the amount recognized as ordinary income and any further gain or loss realized upon the sale will be capital gain or loss. To the extent that an employee recognizes ordinary income, the Company will be entitled to a corresponding deduction, provided that, among other things, (i) the income meets the test or reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the IRC and is not disallowed by the $1 million limitation under Section 162(m) of the IRC and (ii) any applicable reporting obligations are satisfied.

☑	Our Board recommends voting “FOR” approval of our Employee Stock Purchase Plan

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures on Transactions with Related Persons
Our Related Person Transactions Policy sets forth the policies and procedures for the Audit Committee’s review of any transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements, or relationships in which (a) we are a participant, (b) the aggregate amount involved will or may be expected to exceed $120,000 per annum, and (c) a related person has or will have a direct or indirect material interest. For purposes of our Related Person Transactions Policy, a “related person” means (i) any of our directors, executive officers, or nominees for director, (ii) any stockholder that beneficially owns more than 5 percent of our outstanding shares of common stock, and (iii) any immediate family member of any of the foregoing. The Audit Committee approves or ratifies only those transactions that it determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders.
In determining whether to approve or ratify a transaction with a related person, the Audit Committee takes into account the factors it deems appropriate, which may include, among others, the benefits to us, the availability of other sources for comparable products or services, the impact on a director’s independence in the event the related person is a director, and the extent of the related person’s interest in the transaction. The Audit Committee reviews and assesses ongoing relationships with a related person on at least an annual basis to ensure that they are in compliance with the policy and remain appropriate.
In addition, our By-Laws provide that a director, officer, or employee of our Company may not pursue for his or her own account a business or investment opportunity that he or she learned about through his or her affiliation with us. These restrictions do not apply to the acquisition of less than 1 percent of the publicly traded stock of another company.
Transactions with Related Persons
We recognize that transactions with related persons may raise questions among stockholders regarding whether those transactions are consistent with our best interests and the best interests of our stockholders. It is our policy to enter into or ratify such transactions only when our Board, acting through the Audit Committee or as otherwise described herein, determines that the transaction in question is in, or is not inconsistent with, our best interests and the best interests of our stockholders. Such transactions include, but are not limited to, situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternate sources, or when we obtain products or services from, or provide products or services to, related persons on an arm’s length basis on terms comparable to those obtained from or provided to unrelated third parties or on terms comparable to those obtained from or provided to employees generally. With the exception of the transaction described in the following paragraph, which was approved by our Audit Committee, we had no transactions that required approval under our Related Person Transactions Policy.
Dean Lutey, the spouse of Ms. Mary Ellen Lutey, our Senior Vice President—Exploration, Development and EHS, joined the Company in 2008. Mr Lutey was appointed Vice President—Chief Information Officer since April, 2021. Prior to this appointment, Mr. Lutey served as the Company’s Vice President—Information Technology since May 2013. During the fiscal year ended December 31, 2020, Mr. Lutey earned total compensation of $588,518, which included his base salary, annual bonus, LTIP awards, benefits under our qualified and non-qualified benefit plans, and matching contributions by the Company under its 401(k) Profit Sharing Plan and Non-Qualified Deferred Compensation Plan. Mr. Lutey also participated in the Company’s benefit programs for its employees.

Compensation Committee Interlocks and Insider Participation
None of the directors who served on the Compensation Committee during fiscal year 2020 has ever served as one of our officers or employees. During fiscal year 2020, there were no Compensation Committee interlocks.

VOTING, ATTENDANCE, AND OTHER MATTERS

Who Can Vote
Only stockholders of record at the close of business on the Record Date, April 1, 2021, are entitled to receive notice of the Annual Meeting and to vote shares of our common stock held on that date. As of April 1, 2021, there were 114,742,304 shares of our common stock issued and outstanding. Holders of our common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors.
Quorum
A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding one-third of our outstanding shares of common stock are present at the Annual Meeting being conducted via live audio webcast, or by proxy. Abstentions and broker non-votes (as described below) count as present for establishing a quorum. Shares held by us as treasury shares are not entitled to vote and do not count toward a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.
How to Vote
Stockholder of Record. Stockholders whose shares are registered in their own name may vote via the Internet, by telephone or by mailing a completed proxy card. Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card. To vote by mailing a proxy card, you must sign, date and return the enclosed proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the Annual Meeting in the manner you direct. In the event no directions are specified in a proxy, such proxy will be voted as follows:
•FOR the election of the seven nominees named in this Proxy Statement under the caption “Proposal 1—Election of Directors”;
•FOR the advisory approval of the compensation of our named executive officers;
•FOR the ratification of the appointment by our Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2021;
•FOR approval of the Company’s 2021 Employee Stock Purchase Plan; and
•in the discretion of the proxy holders named on the proxy card as to any other matter that may properly come before the Annual Meeting, or any adjournment(s) or postponement(s) thereof.
Street Name Stockholder. If your shares are registered in the name of a bank, broker or other nominee and you have not elected to receive your proxy materials electronically, you may nevertheless be eligible to vote your shares via the Internet or by telephone rather than by mailing a completed voting instruction card provided by your bank, broker or other nominee. Please check the voting instruction card provided by your bank, broker or other nominee for availability and instructions.

If you hold shares in BOTH street name and as a stockholder of record, YOU MUST VOTE SEPARATELY for each set of shares.

Differences Between Stockholders of Record and Street Name Holders
Most stockholders hold their shares through a bank, broker or other nominee (that is, in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.
•Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, Inc., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly or to vote through the internet at the virtual Annual Meeting.
•Street Name Stockholder. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to participate in the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares through the internet at the virtual Annual Meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares.
Participating in the Virtual Annual Meeting
In order to access the virtual Annual Meeting, you must (a) have beneficially owned shares of our common stock on April 1, 2021, and (b) register at http://www.viewproxy.com/sm-energy/2021/htype.asp by 11:59 p.m. (EDT) on May 24, 2021. You will need to enter your name, phone number, and email address. After registering, and prior to the Annual Meeting, you will receive a meeting invitation by email with a unique link and a password to join the Annual Meeting. You will be able to listen, vote, and submit questions during the virtual Annual Meeting. Instructions on how to participate via the internet, including how to demonstrate proof of share ownership, are posted at http://www.viewproxy.com/sm-energy/2021/htype.asp. Information on this website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.
Annual Meeting Webcast
A webcast replay of the Annual Meeting will also be archived on our Investor Relations website, http://ir.sm-energy.com, until June 28, 2021.
Submitting Questions at the Annual Meeting
Our stockholders may submit a question during registration at http://www.viewproxy.com/sm-energy/2021/htype.asp or during the virtual meeting by typing your question into the questions and comments section of the virtual Annual Meeting interface. If your question is proper and is submitted during the relevant portion of the meeting agenda, our Chairman or CEO, or other representative, as appropriate, intends to respond to your question during the live webcast. Questions on similar topics may be combined and answered together.
If the Virtual Annual Meeting Experiences Technical Difficulties
If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via http://www.viewproxy.com/sm-energy/2021.
There will be technicians available to assist with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in at least 30 minutes prior to the start of the Annual Meeting, so we may try to address any technical difficulties before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the Annual Meeting live audio webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.

Voting Requirements; Vote Treatment
If you hold your shares in street name, you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, it may vote your shares as it decides as to each routine matter for which it has discretionary authority under the rules of the NYSE.
There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the bank, broker or other nominee should vote your shares, and the bank, broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Broker non-votes will be counted as present at the meeting for purposes of determining a quorum, but will not be entitled to vote with respect to non-discretionary matters.
Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which stockholders are voting.
If your shares are held in street name and you do not give voting instructions, pursuant to Rule 452 of the NYSE, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of Directors), Proposal 2 (Advisory Vote on Executive Compensation), and Proposal 4 (Approve the 2021 Employee Stock Purchase Plan), and your shares will be considered “broker non-votes” with respect to these proposals; but will nevertheless be entitled to vote your shares with respect to Proposal 3 (Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2021) in the discretion of the record holder.
•Proposal 1 (Election of Directors): Our By-Laws provide that the election of directors will be decided by the vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on the election of directors and will have the same effect as a vote “Against” a director. Broker non-votes will have no effect on the outcome of the vote for directors.
•Proposal 2 (Advisory Vote on Executive Compensation): Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it is not binding, will not create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, us or our Board. However, the Compensation Committee of our Board will take into account the outcome of the vote when considering future executive compensation decisions.
•Proposal 3 (Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2021): Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” the proposal. Brokers will have discretionary authority to vote on this proposal.
•Proposal 4 (Approval of the Company’s 2021 Employee Stock Purchase Plan): Under NYSE rules and Section 423 of the Internal Revenue Code (“IRC”), the approval of the 2021 Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast on the proposal by holders of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

Stockholders Sharing the Same Address
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Internet Availability, 2020 Annual Report, and Proxy Statement until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces our printing costs and postage fees. Stockholders who participate in householding will continue to have access to and may utilize separate proxy voting instructions.
If you receive a single set of proxy materials as a result of householding and you would like to receive a separate copy of our Notice of Internet Availability, 2020 Annual Report, or Proxy Statement, please submit a request to our Corporate Secretary, Andrew T. Fiske, at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203 or call (303) 837-2464, and we will promptly send such to you. You may also contact our Corporate Secretary at the address and phone number above if you receive multiple copies of our proxy materials and you would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings. Beneficial owners can request information about householding from their bank, broker, or other nominee.
Revoking a Proxy
If you are a stockholder of record, you can revoke your proxy at any time before it is exercised by:
•submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the Annual Meeting;
•voting by Internet while participating in the virtual Annual Meeting (participating in the Annual Meeting by internet does not revoke your proxy unless you vote by Internet during the virtual Annual Meeting); or
•filing a written revocation before the Annual Meeting with our Corporate Secretary at our principal executive offices, which are located at 1775 Sherman Street, Suite 1200, Denver, CO 80203.
If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with your nominee’s procedures.
Payment of Proxy Solicitation Costs
We will pay all costs of soliciting proxies. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies for total fees of $9,000, plus reimbursement of reasonable out-of-pocket expenses. The solicitation may be made personally or by mail, facsimile, telephone, messenger, electronic mail or via the Internet. In addition, our officers, directors, and employees may solicit proxies in person, by telephone, or by other electronic means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Stockholder Proposals for the 2022 Annual Meeting of Stockholders
Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2022 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 17, 2021.
In addition to the requirements of Rule 14a-8, all stockholder recommendations must comply with the notice requirements contained in our By-Laws, which requires, among other things, detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the stockholder, specific information concerning such stockholder’s interests in our securities and a commitment to serve the full term if nominated and elected. In addition, the notice must include the recommended candidate’s name, biographical data, qualifications, details regarding any material monetary agreements between the stockholder and the proposed nominee and a written questionnaire completed by the proposed nominee. In order for a nomination of persons for election to our Board or a proposal of business to be properly brought before the 2022 Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our By-Laws. A stockholder making a nomination for election to our Board or a proposal of business for the 2022 Annual Meeting of Stockholders must deliver proper notice to our Corporate Secretary not earlier than the close of business on the 120th day prior to the first anniversary of the date of the 2021 Annual Meeting nor later than the close of business on the 90th day prior to the first anniversary of the 2021 Annual Meeting. In other words, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2022 Annual Meeting of Stockholders, it should be properly submitted to our Corporate Secretary no earlier than January 27, 2022, and no later than February 25, 2022. If the date of our 2021 Annual Meeting of Stockholders changes by more than 30 days before or after May 27, 2021, then stockholder nominations and proposals must be received not earlier than the close of business on the 120th day prior to the date of the 2022 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2022 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2022 Annual Meeting of Stockholders is less than 100 days prior to the date of the meeting, the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting of Stockholders is first made by us. For additional information about stockholder nominations and proposals, see “Corporate Governance—Director Nominations and Qualifications.”
Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2022 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 2, 2022, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after March 2, 2022, and the matter nonetheless is permitted to be presented at the 2022 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

Other Available Information
We make our Corporate Governance Guidelines; Financial Code; Code of Conduct; and the charters of the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees available through the Governance section of our website at www.sm-energy.com. These documents will be furnished in print to any stockholder upon request. Information on our website is not incorporated by reference into this Proxy Statement and should not be considered part of this document.
Management does not know of any matters to be brought before the Annual Meeting other than the election of directors, the advisory vote to approve the compensation of our named executive officers, the ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2021, and the approval of our 2021 Employee Stock Purchase Plan. If any other matters not mentioned in this Proxy Statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
Our website at www.sm-energy.com includes much of this information, along with other general information about our operations, community activities and stakeholder relations. Any remaining questions regarding our operations or financial position can be directed to our Investor Relations Department at ir@sm-energy.com.
Whether or not you intend to participate in the Annual Meeting, we urge you to submit your proxy promptly.

By Order of the Board of Directors,

Andrew T. Fiske Deputy General Counsel and Corporate Secretary
April 16, 2021

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Annex A
SM ENERGY COMPANY
EMPLOYEE STOCK PURCHASE PLAN
APRIL 5, 2021
ARTICLE 1.
ESTABLISHMENT AND PURPOSE
1.1    Establishment. SM Energy Company, a Delaware corporation (the “Company”), has established this employee stock purchase plan for employees of the Company who are providing material services to the Company, which shall be known as the SM ENERGY COMPANY EMPLOYEE STOCK PURCHASE PLAN (the “Plan”). The Plan is intended to qualify as an employee stock purchase plan, as defined in Code Section 423. The provisions of the Plan, accordingly, shall be construed so as to comply with the requirements of that section of the Code or any successor provision, and the regulations thereunder
1.2    Purpose. The purpose of the Plan is to enhance stockholder value by attracting, retaining and motivating employees of the Company by providing them with a means to acquire a proprietary interest in the Company’s success.
ARTICLE 2.
DEFINITIONS
2.1    Account. “Account” shall mean the account maintained by the Plan Administrator consisting of payroll deductions with respect to such Participant as adjusted for amounts used to purchase Stock and distributions to the Participant.
2.2    Authorization. “Authorization” is defined in Section 3.4.
2.3    Base Pay. “Base Pay” shall mean regular straight-time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other incentive payments and as further defined in Section 7.1.
2.4    Board. “Board” shall mean the Board of Directors of the Company.
2.5    Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.6    Committee. “Committee” shall mean the Committee appointed by the Board under Article 4.
2.7    Effective Date. “Effective Date” shall mean April 5, 2021, which is the date as of which this Plan is adopted by the Board, subject to obtaining shareholder approval within 12 months before or after such date.
Upon shareholder approval of this Plan, the Amended and Restated Employee Stock Purchase Plan of the Company originally adopted on September 18, 1997 and most recently amended and restated by the Board of Directors of the Company on April 9, 2017 (the “Original Plan”) shall be frozen. No Offering may be made under the Original Plan after the Effective Date of this Plan. The last Offering made under the Original Plan is dated January 1, 2021.
2.8    Employee. “Employee” shall mean any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week.
2.9    Offering. “Offering” shall mean a semi-annual offering of the Company’s Stock as further described in Section 6.1.
2.10    Offering Commencement Date and Offering Termination Date. “Offering Commencement Date” and “Offering Termination Date” are defined in Section 6.2.
2.11    Offering Period. “Offering Period” is defined in Section 6.2.
2.12    Option. “Option” shall mean a Participant’s right to purchase Stock of the Company as of each Offering Termination Date for each Offering with the accumulated payroll deductions in the Participant’s Account.
2.13    Participant. “Participant” shall mean an Employee who becomes a Participant by completing an authorization for payroll deduction under Section 3.4.
2.14    Plan Administrator. “Plan Administrator” shall mean the Committee or any person delegated administrative authority for this Plan by the Committee.
2.15    Stock. “Stock” shall mean shares of the Company’s common stock subject to this Plan.
ARTICLE 3.
ELIGIBILITY AND PARTICIPATION
3.1    Initial Eligibility. Any Employee shall be eligible to participate in Offerings under the Plan that commence on or after the first Offering Commencement Date occurring after the Employee’s commencement of employment with the Company.
3.2    Leave of Absence. For purposes of participation in the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).
3.3    Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an Option,

(a)    if, immediately after the grant, such Employee would own Stock or hold outstanding Options to purchase Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee);
(b)    which permits his or her rights to purchase Stock under all employee stock purchase plans of the Company to accrue at a rate that exceeds $25,000 in fair market value of the Stock (determined at the time such option is granted) for each calendar year in which such Option is outstanding; or
(c)    which permits an Employee to purchase in excess of 2,500 shares in such Offering (although the Committee may, for future Offering Periods, increase or decrease this maximum number of shares in accordance with other requirements of the Plan).
3.4    Commencement and Automatic Continuation of Participation. An Employee who meets the requirements of Section 3.1 may become a Participant by completing an authorization for a payroll deduction on the form provided by the Company (an “Authorization”) and filing it with the Plan Administrator on or before the date set for such purpose by the Plan Administrator, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a Participant shall commence on the applicable Offering Commencement Date when his or her Authorization becomes effective. Each Participant in the immediately preceding Offering who continues to be an Employee and eligible to participate in the Plan shall automatically be deemed to be a Participant in the next Offering using the same Authorization and corresponding payroll deduction level as was in effect for the immediately preceding Offering, unless the Participant has filed a new Authorization for the next Offering in accordance with Sections 3.4, 7.1, and 7.3 (in which case such new Authorization shall apply to the next Offering), or unless the Participant terminates his or her participation in accordance with Article 10 or withdraws his or her accumulated payroll deductions in accordance with Section 9.2. Payroll deductions for a Participant shall continue until the Participant terminates his or her participation in accordance with Article 10.
ARTICLE 4.
ADMINISTRATION
4.1    Administration. The Board shall be responsible for administering the Plan.
(a)    The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company with respect to the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Board with respect to the Plan and Options granted under the Plan shall be final and binding and conclusive for all purposes and upon all persons.
(b)    The Compensation Committee of the Board or such other committee appointed by the Board with similar functions (the “Committee”) shall serve as the Plan Administrator. The

Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including any persons having any interests in any Options which may be granted under the Plan, or Stock purchased under the Plan. References in the Plan to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by the Plan or by the Board.
(c)    No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.
ARTICLE 5.
STOCK SUBJECT TO THE PLAN
5.1    Number. The maximum number of shares of Stock which shall be issued under the Plan from and after the Effective Date, subject to adjustment upon changes in capitalization of the Company as provided in Section 5.2, shall be an aggregate of 3,600,000 shares. If the total number of shares of Stock for which Options are exercised on any Offering Termination Date in accordance with this Article 5 exceeds the maximum number of shares of Stock remaining in the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as possible.
5.2    Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock of the Company by reason of a stock dividend or split, recapitalization, reclassification, or other similar capital change, the aggregate number of shares of Stock set forth in Section 5.1 and the number of shares of Stock set forth in Section 3.3(c) shall be appropriately adjusted by the Board, whose determination shall be conclusive. In any such case, the number and kind of shares of Stock that are subject to any Option and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.
5.3    Transfer Restrictions on Shares. No Participant shall have any interest or voting rights in shares of Stock covered by the Participant’s Option until such Option has been exercised. Once exercised, a Participant may sell or otherwise transfer any shares of Stock purchased in an Offering at any time that the Participant chooses, subject to compliance with securities laws.
5.4    Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice (within five days of the disposition) of any disposition or other transfer of shares of Stock acquired pursuant to the exercise of an Option acquired under the Plan, if such disposition or transfer is made within two years after the Offering Commencement Date or within one year after the Offering Termination Date. In addition, in order to satisfy the requirement to withhold the amount (if any) of federal, state or local taxes that the Company determines is applicable, the Company may deduct such amount from any other compensation payable to the Participant.

5.5    Legend. The Company may take any steps to restrict the sale of shares of Stock issued to a Participant under this Plan as it determines to be necessary to enforce any applicable restrictions on transfer of such shares of Stock under this Plan, including, without limitation, affixing a legend restricting the sale of the Stock on any certificate therefor.
ARTICLE 6.
OFFERINGS
6.1    Semi-Annual Offerings. The Plan will be implemented by semi-annual offerings of the Company’s Stock (the “Offerings”) commencing on January 1 and July 1 of such year and terminating on June 30 and December 31 of such year, respectively. The first Offering shall commence on July 1, 2021 and, unless all shares of Stock in the Plan shall have been purchased prior thereto, the last Offering shall commence on July 1, 2032. The Committee shall have the power to change the duration of Offering Periods, subject to a maximum Offering Period of twenty-seven (27) months, (including the commencement dates thereof) with respect to future purchases without shareholder approval if notice of such change is announced to Employees prior to the scheduled beginning of the first Offering Period to be affected thereafter.
6.2    Offering Terminology. As used in the Plan, “Offering Commencement Date” means the January 1 or July 1, as the case may be, on which the particular Offering begins; “Offering Termination Date” means the June 30 or December 31, as the case may be, on which the particular Offering terminates; and “Offering Period” means the period between any Offering Commencement Date and the corresponding Offering Termination Date.
ARTICLE 7.
PAYROLL DEDUCTIONS
7.1    Amount of Deduction. At the time a Participant files his or her authorization for payroll deduction, deductions shall be made from his or her Base Pay in accordance with such authorization on each payday that falls on or after the Offering Commencement Date and on or before the Offering Termination Date during the time he or she is a Participant at the rate of not less than 1% and not more than 15% of his or her Base Pay during the Offering. If a Participant completed an Authorization for a prior Offering and participated in the immediately preceding Offering, then the level of payroll deductions in place for such immediately preceding Offering pursuant to such Authorization shall remain in effect for the next Offering, unless the Participant elects to terminate his or her participation in the next Offering or files a new Authorization in accordance with Sections 3.4 and 7.3 in which the Participant elects to change the level of payroll deductions for the next Offering, in which case such new Authorization shall apply to the next Offering. In the case of a part-time hourly Employee, such Employee’s Base Pay during an Offering shall be determined by multiplying such Employee’s hourly rate of Base Pay during the Offering by the number of regularly scheduled hours of work for such Employee during such Offering.
7.2    Participant’s Account. All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. A Participant may not make any separate cash payment into such Account.

7.3    Changes in Payroll Deductions. A Participant may discontinue his or her participation in the Plan as provided in Article 10, or on one occasion only during each Offering Period may elect to decrease the percentage of Base Pay of his or her contributions to his or her Account by filing with the Plan Administrator a new payroll deduction authorization, but no other change can be made during an Offering Period.
7.4    Leave of Absence. If a Participant goes on a leave of absence, such Participant shall have the right to elect either: (a) to withdraw the balance in his or her Account pursuant to Section 9.2 or (b) to remain a Participant in the Plan (subject to Section 3.2) authorizing deductions to be made from payments by the Company to the Participant during such leave of absence, if any.
ARTICLE 8.
GRANTING OF OPTION
8.1    Number of Option Shares. On the Commencement Date of each Offering, a Participant shall be deemed to have been granted an Option to purchase shares of the Stock of the Company equal to (i) the balance credited to the Participant’s Account as of the Offering Termination Date for such Offering, (ii) divided by the lesser of (A) 85% of the market value of Stock on the applicable Offering Commencement Date or (B) 85% of the market value of each share of Stock on the applicable Offering Termination Date. The market value of the Stock shall be determined as provided in Section 8.2 below.
8.2    Option Price. The option price of each share of Stock purchased with payroll deductions made during such Offering for a Participant therein shall be the lower of:
(a)    85% of the fair market value of the Stock on the Offering Commencement Date; or
(b)    85% of the fair market value of the Stock on the Offering Termination Date.
For purposes of (a), fair market value shall be the closing price of the Stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the New York Stock Exchange (“NYSE”). For purposes of (b), fair market value shall be the closing price of the Stock on the nearest prior business day to the Offering Termination Date on which trading occurred on the NYSE. If the Stock of the Company is not listed for trading on the NYSE on any of the aforesaid dates for which closing prices of the Stock are to be determined, then reference shall be made to the fair market value of the Stock on that date, as determined on such basis as shall be established or specified for that purpose by the Board.
ARTICLE 9.
EXERCISE OF OPTION
9.1    Automatic Exercise. A Participant’s Option for the purchase of Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Stock that the accumulated payroll deductions in his or her Account at that time will purchase at the applicable Option price (but not in excess of the number of shares of Stock for which Options have been granted to the Participant pursuant to Section 8.1, in which case such excess accumulated payroll deductions will be returned to the Participant following the Offering Termination Date without interest).
9.2    Withdrawal of Account. By written notice to the Plan Administrator, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all, but not less than all, of the accumulated payroll deductions in his or her Account at such time.
9.3    Fractional Shares. Fractional shares will not be issued under the Plan, and any accumulated payroll deductions that would have been used to purchase fractional shares will be retained in the Participant’s Account and applied to the purchase of shares of Stock in the next Offering, unless the Participant has elected to terminate his or her participation in the next Offering or is otherwise ineligible to participate in the next Offering, in which case such remaining accumulated payroll deductions will be promptly returned to the Participant, without interest.
9.4    Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the Stock purchased upon exercise of his or her Option.
ARTICLE 10.
WITHDRAWAL
10.1    In General. As indicated in Section 9.2, a Participant may withdraw payroll deductions credited to his or her Account under the Plan at any time by giving written notice to the Plan Administrator of the Company. All of the Participant’s payroll deductions credited to his or her Account will be paid to him or her promptly after receipt of his or her notice of withdrawal, and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat any attempt to borrow by an Employee on the security of his or her accumulated payroll deductions as an election, under Section 9.2, to withdraw such deductions.
10.2    Effect on Subsequent Participation. A Participant’s withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan that may hereafter be adopted by the Company; provided, however, following any such withdrawal, such Participant must complete a new Authorization in accordance with Section 3.4 to participate in any subsequent Offering.
10.3    Termination of Employment. Upon termination of the Participant’s employment for any reason, including retirement (but excluding death while in the employ of the Company) prior to the Offering Termination Date, the payroll deductions credited to his or her Account will be returned to him or her.

10.4    Termination of Employment Due to Death. Upon termination of the Participant’s employment because of his or her death during an Offering Period, the Participant will be deemed to have elected to withdraw from the Offering as of the termination date, and all of the payroll deductions credited to the Participant’s Account under the Plan will be made to the Participant’s beneficiary (or to such other person entitled to the funds in the discretion of the Plan Administrator).
ARTICLE 11.
ACQUISITION, MERGER OR LIQUIDATION
11.1    Acquisition.
(a)    In the event that an Acquisition occurs with respect to the Company, the Company may, but shall not be required to, cancel an Offering and all Options outstanding as of the effective date of such Acquisition, whether or not such Options are then exercisable. In that event, the payroll deductions credited to the Account of each Participant shall be returned to him or her. If the Company does not elect to cancel the Offering, such Offering shall terminate on the day immediately prior to the effective date of the Acquisition and such date shall be considered the Offering Termination Date for the Offering.
(b)    For purposes of this section, an “Acquisition” shall mean any transaction in which substantially all of the Company’s assets are acquired or in which a controlling amount of the Company’s outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and entities. For purposes of this section, a controlling amount shall mean more than fifty percent of the issued and outstanding shares of Stock of the Company. The Company shall have the above option to cancel an Offering and all Options regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise.
(c)    Where the Company does not exercise its option to terminate an Offering and all Options under this Section 11.1, the remaining provisions of this Article 11 shall apply, to the extent applicable.
11.2    Merger or Consolidation. If the Company shall be the surviving corporation in any merger or consolidation, any Offering shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation, provided that the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger.
11.3    Other Transactions. A dissolution or a liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation (the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger) shall cause every Offering outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. In that event, the payroll deductions credited to the Account of each Participant shall be returned to him or her.

ARTICLE 12.
SECURITIES REGISTRATION
12.1    Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Participant shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.
12.2    Representations. Unless the Company has determined that the following representation is unnecessary, each person participating in an Offering may be required by the Company, as a condition to the issuance of the shares of Stock pursuant to such Offering to make a representation in writing (i) that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof within the meaning of the Securities Act of 1933, and (ii) that before any transfer in connection with the resale of such shares, he or she will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred without registration thereof. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing. To the extent permitted by law, including the Securities Act of 1933, nothing herein, except for the transfer restrictions set forth in Section 5.3 (to the extent that they remain applicable), shall restrict the right of a Participant to sell the shares received in an open market transaction.
ARTICLE 13.
MISCELLANEOUS
13.1    Designation of Beneficiary. A Participant may designate a beneficiary who is to receive any Stock or cash. Such designation of beneficiary may be made in accordance with procedures authorized by the Plan Administrator. The Plan Administrator may adopt rules for determining a beneficiary in the event that the Participant fails to designate one.
13.2    Withholding. Whenever shares of Stock are to be issued pursuant to an Offering, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any.
13.3    Transferability. During a Participant’s lifetime, Options held by such Participant shall be exercisable only by that Participant. Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the exercise of an Option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution or as provided in Section 13.1. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 9.2.

13.4    Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.
13.5    Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee in the Plan, including, without limitation, such Employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.
13.6    Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the Account of any Participant, including money which is distributed to an Employee or his or her beneficiary pursuant to any provision of this Plan.
13.7    No Right to Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Employee’s employment at any time, nor confer upon any Employee any right to continue in the employ of the Company.
13.8    Requirements of Law. The granting of Options pursuant to an Offering and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
13.9    Amendment, Modification, Termination. The Board may at any time terminate and from time to time may amend or modify the Plan. Any amendment or modification of the Plan by the Board may be accomplished without approval of the stockholders of the Company, except in the event that stockholder approval of such amendment or modification is required by any law or regulation governing the Company. If the Plan’s termination date occurs prior to the end of any ongoing Offering Periods, the Board may either (i) shorten the Offering Period and, if needed, establish a new Offering Termination Date at the end thereof for the exercise of all purchase rights relating thereto or (ii) cancel the related Offering and pay to each Participant an amount equal to the Participant’s Account balance relating to the Offering in full satisfaction of the Participants’ rights with respect thereto.
13.10    Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.11    Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Colorado.
13.12    Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the purchase price, the number of shares purchased and the remaining cash balance, if any.
ARTICLE 14.
EFFECTIVE DATE OF PLAN
The Plan will become effective on the date it is adopted by the Board; provided that the Plan is duly approved by the stockholders of the Company within 12 months of such date. No purchase rights will be exercised hereunder until the Plan is approved by the Company’s stockholders, and if the period for stockholder approval expires without such approval, any completed or ongoing Offering will be canceled and become null and void, and each Participant will receive a payment equal to his or her Plan account balance in full satisfaction of the Participants’ rights under the Plan.

SM Energy Company
1775 Sherman Street, Suite 1200, Denver, Colorado 80203
This proxy is solicited on behalf of the Board of Directors for the
Annual Meeting of Stockholders to be held on May 27, 2021.

The undersigned hereby appoints A. Wade Pursell, David W. Copeland, and Andrew T. Fiske, or any of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of SM Energy Company common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 27, 2021, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting, including concerning any adjournment of the meeting.

The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at
http://www.viewproxy.com/sm-energy/2021/htype.asp by 11:59 PM ET on May 24, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled “Voting, Attendance, and Other Matters,” “Participating in the Annual Meeting” and “How to Vote.”

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If this proxy is properly executed but no voting direction is given, this proxy will be voted “FOR” all director nominees in Proposal 1 and “FOR” Proposals 2, 3, and 4.

This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting, including concerning any adjournment of the meeting. As of the date of the accompanying proxy statement, SM Energy Company’s management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, including concerning any adjournment of the meeting, this proxy will be voted in accordance with the recommendations of SM Energy Company’s management.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Stockholders to be held May 27, 2021. The Notice of Meeting, Proxy Statement and our
2020 Annual Report are available at: http://www.viewproxy.com/sm-energy/2021

Using a black ink pen, mark your votes with an X as shown in this example. ☒
A. Proposals − The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, and 4.
1. The Board of Directors has nominated the below seven persons to stand for election as directors until the next annual meeting of stockholders. As of the date of the accompanying Proxy Statement, no one has been nominated to serve as director other than the nominees listed below.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
01 Carla J. Bailo	☐	☐	☐	04 Julio M. Quintana	☐	☐	☐	07 Herbert S. Vogel	☐	☐	☐
02 Stephen R. Brand	☐	☐	☐	05 Rose M. Robeson	☐	☐	☐
03 Ramiro G. Peru	☐	☐	☐	06 William D. Sullivan	☐	☐	☐

2.	To approve, on a non-binding advisory basis, the compensation philosophy, policies and procedures, and the compensation of our Company’s named executive officers, as disclosed in the accompanying Proxy Statement.	4.	To approve our 2021 Employee Stock Purchase Plan.
	☐ FOR ☐ AGAINST ☐ ABSTAIN		☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	To ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for 2021.
	☐ FOR ☐ AGAINST ☐ ABSTAIN

VIRTUAL CONTROL NUMBER

B. Authorized Signatures − This section must be completed for your vote to be counted. − Date and Sign Below

Date
Signature
Signature
(Joint Owners)
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet: Go to www.AALvote.com/SM Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.